As filed with the Securities and Exchange Commission on December 13, 2016

Registration No. 333-204491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIONIK LABORATORIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	3842	27-1340346
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Peter Bloch, CEO

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value	32,816,500	(3)	$1.90	$62,351,350	$7,245.23	(4)

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, computed based upon the high and low selling prices per share of the registrant’s common stock on July 10, 2015 on the OTC Pink marketplace. The closing price for such shares on July 10, 2015 was $1.90.
(3)	Represents (a) 16,408,250 shares of the registrant’s common stock and (b) 16,408,250 shares of common stock upon the exercise of outstanding warrants.
(4)	Previously paid.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated December 13, 2016

PRELIMINARY PROSPECTUS

BIONIK LABORATORIES CORP.

32,816,500 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 32,816,500 shares of our common stock by the persons described in this prospectus, whom we call the “selling stockholders.” Of such shares, 16,408,250 shares may be issued upon exercise of warrants held by the selling stockholders.

We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. The selling stockholders may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders; however, we will receive a total of approximately $22,971,550 if all the warrants are exercised in full.

Our common stock trades on the OTCQX marketplace under the symbol “BNKL.” The closing price of our common stock on December 8, 2016 was $0.72 per share.

These are speculative securities. See “Risk Factors” beginning on Page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is           .

We are responsible for the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give you any other information, and neither we nor any selling stockholder take any responsibility for any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

BASIS OF PRESENTATION

Unless otherwise noted, references in this prospectus to “Bionik,” the “Company,” “we,” “our,” or “us” means Bionik Laboratories Corp., the registrant, and, unless the context otherwise requires, together with its subsidiaries, Bionik Laboratories, Inc., a Canadian corporation (“Bionik Canada”) and Bionik, Inc., a Massachusetts corporation (formerly Interactive Motion Technologies, Inc., “IMT”). References to Bionik Canada refer to such company prior to its acquisition by the Company on February 26, 2015 and references to IMT refer to such company prior to its acquisition by the Company on April 21, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding the Company and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including its financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, some of which are described in the section of this prospectus entitled “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Our Business

Description of Business

We are a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

On April 21, 2016, we acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc., a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary. The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. In return for acquiring IMT, IMT shareholders received or will receive up to an aggregate of 23,650,000 shares of our common stock.

Through the acquisition of IMT, Bionik has added a portfolio of products focused on upper and lower extremity rehabilitation of stroke patients. We now have three products on the market and three products in varying stages of development that we are currently pursuing.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist have been characterized as Class II medical devices by the U.S. Food and Drug Administration and are listed by the FDA to market and sell in the United States. In addition to these in-market products, the InMotion Anklebot is in development, and we are also developing the InMotion LIGHT, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home and is being developed on the same design platform as the InMotion clinical products. All of these products are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery.

Patented technology used in the InMotion Wrist is licensed to us from the Massachusetts Institute of Technology, where Dr. Hermano Igo Krebs, our newly appointed Chief Science Officer, and Neville Hogan, an advisor and former director of IMT, are professors.

The IMT clinical products have been sold in over 20 countries, including the United States. IMT has a growing body of clinical data for its products. In addition, IMT's manufacturing facility is compliant with ISO-13485 and FDA regulations.

In addition, we are developing for commercialization the ARKE lower body exoskeleton, as well as a new product candidate for gait assistance for rehabilitation based on a design being developed by Dr. Krebs, which we expect to further advance in 2017 assuming resources are available. We plan to develop other biomechatronic solutions through internal research and development and we may further augment our product portfolio through strategic and accretive acquisition opportunities in the future.

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We also have two earlier stage development technologies: APOLLO, an intelligent prosthetic knee; and Chronos, a cloud-based intelligent patient queuing system. We currently do not have the financial capability or personnel to develop APOLLO and Chronos now that our business model has changed to include the InMotion products – both existing and in development. Accordingly, our investment in APOLLO and Chronos is on hold. We intend to continue to revisit developing our technologies and the markets for our technologies as we grow.

Since our founding, we have partnered with industry partners in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. From inception through February 25, 2015, which was immediately prior to our going-public transaction, we secured cash funding of approximately $5.5 million, which included grants as well as Scientific Research and Experimental Development tax refunds provided through the Canadian government that support our creation of technologies that could lower the costs of medical devices and medical care.

We currently hold an intellectual property portfolio that includes 5 U.S. and international patents pending, 13 U.S. provisional patents, and other patents under development. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, as a result of our acquisition of IMT, we hold exclusive licenses to three additional patents.

Through March 31, 2016, we have not generated any revenue and have a history of net losses. IMT had approximately $2.0 million of revenue for the fiscal year ended December 31, 2015 and approximately $119,000 for the fiscal quarter ended March 31, 2016. We had approximately $18,000 and $164,000 of revenue for the three and six month periods ended September 30, 2016.

History

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, we changed our name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed our state of incorporation from Colorado to Delaware. Effective February 13, 2015, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) whereby, among other things, we changed our name to Bionik Laboratories Corp. and reduced the authorized number of shares of Common Stock from 200,000,000 to 150,000,000. Additionally, on September 24, 2014, our stockholders approved a 1-for-0.831105 reverse stock split of the issued and outstanding shares of our Common Stock, and adopted an equity incentive plan. The reverse stock split was implemented on February 13, 2015.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act.

On February 26, 2015, we entered into an Investment Agreement with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary and Bionik Canada whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this and related transactions, we commenced operations through Bionik Canada.

On April 21, 2016, we acquired IMT, including all of its products both commercialized and in development.

Corporate Information

Our principal executive office is located at 483 Bay Street, N105, Toronto, ON M5G 2C9 and our telephone number is (416) 640-7887. Our principal US office is located at 80 Coolidge Hill Road, Watertown, MA 02472. Our website is www.bioniklabs.com. Information on our website does not constitute a part of this prospectus.

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The Offering

Common stock offered by the selling stockholders	32,816,500 shares of our issued and outstanding shares of common stock consisting of 16,408,250 shares and up to 16,408,250 shares that may be issued upon the exercise of outstanding warrants to purchase our common stock. The warrants have an exercise period of 4 years from their respective dates of issuance from February 26, 2015 to June 30, 2015, and an exercise price per share of $1.40..

Common stock to be outstanding after the offering	Up to 75,285,935 shares of common stock, based on our issued and outstanding shares of common stock as of December 8, 2016, and assuming full exercise of warrants held by the selling stockholders. This does not assume the exchange of the 50,000,000 outstanding Exchangeable Shares or exercise of any options or warrants that may be outstanding.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, we will receive a total of approximately $22,971,550 if all the warrants are exercised in full, which will be added to our working capital. See “Use of Proceeds” on page 18 of this prospectus for more information.

Risk factors	See “Risk Factors” on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

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RISK FACTORS

The securities offered by the Selling Stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history, both as a stand-alone company and as combined with IMT, upon which an evaluation of our business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because the robotics market has not been fully developed, and we can give no assurance that our newly acquired InMotion products will continue to fuel revenue growth. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue we expect to generate as a result of the InMotion products. As a result, the failure to generate revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when we will achieve profitability. We have experienced net losses since our inception in 2010. We began generating revenues in 2016 as a result of the acquisition of IMT and the sale of the InMotion products, we do not anticipate generating significant revenues from the ARKE and our other technologies in development until we successfully develop, commercialize and sell products derived from those technologies, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of September 30, 2016, we had an accumulated deficit of $13,245,206.

Our acquisition of IMT and other companies or technologies in the future could prove difficult to integrate and may disrupt our business and harm our operating results and prospects.

Potential future acquisitions, including the acquisition of IMT, will likely involve risks associated with our assumption of some or all of the liabilities of an acquired company, which may be liabilities that we were or are unaware of at the time of the acquisition, potential write-offs of acquired assets and potential loss of the acquired company’s key employees or customers.

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We may encounter difficulties in successfully integrating our operations, technologies, services and personnel with that of the acquired company, including IMT, and our financial and management resources may be diverted from our existing operations. Offices outside of Canada or in multiple states or provinces, including IMT’s offices in Massachusetts, could create a strain on our ability to effectively manage our operations and key personnel. If we elect to consolidate our facilities, we may lose key personnel unwilling to relocate to the consolidated facility, may have difficulty hiring appropriate personnel at the consolidated facility and may have difficulty providing continuity of service through the consolidation.

End-user satisfaction or performance problems with any future acquired business, technology, service or device, including IMT, could also have a material adverse effect on our reputation. Additionally, potential disputes with the seller of an acquired business or its employees, suppliers or customers and amortization expenses related to intangible assets could adversely affect our business, operating results and financial condition. If we fail to properly evaluate and execute acquisitions, our business may be disrupted and our operating results and prospects may be harmed.

We will require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan, including the business plan of IMT. Based on our current operating plans, which now includes the operations of IMT, our resources are no longer sufficient to fund our planned operations necessary to introduce the ARKE or other development-stage products into the rehabilitation and ambulation market. Since it is unlikely that we will generate sufficient revenues from our operating activities to fund all of our operating and development plans, we will need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements, including development of existing products, introducing other products or pursuing new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation, the acquisition of other businesses or strategic assets and licensing of technology or other assets. The acquisition of IMT provides an expansion of our product line. To fully execute on our new business plan, we will need additional funds to respond to business opportunities and challenges, including ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we will need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock or common stock equivalents. We may also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We may never complete the development of the ARKE lower body exoskeleton or any of our other proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the ARKE lower body exoskeleton or any other proposed, developmental or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure.

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We may not meet our product development, manufacturing, regulatory and commercialization milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to technology and design improvements as well as to dates for achieving development goals and regulatory approvals. If our products exhibit technical defects or are unable to meet cost or performance goals or for any other reason, our commercialization schedule could be delayed and potential purchasers of our initial commercial products, may decline to purchase such products or may opt to pursue alternative products. We have updated our schedule for the commercialization of the ARKE and plan to begin clinical tests in Canada in 2017. We have proposed timelines on the development products acquired through our acquisition of IMT, which have had the effect of changing or delaying some of the timelines and milestones for our other technologies being developed.

We can give no assurance that our commercialization schedule will be met as we concentrate our efforts on the InMotion products and we further develop the ARKE or any of our other proposed products.

Customers will be unlikely to buy the ARKE or any of our other proposed, developmental or contemplated products unless we can demonstrate that they can be produced for sale to consumers at attractive prices.

To date, we have focused primarily on research and development of the ARKE. Consequently, we have no experience in manufacturing products on a commercial basis. We may manufacture products through third-party manufacturers, or, as our new Boston location acquired in the IMT transaction is a FDA certified manufacturing facility, we may manufacture and assemble our products at this facility. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

The proposed price of our products is in part dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity. Furthermore, although we have estimated a pricing structure for our products, we can give no assurance that these estimates will be correct in light of any manufacturing process we adopt or distribution channels we use.

Our products may not be accepted in the market.

We cannot be certain that our current products or any other products we may develop or market will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, demonstrate that our products are reliable and supported by us in the field, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment, which, particularly in the case of the medical device industry, are becoming increasingly price sensitive.

The ARKE can only be used by disabled persons with upper body strength, which limits potential users to a narrower subset of the disabled.

The ARKE has been developed for use by patients that have the upper body strength to properly use forearm crutches. Patients who cannot use forearm crutches, even if the patient would otherwise be a candidate for the ARKE, cannot use the ARKE for rehabilitation. Additionally, the ARKE needs to properly fit each patient, and those potential users who are too small or large to fit the product, may not be able to use the product because of their size. Accordingly, this limits potential users of the ARKE to a narrower subset of the disabled.

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Additionally, our other products require specific patient profiles for use and, accordingly, not all patients will be able to use the InMotion products.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are or are expected to be subject to regulation by the FDA, Health Canada and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. We believe the ARKE will be a Class II medical device in the United States, however, it has been designated as the equivalent to a Class I device with Health Canada. Class II devices require a 510(k) premarket submission to the US FDA. The clinical products acquired in the IMT acquisition have been characterized as Class II devices by the FDA.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can market the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Following the introduction of a product, these agencies will also periodically review our manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

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We may be subject to penalties and may be precluded from marketing our products if we fail to comply with extensive governmental regulations.

We believe that the ARKE and certain other products under development will be categorized as a Class II device in the U.S. Class II devices require a 510(k) premarket submission to the US FDA. However, the FDA has not made any determination about whether our proposed medical products are Class II medical devices and, from time to time, the FDA may disagree with the classification of a new Class II medical device and require the manufacturer of that device to apply for approval as a Class III medical device. In the event that the FDA determines that our medical products should be reclassified as a Class III medical device, we could be precluded from marketing the devices for clinical use within the United States for months, years or longer, depending on the specific changes to the classification. Reclassification of our products as Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our manufacturing process, regulatory authorities may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

Certain of our competitors have reported injuries caused by the malfunction of human exoskeleton devices (in at least one case to the FDA). Injuries caused by the malfunction or misuse of human exoskeleton devices, even where such malfunction or misuse occurs with respect to one of our competitor’s products, could cause regulatory agencies to implement more conservative regulations on the medical human exoskeleton industry, which could significantly increase our operating costs.

If we are not able to both obtain and maintain adequate levels of third-party reimbursement for our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, or a combination of these factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

As our product offerings are expected to be diverse across healthcare settings, they will likely be affected to varying degrees by the many payment systems. Therefore, individual countries, product lines or product classes may be impacted by changes to these systems.

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Changes in reimbursement practices of third-party payers could affect the demand for our products and the prices at which they are sold.

The sales of our clinical and proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products are purchased by customers and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products.

Clinical outcome studies regarding our products may not provide sufficient data to either cause third-party payers to approve reimbursement or to make human exoskeletons a standard of care.

Our business plan in part relies on broad adoption of human exoskeletons and upper and lower body robotic rehabilitation products to provide neuro-rehabilitation to individuals who have suffered a neurological injury or disorder. Although use of human exoskeletons and upper and lower body robotic rehabilitation products in neuro-rehabilitation is new, use of robotic devices has been going on for over a decade and the clinical studies relating to such devices have had both positive and negative outcomes. Much of the rehabilitation community has rejected the use of such devices based on the data from some of these studies. Although we believe that human exoskeletons and upper and lower body robotic rehabilitation products will outperform manual equipment, this has not been widely proven. Furthermore, it may prove impossible to prove an advantage in a timely manner, or at all, which could prevent broad adoption of our products.

Part of our business plan relies on broad adoption of our products to provide “early mobilization” of individuals who have been immobilized by an injury, disease, or other condition. Although the health benefits of other methods of “early mobilization” have been demonstrated in clinical studies in fields such as stroke, those studies did not test early mobilization with human exoskeletons directly. It may be necessary to provide outcome studies on early mobilization with exoskeletons directly in order to convince the medical community of their effectiveness. Such studies have not been designed at this time, and may be too large and too costly for us to conduct.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involve certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacturing, marketing and sale of medical devices entail the inherent risk of liability claims or product recalls. Product liability insurance is expensive and may not be available on acceptable terms, if at all. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition.

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We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs, to fund more aggressive expansion of our business or for strategic acquisitions. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing and proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Peter Bloch, our Chief Executive Officer, and his executive team or any qualified replacement of those individuals. There can be no assurance that the services of any of these individuals will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our existing or proposed executive officers. The failure to retain, or attract replacement, qualified personnel could have a material adverse effect on our business and our ability to pursue our growth strategy.

The impact of the Patient Protection and Affordable Care Act remains uncertain.

In 2010, significant reforms to the health care system were adopted as law in the United States. The law includes provisions that, among other things, reduce or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions) and impose increased taxes. These factors, in turn, could result in reduced demand for our products and increased downward pricing pressure. Because parts of the 2010 health care law remain subject to implementation, the long-term impact on us is uncertain. The new law or any future legislation could reduce medical procedure volumes, lower reimbursement for our products, and impact the demand for our products or the prices at which we sell our products. Accordingly, while it is too early to understand and predict the ultimate impact of the new law on our business, the legislation and resulting regulations could have a material adverse effect on our business, cash flows, financial condition and results of operations. The law includes a 2.3% tax on sales of medical devices beginning January 1, 2013, which had the effect of increasing company operating expenses by the amount of the tax. Medical devices sold for export are exempt from the tax. On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, which includes a two-year moratorium on the medical device excise tax, exempting medical device sales during the period of January 1, 2016 to December 31, 2017 from the tax. Absent further legislative action, the tax will be automatically reinstated on January 1, 2018, which would again result in an increase in our operating expenses.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our existing and proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

•	macroeconomic conditions adversely affecting geographies where we intend to do business;

•	foreign currency exchange rates;

•	political or social unrest or economic instability in a specific country or region;

•	higher costs of doing business in foreign countries;

•	infringement claims on foreign patents, copyrights or trademark rights;

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•	difficulties in staffing and managing operations across disparate geographic areas;

•	difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

•	trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

•	adverse tax consequences;

•	unexpected changes in legal and regulatory requirements;

•	military conflict, terrorist activities, natural disasters and medical epidemics; and

•	our ability to recruit and retain channel partners in foreign jurisdictions.

Our financial results may be affected by fluctuations in exchange rates and our current currency hedging strategy may not be sufficient to counter such fluctuations.

Our financial statements are presented in U.S. dollars, while a significant portion of our business is conducted, and a substantial portion of our operating expenses are payable, in currencies other than the U.S. dollar. Due to the substantial volatility of currency exchange rates, exchange rate fluctuations may have an adverse impact on our future revenues or expenses presented in our financial statements. We consider using financial instruments, principally forward foreign currency contracts, in our management of foreign currency exposure, as required. These contracts primarily require us to purchase and sell certain foreign currencies with or for U.S. dollars at contracted rates. We may be exposed to a credit loss in the event of non-performance by the counterparties of these contracts. In addition, these financial instruments may not adequately manage our foreign currency exposure. Our results of operations could be adversely affected if we are unable to successfully manage currency fluctuations in the future.

Risks Relating to the Acquisition of IMT

The acquisition of IMT resulted in our assumption of material indebtedness and other liabilities.

As a result of the acquisition of IMT, we indirectly assumed all of its liabilities which, as of April 21, 2016 was approximately $1.76 million, based on the internal, unaudited financial information of IMT.

Our combined operations will not initially, if ever, be able to generate sufficient cash flows to meet our debt obligations and other liabilities, which could reduce our financial flexibility, increase interest expenses and adversely impact our operations. The combined business may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be required to be used to service such indebtedness;

•	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

•	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants to which we may have assumed through the acquisition of IMT may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

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We may need to refinance or restructure all or a portion of our indebtedness and other liabilities on or before maturity. We may not be able to refinance any of our indebtedness or other liabilities on commercially reasonable terms, or at all.

A high level of indebtedness and other liabilities increases the risk that we may default on our debt obligations and other liabilities. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures or our research and development programs, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our IMT assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

The total number of shares issued by us as consideration to the former securityholders of IMT, and the resulting dilution that our current stockholders experienced because of it, was significant.

The former stockholders of IMT received as consideration for the sale of IMT, in the aggregate, 23,650,000 shares of our common stock. Although shares held by our current stockholders and Exchangeable Share holders will represent a majority of the company, our issuance of such shares to the former IMT stockholders results in significant dilution to our stockholders immediately prior to closing in terms of their ownership percentages. As of December 8, 2016, such stockholders represent approximately 24.6% of our outstanding shares of common stock and Exchangeable Shares as a single class.

Misrepresentations made to us by IMT in the merger agreement regarding the business, assets and liabilities of IMT could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were misrepresentations made to us by IMT or its representatives regarding the business, assets and liabilities of IMT, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the merger agreement. However, there is no assurance that legal remedies would be available or collectible and in any such event, such remedies would result in the cancellation of the merger consideration of our common stock and not the repayment of any cash. If such unknown liabilities exist, we could incur substantial financial obligations, which could materially adversely affect our financial condition and harm our business.

If we are not able to integrate IMT’s business into our operations in a timely manner, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be materially adversely affected.

The success of the acquisition of IMT will depend, in part, on our ability to realize the growth opportunities and synergies of combining our company with IMT and our ability to effectively utilize the additional resources we will have following the acquisition. For instance, our inability to generate revenues from the sale of the InMotion product line will cause us to seek additional funds earlier than we otherwise contemplate, or cause us to curtail our development projects, among other things. The integration of IMT may involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

The acquisition of IMT resulted in significant costs to us.

We are required to pay our costs and we assumed at the closing, the costs of IMT related to the acquisition of IMT, including amounts payable to legal and other advisors and independent accountants, and such costs are significant.

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Because our determination to purchase IMT was based in part on certain financial and other projections about future results, and projections are subject to inherent risks and uncertainties, the acquisition consideration may be greater than the fair market value of IMT.

IMT provided financial and other projections to us in connection with the determination to purchase IMT and the consideration to be paid for IMT, and we relied in part on IMT’s projections for purposes of valuing IMT and agreeing on the purchase price. The valuation is not necessarily indicative of the actual value of IMT. Accordingly, if actual financial results in the future are lower than the projections we relied upon, the consideration may be greater than the fair market value of IMT, as acquired.

We can give no assurance that the financial and other projections we relied upon are accurate and will be met in the future because the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond IMT’s and our control. As a result, actual results may differ materially from these projections. It is expected that there will be differences between actual and projected results because the projections covered multiple years and such information by its nature becomes less reliable with each successive year.

If the benefits of the acquisition of IMT do not meet the expectations of the marketplace, or financial or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the IMT acquisition if the IMT subsidiary does not perform as expected or we do not otherwise achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by the marketplace or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. After the acquisition of IMT, our internal controls and our disclosure controls and procedures will need to expand to encompass activities related to those assets. If material weakness arise as a result and they are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our common stock.

The loss of key executives could adversely affect our operations following the closing of the acquisition of IMT.

The success of the acquisition of IMT will be dependent upon the continued service of and relationship with, Hermano Igo Krebs, our Chief Science Officer, and Dr. Neville Hogan, an advisor. The unexpected loss of the services of Drs. Krebs and Hogan could adversely affect our ability to fully support our technologies and manage the business going forward.

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Risks Related to Our Industry

The industries in which we operate are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our competitive position will depend on multiple, complex factors, including our ability to achieve market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative therapies that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances, and upon our ability to successfully implement our marketing strategies and execute our research and development plan.

We face competition from other medical device companies that focus on robotic rehabilitation solutions to individuals with neurological disorders.

We face competition from other companies that also focus on robotic rehabilitation solutions to individuals with neurological disorders. With respect to exoskeleton devices, Argo Medical Technologies, Ekso Bionics, Parker Hannifin and Rex Bionics compete against the ARKE. Additionally, with respect to the IMT products that we are marketing to patients with stroke-related conditions, Cyberdyne, Hocoma, AlterG, Aretech and Reha Technology are each currently selling products that may compete with such products. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

We expect similar strong competition with respect to any other product or technology we develop or acquire.

Our industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

In recent years, the medical device industry has been subject to increased regulatory scrutiny, including by the FDA, Health Canada and numerous other federal, state, provincial and foreign governmental authorities. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. We anticipate that governments will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

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Unsuccessful clinical trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market’s view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The industries in which we operate, including, in particular, the medical device industry, are characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We own 5 U.S. and international patents pending and 13 U.S. provisional patents. We also acquired through the IMT acquisition the exclusive licensing rights to three patents. We intend to continue to seek legal protection, primarily through patents, trade secrets and contractual provisions, for our proprietary technology. Such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent as do the laws of the United States and Canada.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technologies or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technologies or other information that we regard as proprietary. Additionally, third parties may be able to design around our patents. Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technologies, which could substantially impair our ability to compete.

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Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Our ability to develop intellectual property depends in large part on hiring, retaining and motivating highly qualified design and engineering staff with the knowledge and technical competence to advance our technology and productivity goals. We have entered into confidentiality and/or intellectual property assignment agreements with many of our employees and consultants as one of the ways we seek to protect our intellectual property and other proprietary technologies. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

Our employees and consultants may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and is using our proprietary know-how is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect know-how than courts in the United States. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain intellectual property protection could adversely affect our competitive business position.

Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending or future patent applications may not result in issued patents, and issued patents could be subject to claims concerning priority, scope and other issues.

Furthermore, we have not filed applications for all of our patents internationally and we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

If we fail to meet our obligations under our license agreements, we may lose our rights to technologies on which the IMT business depends.

Our newly-acquired IMT business depends in part on licenses from third parties and in one instance, Dr. Hermano Igo Krebs, our Chief Science Officer. These license agreements impose obligations on us, such as payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were restricted or ultimately lost, our ability to continue our IMT business based on the affected technology platform could be affected adversely.

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Risks Related to this Offering, our Securities and Governance Matters

Our executive officers and directors, through their ownership of common stock and/or Exchangeable Shares, can substantially influence the outcome of matters requiring shareholder approval and may prevent you and other stockholders from influencing significant corporate decisions, which could result in conflicts of interest that could cause the Company’s stock price to decline.

Our executive officers and directors collectively beneficially own shares of common stock and Exchangeable Shares, which may be exchanged for common stock, equal to approximately 24% of our outstanding shares of Common Stock and Exchangeable Shares as a single class. As a result, such individuals will have the ability, acting together, to substantially influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. These individuals also have significant control over our business, policies and affairs as officers and/or directors of our Company. These stockholders may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. Lastly, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise. Therefore, you should not invest in reliance on your ability to have any control over the Company.

We do not currently have a majority of independent directors on our Board, which limits our ability to establish effective independent corporate governance procedures.

Our board of directors has significant control over us and we have not established committees comprised of independent directors. We have five directors, two of whom hold executive officer positions and are not independent. Furthermore, a third director who is a former executive officer should not be considered independent. Accordingly, they have significant control over all corporate issues. We do not have an audit, compensation, governance or nominating committee comprised of independent directors. Our directors as a whole perform these functions. Thus, there is a potential conflict in that our directors also engaged in management and participate in decisions concerning management compensation and audit issues, among other issues, may affect management performance.

Although we intend to add additional members to our Board of Directors as qualified candidates become available, until we have a board of directors that would include a majority of independent members, if ever, there will be limited independent oversight of our directors’ decisions and activities.

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before the Acquisition Transaction with Drywave, Bionik Canada conducted due diligence on the Company it believed was customary and appropriate for a transaction such as the Acquisition Transaction. However, the due diligence process may not have revealed all material liabilities of the Company then existing or which may be asserted in the future against us relating to the Company’s activities before the consummation of the Acquisition Transaction with Drywave. In addition, the agreement with the Company contains representations with respect to the absence of any liabilities and indemnification for any breach thereof. However, there can be no assurance that the Company had no liabilities upon the closing of the Acquisition Transaction with Drywave or that we will be successful in enforcing the indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of the Company that survive the Acquisition Transaction with Drywave could harm our revenues, business, prospects, financial condition and results of operations.

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We do not expect to pay cash dividends on our common stock.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the future. Investors seeking cash dividends should not invest in our common stock for that purpose.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange. We cannot assure you that we will ever be able to meet the initial listing standards of any of the NASDAQ markets or any other stock exchange, or that, if quoted, we would be able to maintain a listing of Common Stock on any of the NASDAQ markets or any other stock exchange. If our Common Stock remains quoted on an over-the-counter system rather than being listed on a national securities exchange, an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Company’s Common Stock.

Because Bionik Canada became a reporting company by means of the Acquisition Transaction, we may not be able to establish a liquid market for the Company’s Common Stock or attract the attention of research analysts at major brokerage firms

Because Bionik Canada did not become a reporting company by the traditional means of conducting an initial public offering of common stock, we may be unable to establish a liquid market for the Company’s Common Stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of the Company in the near future. In addition, investment banks may be less likely to agree to underwrite secondary offerings on behalf of the Company or our stockholders than they would if we were to become a public reporting company by means of an initial public offering of Common Stock. If all or any of the foregoing risks occur, it would have a material adverse effect on the Company.

An active and visible public trading market for the Company’s Common Stock may not develop.

We cannot predict whether an active market for the Company’s Common Stock will ever develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of the Company’s Common Stock may be limited; and

•	A lack of visibility for shares of the Company’s Common Stock may have a depressive effect on the market price for shares of the Company’s Common Stock.

The Company’s Common Stock is quoted on the OTCQX marketplace operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE. No assurances can be given that our Common Stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE. In this event, there would be a highly illiquid market for the Company’s Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all.

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The market for our Common Stock is limited.

Our Common Stock is thinly-traded and any recently reported sales price may not be a true market-based valuation of our Common Stock. There can be no assurance that an active market for our Common Stock will develop, even with the move from the OTC Pink marketplace to the OTCQX marketplace. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Consequently, holders of shares of our common stock may not be able to liquidate their investment in the Company’s shares at prices that they may deem appropriate.

The market price for our Common Stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	changes in financial or operational estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of companies similar to ours;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	our intellectual property position; and

•	general economic or political conditions in the United States, Canada or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

The issuance of shares upon exercise of outstanding warrants could cause immediate and substantial dilution to existing stockholders.

The issuance of shares upon exercise of warrants could result in substantial dilution to the interests of other stockholders since the holders of such warrants may ultimately convert and sell the full amount issuable on conversion.

A large number of our shares may be sold in the market, which may depress the market price of our Common Stock.

We have commitments to register an aggregate of approximately 71,513,053 shares of our outstanding common stock, and common stock underlying outstanding Exchangeable Shares and outstanding warrants. The issuance and sale of such shares may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market could cause the market price of our Common Stock to decline.

As our Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is now and may in the future continue to be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s prior written agreement to the transaction;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. To the extent that we receive cash payment for the exercise of the warrants to purchase shares of our common stock from the selling stockholders participating in this offering, we would use such proceeds for our working capital, development of our technologies or acquisition of new technologies, and/or general corporate purposes. If all of the warrants to which the warrant shares offered in this prospectus were exercised, we would receive proceeds of $22,971,550 in the aggregate.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQX marketplace under the symbol “BNKL” since August 19, 2015. Prior to that, our common stock was traded on the OTC Pink marketplace and was traded on such market prior to March 13, 2015 under the symbol “DWTP”. Our common stock did not trade between approximately July 15, 2013 and February 23, 2015. The following table sets forth the range of high and low bid prices for our common stock for each of the quarterly periods indicated as reported by such marketplaces. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On December 8, 2016, the closing price of our common stock as reported on the OTCQX marketplace was $0.72 per share.

Quarterly Period Ended	High	Low
March 31, 2016	$1.210	$0.735
June 30, 2016	1.080	0.670
September 30, 2016	1.080	$0.510
October 1, 2016 (through December 8, 2016)	0.800	0.580

March 31, 2015	$3.000	$2.000
June 30, 2015	$2.400	$1.050
September 30, 2015	$1.900	$1.450
December 31, 2015	$1.550	$0.600

March 31, 2014	–	–
June 30, 2014	–	–
September 30, 2014	–	–
December 31, 2014	–	–

We consider our common stock to be thinly traded and, accordingly, reported sales prices or quotations may not be a true market-based valuation of our common stock.

Holders

As of December 8, 2016, 46,362,541 shares of Common Stock were issued and outstanding, which were held by approximately 285 holders of record. Of such shares, 3,809,601 shares are subject to forfeiture pursuant to indemnification obligations resulting from our acquisition IMT on April 21, 2016. In addition, as of December 8, 2016, 50,000,000 Exchangeable Shares were issued and outstanding, which were held by approximately 37 holders of record. We also believe there are more owners of our common stock whose shares are held by nominees or in street name.

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Dividends

We have not paid any dividends and we do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of 10,800,000 shares of our common stock are reserved for issuance under the 2014 Plan, and options for the purchase of 6,604,880 shares of our common stock have been granted and are outstanding as of March 31, 2016. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. At our annual meeting of stockholders held in August 2016, our stockholders approved a proposal to increase the number of shares reserved for issuance under the 2014 Plan to 15% of the issued and outstanding shares of our common stock and Exchangeable Shares.

The table below sets forth information as of March 31, 2016 with respect to compensation plans under which our common stock or Exchangeable Shares are authorized for issuance.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	6,604,880	0.57	4,195,120

Equity compensation plans not approved by security holders	-	-	-

Total	6,604,880	-	4,195,120

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to September 30, 2016 and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the transitional three month period ended March 31, 2016, the fiscal year ended March 31, 2016, and the year ended December 31, 2015 and the nine month period ended December 31, 2014. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this prospectus entitled “Risk Factors” as well as elsewhere in this prospectus.

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this prospectus will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Plan of Operation and Recent Corporate Developments

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, the Company changed its name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed its state of incorporation from Colorado to Delaware. Effective February 13, 2015, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Articles of Incorporation whereby, among other things, we changed our name to Bionik Laboratories Corp. and reduced the authorized number of shares of Common Stock from 200,000,000 to 150,000,000. Additionally, on September 24, 2014, our stockholders approved a 1-for-0.831105 reverse stock split of the issued and outstanding shares of our Common Stock, and adopted an equity incentive plan. The reverse stock split was implemented on February 13, 2015.

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Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. On February 26, 2015, we entered into an Investment Agreement with Acquireco, our wholly owned subsidiary, and Bionik Canada, whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this transaction, we commenced operations through Bionik Canada.

Immediately prior to the closing of the Acquisition Transaction and the First Closing, we transferred all of the business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities as of March 6, 2013, to our then-existing wholly owned subsidiary, Strategic Dental Alliance, Inc., and then transferred all of the capital stock of Strategic Dental Alliance to Brian E. Ray, a former officer and existing director (through March 20, 2015) and Jon Lundgreen, a former officer and director, pursuant to a Spin-Off Agreement. Also as of immediately prior to the closing of the Acquisition Transaction and the First Closing, we entered into an Assignment and Assumption Agreement with Tungsten 74 LLC, pursuant to which Tungsten 74 LLC assumed all of our remaining liabilities through the closing of the Acquisition Transaction. Accordingly, as of the closing of the Acquisition Transaction and the First Closing, we had no assets or liabilities.

On April 21, 2016, we acquired all of the outstanding shares and, accordingly, all assets and liabilities of IMT, a Boston, Massachusetts-based global pioneer and leader in providing effective robotic tools for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary, which provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. In return for acquiring IMT, IMT shareholders will receive up to an aggregate of 23,650,000 shares of our common stock.

As a result of the acquisition of IMT, our product line now includes three FDA listed upper extremity clinical rehabilitation products currently on the market for clinical use, a lower-body product available for research use being developed for clinical trials, as well as a potential pipeline to other new product candidates based on recent research being done at MIT connected to Hermano Igo Krebs, our newly appointed Chief Science Officer, and Neville Hogan, an advisor and former director of IMT. The clinical products have been characterized as Class II medical devices by the U.S. Food and Drug Administration and are currently sold in over 20 countries, including the United States. IMT has a growing body of clinical data for its products. In addition, IMT's manufacturing facility is compliant with ISO-13485 and FDA regulations.

We are a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in the designing, developing and commercializing of cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

On April 26, 2016, our Board of Directors authorized the changing of our fiscal year-end from December 31 to March 31. The audited financial statements for the new fiscal year is reflected in our Transition Report on Form 10-K for the transition period from January 1, 2016 to March 31, 2016.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

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Results of Operations

From the inception of Bionik Canada on March 24, 2011 through September 30, 2016, we have generated a deficit of $13,245,206. We expect to incur additional operating losses during the fiscal year ending March 31, 2017 and perhaps beyond, principally as a result of our continuing research and development, sales and marketing and production costs connected to the ARKE and our newly-acquired products and planned products from the IMT acquisition, expected liabilities and operating costs resulting from our merger with IMT, and general and administrative costs associated with being a public company.

Our results of operations are presented for the three month interim period ended June 30, 2016, the three month transition period ended March 31, 2016, the fiscal year ended March 31, 2016, the fiscal year ended March 31, 2015, the fiscal year ended December 31, 2015 and the nine-month transition period ended December 31, 2014.

The historical fiscal year end of Bionik Canada was March 31. In connection with our acquisition of Bionik Canada, we filed a Current Report on Form 8-K presenting “Form 10” information with respect to Bionik Canada, including audited financial statements and other information with respect to Bionik Canada as of and for its fiscal year ended March 31, 2014. Upon the acquisition, we retained our December 31 fiscal year and Bionik Canada adopted our fiscal year of December 31, thereby changing its fiscal year end from March 31 to December 31. This action created a transition period of April 1, 2014 through December 31, 2014. Accordingly, we filed a Transition Report on Form 10-K containing the audited consolidated financial statements of Bionik Canada for the nine month transition period ended December 31, 2014. On April 26, 2016, our Board of Directors authorized the changing of our fiscal year-end from December 31 to March 31. The audited consolidated financial statements for the new fiscal year are reflected in our Transition Report on Form 10-K for the transition period ended March 31, 2016.

Three and Six Months Ended September 30, 2016 Compared to the Three and Six Months ended September 30, 2015

Sales and Cost of Sales

The Company recorded revenues of $18,283 and $182,474 for the three and six months ended September 30, 2016 compared to $Nil for the three and six months ended September 30, 2015. The 2015 revenues of IMT were not consolidated in to the prior year’s results as this was prior to the IMT acquisition. IMT revenues were $374,530 and $812,944 for the three and full six months ended September 30, 2015. In 2015, the acquired company was under-funded and had no commercial sales team, which significantly impacted 2016 revenues. The Company hired a Chief Commercialization Officer in August 2016 to build out the sales and marketing team, and has seen positive initial results of these efforts which we expect to accelerate as the Company continues to invest in commercialization efforts. Based on the strong clinical data, new sales and marketing efforts, an expanded product range as well as expanding the Company’s sales efforts geographically, the Company expects revenues to grow significantly from 2016 levels.

Operating Expenses

Total operating expenses for the three and six months ended September 30, 2016 was $1,807,323 and $3,840,336 compared to $1,182,845 and $3,609,328 for the three and six months ended September 30, 2015, as further detailed below.

Research and development expenses were $813,773 and $1,231,563 for the three and six months ended September 30, 2016, compared to expenses of $768,301 and $1,378,123 for the three and six months ended September 30, 2015. The decrease for the six months relates primarily to less prototyping of products nearing completion of engineering and a decrease due to a senior executive who left the Company, being partially offset by higher expenses resulting from the IMT acquisition.

For the three and six months ended September 30, 2016, the Company incurred general and administrative expenses of $577,853 and $1,881,467 compared to general and administrative expenses of $372,342 and $874,443 for the three and six months ended September 30, 2015. The increase in these expenses is primarily due to legal, accounting, and audit costs related to the IMT acquisition and the change in year-end from December 31 to March 31, the costs of being a public company and the administration costs of IMT since acquisition on April 21, 2016.

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For the three and six months ended September 30, 2016, the Company recorded $204,842 and $424,090 in share-based compensation expense compared to $26,724 and $1,324,282 in the three and six months ended September 30, 2015. The decrease in stock compensation expense relates to fewer stock options granted by the Company in this period over last year and fewer shares issued to consultants for services provided. The options previously granted by Bionik prior to the Acquisition Transaction were revalued on its completion and new options granted and options vesting during the quarter and the year to date resulted in the current expense.

Other Expenses

For the three and six months ended September 30, 2016, the Company incurred interest expenses of $(5,203) and $10,031 compared to interest expenses of $nil and $nil for the three months ended September 30, 2015. The changes in interest expenses relates to the Company having more interest bearing debt during the period, and the adjustment of minor over-expense of interest on demand loans whose interest rate was decreased.

The Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues certain common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula. During the three and six month periods ended September 30, 2016, the Company recorded a gain of $2,130,106 and $1,739,047 on re-measurement to fair value at period end September 30, 2016 (gain of $3,496,070 and $4,413,819 for the three and six months ended September 30, 2015) which was recorded within the Company’s consolidated statements of operations and comprehensive loss and represents a non-cash item.

Other Income

For the three and six months ended September 30, 2016, the Company had other income of $395,296 and $406,514 compared to other income of $5,533 and $23,012 for the three and six months ended September 30, 2015. The increase is other income in the quarter and six months ended September 30, 2016 was due to the receipt of the Company’s final scientific research credit from the Canadian government which related to a claim when the Company was a private company, the sale of redundant equipment and interest income. In 2015, other income was from interest income only.

Gain and losses included in other comprehensive income

Effective April 1, 2015, the Company changed the functional currency of its wholly owned subsidiaries, Bionik Acquisition Inc. and Bionik Canada from the Canadian dollar to the U.S. dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency, and the Company sells its product and service revenues in U.S. dollars.

Comprehensive Loss

Comprehensive income for the three months ended September 30, 2016 amounted to $729,546 or $0.01 per share and the comprehensive loss for the six months ended September 30, 2016 was $1,593,226 resulting in a loss per share of $0.02 compared to comprehensive income of $2,318,758 for the three months ended September 30, 2015, resulting in income per share of $0.03, and for the six months ended September 30, 2015 income of $827,503 which resulted in income per share of $0.01.

The comprehensive income for the three months ended September 30, 2016 compared to the three months ended September 30, 2015 is impacted by change in fair value of warrant derivative liability resulting in a non-cash gain of $2,130,106 in the three month period ended September 30, 2016 (September 30, 2015 - $3,496,070).

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For the Three Month Transition Period Ended March 31, 2016 Compared to the Three Month Period Ended March 31, 2015

Operating Expenses

Total operating expenses for the three month transition period ended March 31, 2016 were $1,954,926 and for the three month period ended March 31, 2015 were $1,246,817.

For the three month transition period ended March 31, 2016, we incurred research and development expenses of $343,742 (three month period ended March 31, 2015 - $435,671). The decrease in research and development expenses relates primarily to a decrease in the use of external engineering consultants.

We incurred general and administrative expenses of $1,438,553 for the three month transition period ended March 31, 2016, and $167,747 in general and administrative expenses and $261,350 of professional and consulting fees for the three month period ended March 31, 2015. The increase in general and administrative expenses relate primarily to the hiring of our CFO on a full-time basis, increased investor relations activity, payments to consultants hired to assist the Company, professional fees with respect to the restatement of our financial statements and with respect to our acquisition of IMT, insurance expense as a result of being a public company, severance costs and other administration costs connected with going public and the growth of the Company.

Stock compensation expense was $158,244 for the three month transition period ended March 31, 2016, compared to $371,637 for the three month period ended March 31, 2015, due to a greater number of outstanding options vesting during 2015.

Other Expenses

For the three month transition period ended March 31, 2016, we incurred interest expense of $Nil, and for the three month period ended March 31, 2015, we incurred interest expense of $179. The change is due to the Company earning interest on its cash and investments versus in interest expenses which relates primarily to amounts owed to third parties in 2015.

The Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula. During the three month transition period ended March 31, 2016, the Company recorded a gain of $870,913 on re-measurement to fair value at March 31, 2016 (loss of $6,387,473 for the three month period ended March 31, 2015), which was recorded within the Company’s consolidated statements of operations and comprehensive loss and represents a non-cash item.

Other Income

For the three month transition period ended March 31, 2016, other income was $8,522 and for the three month period ended March 31, 2015, $323 related to interest and other income. The Company has also filed its final claim for refundable SR&ED credits from the Government of Canada and will record this income when it is received.

Comprehensive Loss

Comprehensive loss for the three month transition period ended March 31, 2016 was $1,004,092, resulting in a loss per share of $0.01, and for the three month period ended March 31, 2015 was a comprehensive loss of $7,609,347, resulting in a loss per share of $0.14. The decrease in the comprehensive loss is primarily due to a non-cash loss of $6,387,473 resulting from the warrant derivative liability recognition and re-measurement in 2015 offset by increased operating expenses in 2016, due to costs associated with becoming a public company and lower stock compensation expense.

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For the Year Ended March 31, 2016 Compared to the Year Ended March 31, 2015

Operating Expenses

Total operating expenses for the year ended March 31, 2016 were $6,632,970 and for the year ended March 31, 2015 was $3,687,490, as further described below.

For the year ended March 31, 2016, we incurred research and development expenses of $1,397,554 (year ended March 31, 2015 - $1,537,491). The decrease in research and development expenses relates primarily to less third party engineering staff being used to meet technology and regulatory requirements, and to further develop the ARKE.

We incurred general and administrative expenses of $3,676,125 for the year ended March 31, 2016 and $1,621,341 for the year ended March 31, 2015. The increase in general and administrative expenses relate primarily to the hiring of our CFO on a full-time basis, increased investor relations activity, payments to consultants hired to assist the Company, professional fees with respect to the restatement of our financial statements and with respect to our acquisition of IMT, insurance expense as a result of being a public company, severance costs and other administration costs connected with going public and the growth of the Company.

Stock compensation expense was $1,495,837 for the year ended March 31, 2016, compared to $484,210 for the year ended March 31, 2015, due to a greater number of outstanding options vesting during the year ended March 31, 2016.

Other Expenses

For the year ended March 31, 2016, we incurred interest expense and imputed interest expense of $2,839 and $nil, respectively, and for the year ended March 31, 2015, we incurred interest expense and imputed interest expense of $6,391 and $27,677, respectively. The change in interest expenses relates primarily to a change in amounts owed to third parties and the decrease in imputed interest expenses relates primarily to the decrease in below market loan arrangements.

For the year ended March 31, 2016, we incurred a foreign exchange loss of $112,771 and in the year ended March 31, 2015 we had a loss of $36,211. Losses and gains on foreign currency for the year ended March 31, 2016 and 2015 resulted from the translation of foreign currency transactions to the Company’s functional currency. On April 1, 2015, Bionik Canada and Bionik Acquisitions Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well as that the Company anticipates revenues to be earned in U.S. dollars.

The Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula. During the year ended March 31, 2016 and 2015, the Company recorded a loss of $548,046 and $350,814 respectively, on initial recognition of the warrant derivative liability and a gain of $8,290,556 and loss of $6,036,659 respectively, on re-measurement to fair value at year end. The net result is a gain of $7,742,555 and loss of $6,387,473, for the year ended March 31, 2016 and 2015, respectively, which was recorded within the Company's consolidated statements of operations and comprehensive loss and represents a non-cash item.

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Other Income

For the year ended March 31, 2016, other income was $42,173 and for the year ended March 31, 2015, other income was $46,349, in each case related to interest and other income. The Company has also filed its final claim for refundable SR&ED credits from the Government of Canada and will record this income when it is received.

Comprehensive (Loss) Income

Comprehensive income for the year ended March 31, 2016 was $1,036,148, resulting in income per share of $0.01, and for the year ended March 31, 2015, comprehensive loss was $10,098,484, resulting in a loss per share of $0.20. The decrease in the comprehensive loss is primarily due to a non-cash gain of $7,742,555 resulting from the warrant derivative liability recognition and re-measurement offset by increased operating expenses in 2016, as well as costs associated with becoming a public company and larger stock compensation expense.

For the Year Ended December 31, 2015 Compared to the Nine Month Period Ended December 31, 2014

Comparisons of results below compare results for the year ended December 31, 2015 to the nine-month transition period from April 1, 2014 through December 31, 2014, and accordingly are not comparing results for comparable periods of time.

Operating Expenses

Total operating expenses for the year ended December 31, 2015 were $5,924,861 and for the nine month period ended December 31, 2014 were $2,440,673, as further described below.

For the year ended December 31, 2015, we incurred research and development expenses of $1,489,483 (nine month period ended December 31, 2014 - $1,101,820). The increase in research and development expenses relates primarily to additional engineering staff being added to meet technology and regulatory requirements, and further develop ARKE.

We incurred general and administrative expenses of $2,666,669 for the year ended December 31, 2015 and $1,192,244 for the nine month period ended December 31, 2014. The increase in general and administrative expenses relate primarily to the hiring of a full time CFO, increased investor relations activity, consultants hired to assist the company, insurance for a public company and other administration costs connected with going public and the growth of the Company.

Stock compensation expenses increased to $1,709,230 compared to $112,573 in the nine month period ended December 31, 2014 due to a substantial number of options grants vesting during 2015, compared to 2014.

Other Expenses

For the year ended December 31, 2015, we incurred interest expenses and imputed interest expense of $3,018 and $nil, respectively, and for the nine month period ended December 31, 2014 we incurred $6,212 and $27,677, respectively. The change in interest expenses relates primarily to a change in amounts owed to third parties and the decrease in imputed interest expenses relates primarily to the decrease in below market loan arrangements.

For the year ended December 31, 2015, we incurred a foreign exchange loss of $184,125 and in the nine month period ended December 31, 2014 we had a loss of $36,211. Losses and gains on foreign currency for the year ended December 31, 2015 and 2014 resulted from the translation of foreign currency transactions to the Company’s functional currency. On April 1, 2015, Bionik Canada and Bionik Acquisitions Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well as that the Company anticipates revenues to be earned in U.S. dollars.

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The Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula. During the year ended December 31, 2015, the Company recorded a loss of $898,860 on initial recognition of the warrant derivative liability and a gain of $1,382,984 on re-measurement to fair value at year end. The net result is a gain of $484,124 for the year ended December 31, 2015, which was recorded within the Company’s consolidated statements of operations and comprehensive loss and represents a non-cash item. There were no such amounts in the nine month transition period.

Other Income

For the year ended December 31, 2015 other income was $33,974 and for the transition period ended December 31, 2014, $46,026, related to interest and other income. The Company has also filed its final claim for refundable SR&ED credits from the Government of Canada and will record this income when it is received.

Comprehensive Loss

Comprehensive loss for the year ended December 31, 2015 was $5,569,107, resulting in a loss per share of $0.08, and for the nine month period ended December 31, 2014 was $2,489,137, resulting in a loss per share of $0.05. The increase in the comprehensive loss is primarily due to increased operating expenses in 2015, due to increased research and development as well as costs associated with becoming a public company and larger stock compensation expense, offset by a non-cash gain of $484,124 resulting from the warrant derivative liability recognition and re-measurement.

Liquidity and Capital Resources

IMT generated approximately $2,000,000 of revenue in 2015, however our wholly owned subsidiary since its acquisition on April 21, 2016 has reported revenue of $182,474 for the period of April 21, 2016 to September 30, 2016 – we can give no assurance that we will generate similar or greater revenues in 2016 when compared to 2015 as a result of the InMotion products, and capital sales to hospitals and clinic sales have a longer sale cycle due to the capital budget approval process. As described earlier we have significantly increased our commercial strategy and expect that these efforts will result in success in the future.

We have funded operations through the issuance of capital stock, loans, grants and investment tax credits received from the Government of Canada. We raised in our 2015 private offering aggregate gross proceeds of $13,126,600, which resulted in net proceeds after costs of $11,341,397. At September 30, 2016, we had cash and cash equivalents of $1,677,310. Additionally, as a result of the acquisition of IMT, the Company indirectly assumed an aggregate of approximately $1.26 million of debts and other liabilities of IMT, based on the internal, unaudited financial information of IMT.

There is no certainty that we will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable us to meet our obligations as they come due and consequently continue as a going concern. We will require additional funds to further develop our expanded business plan, including the anticipated commercialization of the ARKE, the marketing of our newly-acquired InMotion products and the development of our product pipeline. We will require additional financing this year to fund our operations and we are currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity securities would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, we would reduce our discretionary overhead costs substantially, or otherwise curtail operations.

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We expect the forgoing, or a combination thereof, to meet our anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

We also need additional funds to respond to business opportunities including potential acquisitions of complementary technologies or business, protect our intellectual property, develop new lines of business and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines.

As we proceed with the ARKE product development, the marketing of the three commercial products of IMT and the development of other development-stage products, we have devoted and expect to continue to devote significant resources in the areas of capital expenditures and research and development costs and operations, marketing, clinical trials and sales expenditures.

Net Cash Used in Operating Activities

During the six months ended September 30, 2016, we used cash in operating activities of $3,964,234 compared to $2,484,857 for the six months ended September 30, 2015. The increased use of cash is mainly attributable to the larger loss in the six months ended September 30, 2016 due to higher general and administrative costs and the costs of becoming a public company and $1,739,047 of change in the fair value of the warrant derivative liability compared to a $4,409,410 in the six months ended September 30, 2015. The change in fair value of warrant derivative liability is a non-cash item.

During the three month transition period ended March 31, 2016, we used cash in operating activities of $1,038,390 compared to $825,483 for the three month period ended March 31, 2015 ($4,590,387 for the year ended December 31, 2015). The increased use of cash is mainly attributable to the larger loss for the year ended March 31, 2016. The change in fair value of warrant derivative liability did not have any impact on cash used in operating activities as it is a non-cash item.

During the fiscal year ended March 31, 2015, we used cash in operating activities of $2,464,961. The increased use of cash during the fiscal year ended March 31, 2016 of $2,282,875 is mainly attributable to the larger cash loss for the fiscal year ended March 31, 2016 once the gain to the fair value of the warrant derivative liability is not included.

During the nine month period ended December 31, 2014, we used cash in operating activities of $1,639,478. The increased use of cash in operating activities during the year ended December 31, 2015 of $4,590,387 is mainly attributable to the larger loss for the year ended December 31, 2015. The change in fair value of warrant derivative liability did not have any impact on cash used in operating activities as it is a non-cash item.

Net Cash Used in Investing Activities

During the six months ended September 30, 2016, net cash used in investing activities was $6,848 and for the six months ended September 30, 2015, net cash used in investing activities of $343,033. The decrease in 2016 is a result of there being no loans made as there was in 2015 and minimal cash additions to equipment.

During the three month transition period ended March 31, 2016, net cash used in investing activities was $196,935, compared to $38,820 for the three month period ended March 31, 2015.

During the fiscal year ended March 31, 2015, net cash used in investing activities was $148,136, compared to $547,924 for the fiscal year ended March 31, 2016. The increase in the year ended March 31, 2016 is due to providing funds to IMT before the close of the acquisition.

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Net cash used in investing was $380,195 for the year ended December 31, 2015. During the nine month period ended December 31, 2014, net cash used in investing activities was $109,316. The increase in the year ended December 31, 2015 is due to providing funds to IMT before the close of the acquisition.

Net cash used in investing activities in 2014, 2015 and 2016 was used for the acquisition of equipment and, in 2015 the Company provided a series of interest-bearing loans to Interactive Motion in the aggregate principal amount of $368,750 and other cash advances, which amounts were offset on consolidation upon the acquisition of that company in April 2016. The Company’s purchase of additional computer equipment was due to the increase in engineers and equipment to help with the development of our technology.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $266,635 for the six months ended September 30, 2016 compared to cash provided by financing activities of $4,552,409 for the six months ended September 30, 2015. The decrease is due to the Offering in 2015, and no capital has been raised in 2016; however the balance in 2016 reflects the cash remaining from a $900,000 advance sent to IMT immediately before the acquisition close of which $266,635 remained on hand on April 21, 2016.

Net cash provided by financing activities was $nil for the three month transition period ended March 31, 2016, compared to $6,788,988 for the three month period ended March 31, 2015.

Net cash provided by financing activities was $11,341,397 for the year ended December 31, 2015.

Net cash provided by financing activities was $8,777,666 for the fiscal year ended March 31, 2015 compared to $4,552,409 for the year ended March 31, 2016. The principal reason for the decrease from the 2015 period to the 2016 period is due to our private offering in 2015, of which the majority of the funds raised took place during the 2015 period.

Net cash provided by financing activities was $1,988,678 for the nine month period ended December 31, 2014. The principal reason for the increase from the year ended December 31, 2015 is due to our private offering in 2015, which was much larger than the funds raised in 2014.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the consolidated financial statements of adopting ASU 2014-09 will be assessed by management.

In August 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the consolidated financial statements of adopting ASU 2014-15 will be assessed by management.

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments,” which illustrates certain guidance governing adjustments to the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement amounts initially recognized or would have resulted in the recognition of additional assets and liabilities. ASU No. 2015-16 eliminates the requirement to retrospectively account for such adjustments. ASU No. 2015-16 is effective for the fiscal year commencing on January 1, 2016. The Company has adopted this ASU No. 2015-16 as at and for the three and twelve month periods ended March 31, 2016. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive loss.

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In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing on January 1, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASI 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting". Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASI 2016-09 will have on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after November 1, 2018. The Company is still assessing the impact that the adoption of ASI 2016-15 will have on the consolidated statement of cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated interim financial statements.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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BUSINESS

Description of Business

We are a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

On April 21, 2016, we acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc., a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary. The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. In return for acquiring IMT, IMT shareholders will receive up to an aggregate of 23,650,000 shares of our common stock.

Through the acquisition of IMT, Bionik has added a portfolio of products focused on upper and lower extremity rehabilitation of stroke patients. We now have three products on the market and three products in varying stages of development that we are currently pursuing.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist have been characterized as Class II medical devices by the U.S. Food and Drug Administration and are listed by the FDA to market and sell in the United States. In addition to these in-market products, the InMotion Anklebot is in development, and we are also developing the InMotion LIGHT, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home and is being developed on the same design platform as the InMotion clinical products. All of these products are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery.

Patented technology used in the InMotion Wrist is licensed to us from the Massachusetts Institute of Technology, where Dr. Hermano Igo Krebs, our newly appointed Chief Science Officer, and Neville Hogan, an advisor and former director of IMT, are professors.

The IMT clinical products have been sold in over 20 countries, including the United States. IMT has a growing body of clinical data for its products. In addition, IMT's manufacturing facility is compliant with ISO-13485 and FDA regulations.

In addition, we are developing for commercialization the ARKE lower body exoskeleton, as well as a new product candidate for gait assistance for rehabilitation based on a design being developed by Dr. Krebs, which we expect to further advance in 2017 assuming resources are available. We plan to develop other biomechatronic solutions through internal research and development and we may further augment our product portfolio through strategic and accretive acquisition opportunities in the future.

We also have two earlier stage development technologies: APOLLO, an intelligent prosthetic knee; and Chronos, a cloud-based intelligent patient queuing system. We currently do not have the financial capability or personnel to develop APOLLO and Chronos now that our business model has changed to include the InMotion products – both existing and in development. Accordingly, our investment in APOLLO and Chronos is on hold. We intend to continue to revisit developing our technologies and the markets for our technologies as we grow.

Since our founding, we have partnered with industry partners in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. From inception through February 25, 2015, which was immediately prior to our going-public transaction, we secured cash funding of approximately $5.5 million, which included grants as well as Scientific Research and Experimental Development tax refunds provided through the Canadian government that support our creation of technologies that could lower the costs of medical devices and medical care.

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We currently hold an intellectual property portfolio that includes 5 U.S. and international patents pending, 13 U.S. provisional patents, and other patents under development. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, as a result of our acquisition of IMT, we hold exclusive licenses to three additional patents.

Through March 31, 2016, we have not generated any revenue and have a history of net losses. IMT had approximately $2.0 million of revenue for the fiscal year ended December 31, 2015 and approximately $119,000 for the fiscal quarter ended March 31, 2016. We had approximately $18,000 and $164,000 of revenue for the three and six month periods ended September 30, 2016.

The Acquisition Transaction and Offering

On February 26, 2015, we entered into an Investment Agreement with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary (“Acquireco”), and Bionik Laboratories, Inc. (“Bionik Canada”) (the “Investment Agreement”), whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada, taking into account the Exchangeable Share Transaction (as defined below) (the “Acquisition Transaction”). After giving effect to the Acquisition Transaction, we commenced operations through Bionik Canada.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. Bionik Canada’s principal executive office is located at 483 Bay Street, N105, Toronto, ON Canada M5G 2C9 and its telephone number is (416) 640-7887. Our website address is www.bioniklabs.com.

Immediately prior to the closing of the Acquisition Transaction and the First Closing (as defined below), we transferred all of the business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities as of March 6, 2013, to our then-existing wholly owned subsidiary, Strategic Dental Alliance, Inc., a Colorado corporation (“Strategic Dental Alliance”), and then transferred all of the capital stock of Strategic Dental Alliance to Brian E. Ray, a former officer and existing director (through March 20, 2015) and Jon Lundgreen, a former officer and director, pursuant to a Spin-Off Agreement (the “Spin-Off Agreement”). Also as of immediately prior to the closing of the Acquisition Transaction and the First Closing, we entered into an Assignment and Assumption Agreement with Tungsten 74 LLC, pursuant to which Tungsten 74 LLC assumed all of our remaining liabilities through the closing of the Acquisition Transaction (the “Assignment and Assumption Agreement”). Accordingly, as of the closing of the Acquisition Transaction and the First Closing, we had no assets or liabilities.

As a condition of the closing of the Acquisition Transaction, Bionik Canada created a new class of exchangeable shares (the “Exchangeable Shares”), which were issued to the existing common shareholders of Bionik Canada in exchange for all of their outstanding common shares, all of which were cancelled (the “Exchangeable Share Transaction”).

Pursuant to the rights and privileges of the Exchangeable Shares, the holders of such Exchangeable Shares maintain the right to (i) receive dividends equal to, and paid concurrently with, dividends paid by the Company to the holders of Common Stock; (ii) vote, through the Trustee’s voting of the Special Voting Preferred Stock (as defined herein) on all matters that the holders of Common Stock are entitled to vote upon; and (iii) receive shares of Common Stock upon the liquidation or insolvency of the Company upon the redemption of such Exchangeable Shares by Acquireco. The Exchangeable Shares do not give the holders any economic, voting or other control rights over Bionik Canada.

As part of the Exchangeable Share Transaction, we entered into the following agreements, each dated February 26, 2015:

•	Voting and Exchange Trust Agreement (the “Trust Agreement”) with Bionik Canada and Computershare Trust Company of Canada (the “Trustee”); and

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•	Support Agreement (the “Support Agreement”) with Acquireco and Bionik Canada.

Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of its beneficiaries, which are the holders of the Exchangeable Shares, enabling the Trustee to exercise the voting rights of such holders until such time as they choose to redeem their Exchangeable Shares for shares of the common stock of the Company, and allowing the Trustee to hold certain exchange rights in respect of the Exchangeable Shares.

As a condition of the Trust Agreement and prior to the execution thereof, we filed a Certificate of Designation with the Delaware Secretary of State, effective February 20, 2015, designating a class of our preferred shares as The Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and issued one share of The Special Voting Preferred Stock to the Trustee.

The Special Voting Preferred Stock entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement. The Trust Agreement further sets out the terms and conditions under which holders of the Exchangeable Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

Pursuant to the terms of the Trust Agreement, we granted the Trustee the right to require our Company to purchase the Exchangeable Shares from any beneficiary upon the occurrence of certain events including in the event that we are bankrupt, insolvent or our business is wound up. The Trust Agreement continues to remain in force until the earliest of the following events: (i) no outstanding Exchangeable Shares are held by any beneficiary under the Trust Agreement; and (ii) each of Bionik Canada and us elects to terminate the Trust Agreement in writing and the termination is approved by the beneficiaries.

Pursuant to the terms of the Support Agreement, we agreed to certain covenants while the Exchangeable Shares were outstanding, including: (i) not to declare or pay any dividends on our common stock unless simultaneously declaring the equivalent dividend for the holders of the Exchangeable Shares, (ii) advising Bionik Canada in advance of any dividend declaration by our company, (iii) ensure that the record date for any dividend or other distribution declared on the shares of the Company is not less than seven days after the declaration date of such dividend or other distribution; (iv) taking all actions reasonably necessary to enable Bionik Canada to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) to ensure that shares of the Company are delivered to holders of Exchangeable Shares upon exercise of certain redemption rights set out in the agreement and in the rights and restrictions of the Exchangeable Shares, and (v) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to: (A) the number of Exchangeable Shares issued and outstanding from time to time; and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares from time to time.

The Support Agreement also outlines certain restrictions on our ability to issue any dividends, rights, options or warrants to all or substantially all of our stockholders during the term of the agreement unless the economic equivalent is provided to the holders of Exchangeable Shares. The Support Agreement is governed by the laws of the Province of Ontario.

Concurrently with the closing of the Acquisition Transaction and in contemplation of the Acquisition Transaction, we sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of Common Stock at an initial exercise price of $1.40 per share (the “Warrant Shares”).

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The Offering was being offered with a minimum offering amount of $6,000,000 (the “Minimum Offering Amount”) and up to a maximum offering amount of $12,800,000 (subject to an up-to $2,600,000 overallotment option). Once the Minimum Offering amount was reached and held in escrow and other conditions to closing were satisfied (including the simultaneous closing of the Acquisition Transaction), the Company and the placement agent were able to conduct a first closing (the “First Closing”). Pursuant to the terms of a Registration Rights Agreement, we filed a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the shares of Common Stock sold in the Offering and Warrant Shares underlying the Warrants. As a result of the Offering, after payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $5,339,778 at the First Closing, including the $500,000 in bridge loans we previously received that were taken into account as part of the Minimum Offering Amount. In addition, the placement agent is entitled to 10% warrant coverage for all Units sold in the Offering, which we intend to issue upon the last closing of the Offering for all Units sold in the Offering. The warrants will be exercisable at $0.80 per share for a period of 4 years.

As of the Acquisition Transaction and the First Closing, an aggregate of 90,575,126 shares of our Common Stock were deemed cancelled, of which 90,207,241 were held by our former Chief Executive Officer.

Immediately following the Acquisition Transaction, the Exchangeable Share Transaction and the First Closing, there were approximately 63,735,813 shares of our common stock and equivalents issued and outstanding of which approximately 6,000,063 were held by existing stockholders, 7,735,750 were held by the investors in the Offering and Bionik Canada shareholders held an equivalent of 50,000,000 shares of our common stock through their ownership of 100% of the Exchangeable Shares.

On March 27, 2015, we sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other Offering expenses such as legal and accounting expenses, we received net proceeds of $828,900.

On March 31, 2015, we sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $615,901.

On April 21, 2015, we sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $2,153,040.

On May 27, 2015, we sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $987,434.

On June 30, 2015, we sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $1,416,344.

Through the final closing of the Offering on June 30, 2015, we raised in the Offering aggregate gross proceeds of $13,126,600. As a result, assuming there are no transfers of our common stock by the holder thereof, our pre-Acquisition Transaction stockholders hold approximately 8.3% of our issued and outstanding shares of Common Stock, the former stockholders of Bionik Canada hold the right to approximately 69.0% of our issued and outstanding shares of Common Stock through their ownership of 100% of the Exchangeable Shares, and the investors in the Offering hold approximately 22.7% of our issued and outstanding shares of Common Stock.

Products in Market

InMotion ARM

The InMotion ARM is characterized as a Class II medical device by the U.S. and is FDA listed 510(k) exempt, allowing the product to be marketed in the United States. The product is an evidence-based intelligent interactive rehabilitation technology that senses patient movements and limitations, providing assistance as needed in real time. It allows clinicians to effectively deliver optimum intensive sensormotor therapy to the shoulder and elbow to achieve the development of new neural pathways.

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InMotion ARM/HAND

The InMotion ARM/Hand is characterized as a Class II medical device by the U.S. and is FDA listed 510(k) exempt, allowing the product to be marketed in the United States. The product is an add-on module to be used with the InMotion ARM. The two work together to provide as needed support for reaching with grasp and release movements, or independently for focused training on individual hand movements. It allows clinicians to efficiently deliver optimum intensive sensormotor therapy to the hand to achieve the development of new neural pathways.

InMotion WRIST

The InMotion WRIST is characterized as a Class II medical device by the U.S. and is FDA listed 510(k) exempt, allowing the product to be marketed in the United States. The product is an evidence based interactive rehabilitation device that senses patient movements and limitations, and provides assistance as needed. It can accommodate the range of motion of a normal wrist in everyday tasks and can be used by clinicians as a stand-alone treatment option or in addition to the InMotion ARM. The InMotion WRIST enables clinicians to efficiently deliver optimum intensive sensormotor wrist and forearm therapy to patients with neurological conditions.

We have commenced a development project geared towards advancing the existing InMotion products to improve the user experience and product design. We intend to launch this next generation product line in the second quarter of 2017.

The InMotion products have been sold in over 20 countries, including the United States, for rehabilitation. Extensive research has shown them to be effective, especially for stroke and cerebral palsy.

There is currently a clinical study – the Robot Assisted Training for the Upper Limb after Stroke (RATULS) study – which is funded by the NIHR Health Technology Assessment (HTA) Programme conducted throughout the United Kingdom, that employs our InMotion upper extremity robotic gym. The study contemplates the enrollment of 720 stroke patients in a multi-center, randomized controlled research trial to evaluate the clinical and cost effectiveness of robot-assisted training in post-stroke care, that is expected to be completed before the end of 2018 with results to be published in 2019.

Product Pipeline

InMotion AnkleBot

The InMotion AnkleBot is an exoskeletal robotic system using the same principles as used in the InMotion upper extremity rehabilitation products described above. The product was designed in close collaboration with the Newman Laboratory for Biomechanics and Human Rehabilitation at MIT. The product is currently in multiple clinics used for research and a clinical plan to obtain FDA clearance to market and for use in the United States is being developed.

InMotion LIGHT

The InMotion LIGHT is an upper extremity product that would allow patients to extend their therapy for as long as needed while rehabilitating at home, and is being developed on the same design platform as the InMotion clinical products described above. The InMotion LIGHT is currently in development and we expect to release it commercially in 2018.

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ARKE

The ARKE is a robotic lower body exoskeleton designed for wheelchair bound individuals suffering from spinal cord injuries, stroke and other mobility disabilities. It is designed with a control system with adaptive walking and step recovery, and a system that collects data from all sensors on the device which could allow patients to restore proper walking gait, rehabilitate more efficiently and finally could improve current methods of manual rehabilitation and its future results. The ARKE incorporates a built-in removable data interface that will give the physiotherapist full control of the product but also will allow the patient to visually see their own progress.

The ARKE is expected to complement or replace existing rehabilitation methods by enabling a patient full motion control and increasing feedback for physicians and care providers during the rehabilitation process. Further, the ability to walk during rehabilitation has the potential to reduce bone density loss, muscle atrophy, secondary illness and the frequency of re-hospitalization, while potentially helping to increase blood flow and nutrient delivery throughout the body. It is also believed that additional potential improvements in patients is expected to include but are not limited to better bowel control, better bladder control and medication reduction.

Additionally, the ARKE will have the capability to interface with the provided tablet computer to allow the clinician or a rehabilitation specialist to program, change, edit and select different features within the ARKE system platform, such as selecting or saving a patient’s profile, adjusting the rehabilitation movement speed or walking gait. The tablet interface is designed to allow for the staff to be in close proximity to the user, allowing for them to closely monitor the ARKE at all times during use, making the process safer and more reliable and facilitating post session data analysis.

We have achieved significant progression in the ARKE development. Generation 2 of the ARKE exoskeleton development was completed in the second quarter of 2015 as planned and currently the manufacturing phase of the entire system is underway. We are currently collaborating on ongoing product feasibility and development of the ARKE with the University of Ottawa Rehabilitation Hospital and plan to start clinical trials in Canada in 2017. We are currently focused on the Canadian market due to lower costs and faster possible approval from Health Canada, which is expected in 2017. We are also investigating the possibility of clinical trials in Europe in 2017 in cooperation with clinical trials in Canada, with the goal of achieving CE Mark certification by the European authorities in 2017 or 2018. We currently do not have the resources to do clinical trials in the United States and will reevaluate our ability to do clinical trials in the United States after obtaining Health Canada and CE Mark certification.

On February 1, 2016, we announced that we are working with IBM to develop a unique analytics system and apply sophisticated machine learning algorithms to improve the outcomes of neurological rehabilitation. Use of IBM’s cognitive computing infrastructure would enable access to the exoskeleton’s performance, patient data, and results of ARKE rehabilitation from multiple sites, including rehabilitation centers, physicians’ offices, physiotherapists’ offices, patients’ homes, research centers or any other location at any time. Phase one of the IBM development project for ARKE, which related to developing a full backend required to capture information, was originally expected to be completed in 2016; however, we decided to refocus our limited personnel and resources on the acquisition of IMT and the development and marketing of the InMotion products. Accordingly, we have not pursued completion of the IBM development project in the timelines originally contemplated and we can give no assurance as to when it will be completed.

Other Prospective Products

We have a new product candidate for gait assistance for rehabilitation based on a design being developed by Dr. Krebs and licensed by him, and we expect to further advance the development of this product in 2017, assuming resources are available.

We also have the early-stage APOLLO, a microprocessor-driven, above the knee prosthetic, and Chronos, a cloud-based intelligent patient queuing system, of which no prototypes have been developed. We can give no assurance at this time that any such prototypes will be developed or, if developed, commercialized. In addition, we intend to expand our product offerings and enhance the strength of our Company through, not only internal development, but also strategic and accretive partnerships or acquisitions from time to time.

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Competition and Competitive Advantage

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

The ARKE faces competition from companies that are focused on technologies for rehabilitation of patients suffering from spinal cord injuries, stroke and related neurological disabilities. Our competitors that we expect to compete with the ARKE in spinal cord rehabilitation therapies include Rewalk Robotics, Ekso Bionics, and Rex Bionics, each of which sell over-ground, weight bearing exoskeletons. The IMT product line may compete with products developed or sold by Parker Hannifin, Cyberdyne, Hocoma, AlterG, Aretech, Ekso Bionics, Parker Hannifin and Reha Technology.

We believe that the ARKE’s primary advantage over the aforementioned products is that it has been designed to facilitate a selling price, which we believe could be more affordable to the market than currently-approved products. When comparing the ARKE to treadmill-based products available to the rehabilitation market, the ARKE has a smaller footprint, uses standard power sources, does not need any special infrastructure and is expected to be more affordable. Importantly, the ARKE is expected to be able to mobilize pre- or non-ambulatory patients as it is a full weight-bearing product. The ARKE is also expected to be less expensive than currently approved competitors in the spinal cord rehabilitation market for over-ground exoskeleton products. Additional advantages include our patented patient profiling system, and 3D trigger point system.

The primary competitor for the InMotion product line of upper-body rehabilitation robots is Hocoma, a Swiss-based company. We believe that the InMotion product line’s primary advantage over Hocoma is the evidence based, research proven data that supports each of our products. Evidence based, research proven data is used to support reimbursement from health systems, insurance companies and governments.

Our challenge will be achieving rapid market awareness and adoption of our emerging technology in rehabilitation and mobility centers throughout the U.S., Canada and any other market we may enter. The acquisition of IMT is expected to significantly help with our clinical trials and ability to launch ARKE, InMotion Ankle and the lower-extremity development product into the market, as IMT has clinical data on its rehabilitative products and IMT has international distributorships and relationships with rehabilitation centers around the world which we intend to leverage.

Robotic technology and its use in clinical settings is a new and emerging industry and is regulated by medical device regulatory agencies (such as the US Food and Drug Administration). We believe that we will face challenges of increased regulatory scrutiny, possible changes in regulator’s requirements, meeting quality control standards of various government regulators, increased competition in the future based on other new technologies, additional features and customizability, reduced pricing, clinical outcomes and other factors. Our strength in this market will depend on our ability to achieve market acceptance, develop new technologies, develop new products, implement production plans, develop marketing strategies, secure regulatory approvals, secure necessary data for reimbursement, protect our intellectual property and have sufficient funding to meet all these challenges.

The market for the Company’s other prospective products also has competition and is subject to rapid technological change and regulatory requirements. There can be no assurance that the Company will be in a strong position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Failure to maintain and enhance our competitive position could materially affect the business and our prospects.

Market Strategy

The Company’s products are designed to be rehabilitation tools for hospitals and clinics. We are currently selling three robotic products listed to market and for use by the FDA, through our own sales team in the United States, as well as through third party distributors around the world.

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We are currently completing the safety testing and general proof of concept testing for our ARKE and InMotion AnkleBot development products. We have also prepared feasibility protocols, which will test the ARKE product on paraplegic patients and gauge the medical benefits and other parameters before doing clinical trials. For the ARKE, we anticipate receiving clearance from Health Canada in 2017, and later pursue approval with the FDA if we have the funds to do so. We plan to focus initially on clinical trials in Canada and Europe before the U.S. due to the lower cost of trials in Canada and Europe.

We expect that the InMotion AnkleBot will rely on certain clinical data obtained from research sites it is currently located at, as well as data that supports the upper extremity InMotion product line, and we expect to do the clinical work required by the FDA within 2 years.

We expect that InMotion Light, our planned home version of our InMotion product line, will be released to the market in 2018.

Our market strategy will be the development of hospital and clinic relationships that will allow us to gain acceptance of the technology among experts and patients. We are also seeking a number of government grants in collaboration with various hospitals and clinics to allow us to partially fund trials and research projects. We expect to gain traction among the doctors and experts involved in the distribution and buying groups that are established within those selected partner hospitals. We expect to also conduct clinical trials in other countries for the purpose of gaining traction in those markets.

During the first market phase, we may sell or lease at a monthly or other fee structure for our products to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities. We are also considering other revenue models.

We intend on developing, licensing or acquiring other related vertical products to introduce to the market.

Intellectual Property

We use intellectual property developed, acquired or licensed, including patents, trade secrets and technical innovations to provide our future growth and to build our competitive position. We have 5 U.S. and international patents pending and 13 U.S. provisional patents. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest in filing patent applications to protect our technology, inventions, and improvements. However, we can give no assurance that competitors will not infringe on our patent rights or otherwise create similar or non infringing competing products that are technically patentable in their own right.

Our patents pending, all of which are expected to expire in 2033 or 2034, are as follows:

Algorithms & Control Systems	Filed US & International
Sensory Technology	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International

Bionik has also filed 13 provisional patents in the areas of Robotics, Algorithms & Controls Systems, Sensory Technology and Cloud Computing. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes.

IMT has historically relied upon a combination of patents, exclusive licenses and contractual rights to protect its intellectual property. The following are the patents licensed to IMT as of September 30, 2016:

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Patent #	Description	Date	Expiration
7,618,381	Wrist and Upper Extremity Motion (MIT License)	11/17/09	11/17/2029
7,556,606	Pelvis Interface: key components for effective motor neuro- Rehabilitation of lower extremities (MIT License)	07/07/09	07/07/2029
8,613,691	Dynamic Lower Limb Rehabilitation Robotic Apparatus And Method of Rehabilitating Human Gait (Krebs/Bosecker License)	12/24/13	12/24/2033

IMT entered into an Agreement, executed on December 31, 1999, to license the first two above-referenced patents from MIT with a royalty of 3% on sales within the United States and 1.5% for sales outside the United States, with a minimum annual royalty of $10,000. As of the date of this prospectus, we have not determined whether we intend to commercialize the patent relating to the pelvis.

Dr. Krebs, our Chief Science Officer, is a co-licensor pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and Caitlyn Joyce Bosecker an aggregate royalty of 1% of sales based on such patent.

We, and we believe IMT, have to date and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information.

Research and Development

Our research and development programs are pursued by engineers and scientists employed by us in Toronto on a full-time basis or hired as per diem consultants. Our recently-acquired InMotion products are based on research and development performed at our Boston facilities and through the work of Dr. Hermano Igo Krebs and Dr. Neville Hogan that we license from MIT or directly from Dr. Krebs.

We also work with advisors who are industry leaders in manufacturing and design and researchers and academia. These include Dr. Dany Gagnon of the University of Montreal Interdisciplinary Research Centre, Dr. Edward Lemaire of the University of Ottawa, Dr. Isadore Lieberman of the Texas Back Institute, Dr. Kaamran Raahemifar of Ryerson University and Gary Henley, a former CEO of medical device and technology companies. We are also working with subcontractors in developing specific components of our technologies. The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products. Furthermore, with our acquisition of IMT, we have significantly strengthened our robotics knowledge and access to additional products and know-how, as Dr. Krebs joined the Company as Chief Science Officer and Dr. Hogan is now an adviser to the Company. Both individuals are currently professors with MIT’s Robotics Engineering Department and well-known leaders in the field of robotics around the world.

For the fiscal year ended March 31, 2016 and the three and six month period ended September 30, 2016, we incurred $1,397,554, $813,773 and $1,231,563, respectively, in research and development costs.

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Government Regulation

General

Our medical technology products and operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various other federal and state agencies, as well as foreign governmental agencies in Canada, Europe, South America and Asia. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical device products.

In addition to the below, other regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

U.S. Regulation

Under the U.S. Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. The ARKE is expected to be a Class II product (products similar to the ARKE are currently designated as Class II for supervised use). Class II devices require a 510(k) premarket submission to the US FDA. Equivalent agencies in other countries also require similar submissions prior to the device being marketed. The IMT clinical products have been characterized as Class II medical devices by the US FDA and are currently sold in over 20 countries, including the United States. In addition, IMT's manufacturing facility is compliant with ISO-13485 and FDA regulations.

We also are required to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We are doing this in compliance with the internationally recognized standard ISO 13485:2013 Quality Management Systems. Following the introduction of a product, the FDA and foreign agencies engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA or other foreign agencies’ policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. The ARKE has been designated as the equivalent to a Class I device with Health Canada and IMT products have been designated as Class II devices with Health Canada. Whether or not we obtain FDA clearance for the marketing, sale and use of a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The process varies from country to country, and the time may be longer or shorter than that required by the FDA. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

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Employees

As of September 30, 2016 we had 16 full-time employees and 4 consultants who are based in our principal executive office located in Toronto, Canada. These employees oversee day-to-day operations of the Company supporting management, engineering, manufacturing, and administration functions of the Company. As required, we also engage consultants to provide services to the Company, including quality assurance and corporate services. We have no unionized employees.

We have hired a software engineer and quality manager in the first quarter and plan to hire approximately 5 additional full-time employees within the next 12 months whose principal responsibilities will be the support of our research and development, clinical development, production, sales and marketing and commercialization/ business development activities.

In addition, we acquired an additional 10 employees and 2 consultants based in Boston, MA upon our acquisition of IMT on April 21, 2016.

We consider relations with our employees to be satisfactory.

Properties

Our principal executive office is located in premises of approximately 3,655 square feet at 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9. The facilities have been leased on our behalf by Ryerson University and we receive a subsidy on lease payments to the University. We are also renting additional temporary space. We intend to move to larger Canadian premises in the future to allow for infrastructure to accommodate our development work based on our current operating plan.

IMT’s principal offices, which are now our U.S. base of operations, is located in approximately 9,300 square feet of leased space at 80 Coolidge Hill Road, Watertown, Massachusetts 02472. We believe these facilities are adequate for our current needs.

We do not own any real estate.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

IMT is subject to certain legal proceedings from prior to our April 21, 2016 acquisition. We do not believe that these matters, individually or in the aggregate, are material. We believe IMT’s total maximum exposure under such matters could amount to approximately $40,000.

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MANAGEMENT

Directors and Executive Officers

Our executive officers and directors are as follows:

Name	Age	Position
Peter Bloch	57	Chief Executive Officer and Chairman of the Board of Directors
Michal Prywata	25	Chief Operating Officer and Director
Leslie N. Markow	56	Chief Financial Officer
Hermano Igo Krebs	57	Chief Science Officer
Timothy A. McCarthy	51	Chief Commercialization Officer
Jules Fried	69	Vice President, US Operations
Robert Hariri	56	Director
Marc Mathieu	57	Director

Peter Bloch: Chief Executive Officer and Chairman of the Board of Directors. Mr. Bloch has served as the Company’s Chief Executive Officer since April 2013 and as Chairman of the Board of Directors since February 2014. From April 2012 to April 2013, Mr. Bloch served as our Chief Financial Officer. Mr. Bloch is a CPA, CA with a track record of building both public and private technology companies, mainly in the life sciences industry. Mr. Bloch currently serves as a Director of HB Agri Products Inc., a manufacturer of organic fertilizers from waste, since February 2014. From January 2008 to February 2009, Mr. Bloch served as the Chief Financial Officer of Just Energy, a public electricity and gas company. Since December 2011, Mr. Bloch has also served as a Director for Walmer Capital Corp., an acquisition company. His past 25 years of executive management experience includes serving as Chief Financial Officer and joint interim CEO of Sanofi Canada Inc., the Canadian affiliate of Sanofi, a global healthcare leader; Chief Financial Officer of Intellivax Inc., a biotechnology company which was sold to GlaxoSmithKline for $1.75 billion; founder of Tribute Pharmaceuticals, a specialty pharmaceutical company; and Chief Financial Officer of Gennum Corporation, a public semiconductor company focused on the TV and medical device market. These companies have ranged in size from start-ups to companies with revenues of over $2 billion. In these roles, Mr. Bloch has secured significant funding for both private and public companies, gained experience with initial public offerings and led a number of acquisitions and partnership transactions. We believe Mr. Bloch is qualified to serve as Chairman of the Board of Directors due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Michal Prywata: Chief Operating Officer and Director. Mr. Prywata is the co-founder of Bionik Canada and has served as our Chief Operating Officer since April 2013 and as a Director since March 2011. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He has spent the past 5 years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with Mr. Caires, was responsible for raising and securing initial seed capital – subsequent capital raises were done together with Mr. Bloch. Mr. Prywata is the co-inventor of all current intellectual property of the Company. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

Leslie N. Markow: Chief Financial Officer. Ms. Markow has served as the Company’s Chief Financial Officer since September 2014. She is a CPA CA in Canada, a US CPA (Illinois) and Chartered Director. From 2002 to 2004 and since 2010, Ms. Markow has provided outsourced CFO, controller and financial services on a part-time basis to numerous public and private companies. In addition, in 2012-2013, Ms. Markow was the Chief Financial Officer of Stewardship Ontario, a supply chain operator of Blue Box and Orange Drop Programs for industry in the Province of Ontario. In 2010-2012, Ms. Markow was the Chief Financial Officer of Blue Ocean NutraSciences Inc. (formerly Solutions4CO2 Inc.), a public CO2 solution industrial company. From 2004 to 2010, Ms. Markow was the Director of Client Service for Resources Global Professionals, a Nasdaq-listed global consulting firm. From 1991-2002, she held various positions at SunOpta Inc. a TSX-Nasdaq listed company, which at that time was named Stake Technology Ltd. and was an industrial technology manufacturer, including as Chief Administrative Officer, Vice-President Regulatory Reporting & Compliance, Chief Financial Officer and Vice-President–Finance and Controller. Ms. Markow started her career in 1983 with predecessors of PricewaterhouseCoopers, ultimately holding a position as Senior Audit Manager and in 1991, she moved to SunOpta Inc. Ms. Markow is a member of the Board of Directors and Chairperson of the Audit Committee of Jemtec Inc., a Canadian public company that sells monitoring hardware and software. She also is a member of Financial Executives Canada, where she is a past National Board Director, Toronto Board Director, Toronto Chapter President and the winner of the Toronto Leadership Award, and is a faculty member of The Directors College, which is a joint venture of McMaster University and The Conference Board of Canada.

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Dr. Hermano Igo Krebs: Chief Science Officer. Dr. Krebs has been our Chief Science Officer since our acquisition of IMT on August 21, 2016. He is a co-founder of IMT and has been a member of its Board of Directors since March 1998 and Chairman of the Board since April 2015 until its acquisition. He was also IMT’s interim CEO in 2015. Dr. Krebs joined the Massachusetts Institute of Technology’s Mechanical Engineering Department in 1997 where he is a Principal Research Scientist and Lecturer. He also holds an affiliate position as an Adjunct Professor at University of Maryland School of Medicine, Department of Neurology, and as a Visiting Professor at Fujita Health University, Department of Physical Medicine and Rehabilitation, at University of Newcastle, Institute of Neuroscience, and at Osaka University, Department of Mechanical Sciences and Bioengineering. He received his B.S. and M.S. degrees in Naval Engineering (option electrical) from Politecnica School of University of Sao Paulo – Brazil, in 1980 and 1987, respectively. He received another M.S. degree in Ocean Engineering from Yokohama National University – Japan, in 1989, and the Ph.D. degree in Engineering from the Massachusetts Institute of Technology, Cambridge, in 1997. From 1977 to 1978, he taught electrical design at Escola Tecnica Federal de Sao Paulo. From 1978 to 1979, he worked at University of Sao Paulo in a project aiming at the identification of hydrodynamic coefficients during ship maneuvers. From 1980 to 1986, he was a surveyor of ships, offshore platforms, and container cranes at the American Bureau of Shipping – Sao Paulo office. In 1989, he was a visiting researcher at Sumitomo Heavy Industries – Hiratsuka Laboratories – Japan. From 1993 to 1996, he worked at Casper, Phillips & Associates, Tacoma, WA in container cranes and control systems. He is a Fellow of the IEEE. Dr. Krebs was nominated by two of IEEE societies: IEEE-EMBS (Engineering in Medicine & Biology Society) and IEEE-RAS (Robotics and Automation Society) to this distinguished engineering status “for contributions to rehabilitation robotics and the understanding of neuro-rehabilitation.” His work goes beyond Stroke and has been extended to Cerebral Palsy for which he received “The 2009 Isabelle and Leonard H. Goldenson Technology and Rehabilitation Award,” from the Cerebral Palsy International Research Foundation (CPIRF). In 2015, he received the prestigious IEEE-INABA Technical Award for Innovation leading to Production “for contributions to medical technology innovation and translation into commercial applications for Rehabilitation Robotics.”

Timothy A. McCarthy: Chief Commercialization Officer. Mr. McCarthy has been our Chief Commercialization Officer since August 2016. From January 2014 through July 2016, Mr. McCarthy was the Chief Executive Officer of Medical Compression Systems, Inc., a Concord, Massachusetts-based medical device company developing smart compression treatments that enhance arterial, venous and lymphatic circulation, where he led a commercial stabilization and turnaround effort in order to prepare it for a M&A transaction in 2016. Prior to that, from December 2009 through May 2014, Mr. McCarthy was the President and Chief Executive Officer of iWalk, Inc., a medical robotics company commercializing the M.I.T. invented BiOM T2 System; an actively powered lower limb bionic prosthesis to normalize gait. From April 2000 through November 2009, he held various positions at Ossur Americas (formerly Flex Foot), a leading global company in non-invasive orthopedics, culminating in the position of Vice President of Sales and Marketing (2003-2009). Prior to that, from January 1997 through March 2000, Mr. McCarthy was a Vice President/Principal of Northeast Rehab, Inc. and OMEX, Inc., a regional distributor of post-operative orthopedic rehabilitation products and DME billing services. From 1991 through 1997, he was first Area Sales Manager and then Regional Sales Manager for The Chattanooga Group, Inc., which represents itself as the world’s largest manufacturer of rehabilitation products for the treatment of orthopedic, neurological, and soft tissue disorders. Mr. McCarthy graduated cum laude from Northeastern University with a BS in Business Administration, and received his MBA from the University of California, Los Angeles.

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Jules Fried: Vice President, US Operations. Mr. Fried has been our Vice President, US Operations since our acquisition of IMT on August 21, 2016. Prior to that, Mr. Fried was first a consultant to, and then the CEO of, IMT since July 2015. Since 2008, Mr. Fried has been a director and member of the audit and risk management committees of First Commons Bank, a community bank in Newton, MA. From January 2012 until August 2013, Mr. Fried was the Principal of Atlantic VIC, a venture development company specializing in licensing technology from research institutions for new ventures and from July 2004 to July 2015, he was the Managing Director of JM Fried & Co., a business development advisory service. From October 2007 to October 2011, Mr. Fried was the Executive Vice President of The Lappin Company, a world-wide recruiter for healthcare and life science consulting firms.

Dr. Robert Hariri: Director. Dr. Robert (Bob) Hariri is a surgeon, biomedical scientist and highly successful serial entrepreneur in two technology sectors: biomedicine and aerospace. The Chairman, Founder, Chief Scientific Officer, and former Chief Executive Officer of Celgene Cellular Therapeutics, one of the world’s largest human cellular therapeutics companies, Dr. Hariri has pioneered the use of stem cells to treat a range of life threatening diseases and has made transformative contributions in the field of tissue engineering. His activities and experience includes academic neurosurgeon at Cornell, businessman, military surgeon and aviator and aerospace innovator. Dr. Hariri has over 90 issued and pending patents, has authored over 100 published chapters, articles and abstracts and is most recognized for his discovery of pluripotent stem cells from the placenta and as a member of the team which discovered the physiological activities of TNF (tumor necrosis factor). Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award and has received numerous other honors for his many contributions to biomedicine and aviation. Dr. Hariri also serves on numerous Boards of Directors including Myos Corporation and Provista Diagnostics. Dr. Hariri is an Adjunct Associate Professor of Pathology at the Mount Sinai School of Medicine and a member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons, and is a member of the scientific advisory board for the Archon X PRIZE for Genomics, which is awarded by the X PRIZE Foundation. Dr. Hariri is also a Trustee of the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor Chris Christie. Dr. Hariri is also a member of the Board of Trustees of the J. Craig Venter Institute. A jet-rated commercial pilot with thousands of hours of flight time in over 60 different military and civilian aircraft, Dr. Hariri has also produced several feature films as well as documentaries on global societal issues. We believe Dr. Hariri is qualified to serve as a director due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Marc Mathieu: Director. Mr. Mathieu has been the U.S. Chief Marketing Officer of Samsung North America since June 2015. Prior to that, from April 2011 to June 2015, he was Senior Vice President of Global Marketing at Unilever, where he was responsible for the development of Unilever’s global marketing strategy. Mr. Mathieu has also overseen the implementation of pivotal programs such as Project Sunlight, the first Unilever brand consumer initiative to motivate millions of people to adopt more sustainable lifestyles, and The Unilever Foundry, a platform that provides a single entry-point for innovative start-ups seeking to partner with Unilever. Since January 2011, Mr. Mathieu has been the Chairman and Co-founder of We&Co, a social app for People who provide and enjoy great service. From January 2009 through August 2011, Mr. Mathieu founded and was principal of the strategic brand consultancy, BeDo, which worked to build brands with purpose and fuse marketing and sustainability agendas. From 1996 through 2008, Mr. Mathieu held various positions at Coca-Cola, culminating in Senior Vice President Global Brand Marketing. He sits on the Advisory Panel of the Guardian Digital and Media network and writes for Marketing Week magazine. He is a regular conference and keynote speaker on themes such as the Future of Marketing. Mr. Mathieu has a passion for theatre and sits on the Board of Directors for the Almeida Theatre and Punchdrunk. We believe Mr. Mathieu is qualified to serve as a member of the Board of Directors due to his marketing experience.

There are no family relationships among any of our current or proposed officers and directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Each of our executive officers and directors has informed us that he or she, as the case may be, has not been involved in any of the events specified in clauses (1) through (8) of Regulation S-K, Item 401(f). Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the Commission.

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Term of Office

Directors are appointed to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than Mr. Mathieu, who did not file a Form 4 disclosing the acquisition of certain options beneficial owned by him, by the deadline, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2016.

Code of Business Conduct and Ethics Policy

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.bioniklabs.com.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which as of December 8, 2016, 2016, is comprised of Peter Bloch, Michal Prywata, Robert Hariri, Marc Mathieu and Hermano Igo Krebs.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.

Our board of directors does not currently have any committees, such as an audit committee or a compensation committee. However, the board of directors may establish such committees in the future, and will establish an audit committee and a compensation committee (and any other committees that are required) if the Company seeks to be listed on a national securities exchange.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

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•	The director is, or at any time during the past three years was, an employee of the company;

•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Dr. Hariri and Mr. Mathieu are considered independent directors.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Bionik for the periods indicated.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Peter Bloch(2)
Chief	2016T	68,750	-	-	-		-	3,463		72,213
Executive	2015	260,891	-	-	505,185	(3,10)	-	107,533	(4)	873,609
Officer	2014T	100,491	-	-	419,829	(3,5)	-	80,000		600,320

Michal Prywata
Chief	2016T	52,500	-	-	-		-	2,645		55,145
Operating	2015	198,430	-	-	202,074	(3,9)	-	71,285	(6)	471,789
Officer	2014T	145,460	-	-	419,829	(3,5)	-	-		565,289

Thiago Caires (8)
Chief	2016T	52,500	-	-	-		-	2,645		55,145
Technology	2015	204,215	-	-	-		-	71,808	(7)	276,023
Officer	2014T	145,491	-	-	419,829	(3,5)	-	-		565,320

Leslie N. Markow (9)
Chief	2016T	52,500	-	-	-		-	2,645		55,145
Financial	2015	131,727	24,000	-	488,789	(3,11)	-	4,997		649,513
Officer	2014T	32,134	-	-	-		-	-		32,134

(1)	“2016T” refers to the Company’s three month transition period ended March 31, 2016. “2015” refers to the Company’s fiscal year ended December 31, 2015. “2014T” refers to the Company’s nine month transition period ended December 31, 2014.
(2)	Mr. Bloch was a consultant to Bionik Canada until August 2014. His consulting income is reflected under All Other Compensation in the table.
(3)	For assumptions made in such valuation, see Note 9 to the Company’s audited consolidated financial statements included in this prospectus, commencing on page F-21.
(4)	Represents additional compensation as a result of the successful consummation of the Company’s Acquisition Transaction and Offering of $99,181 and a contribution to RRSP(Canadian IRA) and other benefits of $8,352.
(5)	On July 1, 2014, the Company issued 990,864 options to Messrs. Bloch, Prywata and Caires at an exercise price of $0.23 with a term of 7 years, which vest on May 27, 2015. On February 26, 2015, as a result of the Acquisition Transaction, the options were revalued for each executive to $419,829 for a total of $1,259,487. See “Outstanding Equity Awards” below for additional information on options granted to the named executive officers during the nine-month transition period ended December 31, 2014.
(6)	Represents additional compensation as a result of the successful consummation of the Company’s Acquisition Transaction and Offering of $64,468 and RRSP (Canadian IRA) contributions and other benefits of $6,817.
(7)	Represents additional compensation as a result of the successful consummation of the Company’s Acquisition Transaction and Offering of $64,468 and RRSP (Canadian IRA) contributions and other benefits of $7,340.
(8)	Mr. Caires ceased as the Company’s Chief Technology Officer effective as of April 8, 2016.
(9)	Ms. Markow was hired by Bionik Canada on September 3, 2014 on a part-time basis and became a full time employee on September 16, 2015.
(10)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016.
(11)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.

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Outstanding Equity Awards at Fiscal Year-End

 The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date(1)

Peter Bloch	990,864	(2)	-		$0.23	July 1, 2021
	-		1,000,000	(3)	$1.00	December 14, 2022

Michal Prywata	990,864	(2)	-		$0.23	July 1, 2021
	-		400,000	(3)	$1.00	December 14, 2022

Thiago Caires	990,864	(2)	-		$0.23	July 1, 2021 (4)

Leslie N. Markow	94,371	(5)	-		$0.23	February 16, 2022
	-		47,186	(5)	$0.23	February 16, 2022
	-		400,000	(6)	$1.22	November 24, 2022

(1)	Such options may earlier expire or terminate based on the termination of employment provisions with respect to each option grant.
(2)	On July 1, 2014, Bionik Canada issued 2,972,592 options (adjusted for post-Acquisition Transaction) equally split between Messrs. Bloch, Prywata and Caires, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. All of such options were issued subject to and contingent on the successful consummation of the Offering and the Acquisition Transaction, which took place on February 26, 2015. Accordingly, such options are deemed issued as of February 26, 2015.
(3)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016.
(4)	Mr. Caires ceased as the Company’s Chief Technology Officer effective as of April 8, 2016, and such options expired on October 8, 2016.
(5)	On February 17, 2015, we issued 141,557 options (adjusted for post-Acquisition Transaction) to Ms. Markow at an exercise price of $0.23, that vest one-third immediately and two thirds over the next two anniversary dates with an expiry date of seven years.
(6)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.

On February 25, 2015, 262,904 post-Acquisition Transaction common shares were issued to two former lenders connected with a $241,185 loan received and repaid in fiscal 2013. As part of the consideration for the initial loan, Messrs. Prywata and Caires transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse them 320,000 common shares, however these shares have not yet been issued.

Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2016, we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2016.

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Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended March 31, 2016.

Name	Fees earned or paid in cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Robert Hariri	$20,000	-	$128,360	(1)	-	-	$-	$148,360
Marc Mathieu	-	-	$101,037	(1)	-	-	$-	$101,037

(1)	On December 14, 2015, Dr. Hariri and Mr. Mathieu were each granted 200,000 options exercisable at $1.00, which vest equally over three years on the anniversary date starting December 14, 2016. In addition, Dr. Hariri was granted 62,914 options on February 15, 2015, exercisable at $0.23, of which one third vested immediately and the remainder vests equally on the one year and two year anniversary of the date of grant.

Our independent directors each receive an annual cash payment of up to $20,000, as well as reimbursement for expenses incurred by them in connection with attending board meetings. They also are eligible for stock option grants.

Messrs. Bloch, Prywata and Caires received compensation for their respective services to the Company as set forth above under “-Compensation of Executive Officers.”

Employment Agreements

Peter Bloch

Bionik Canada entered into an employment agreement with Peter Bloch on July 7, 2014, to serve as our Chief Executive Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Bloch received an annual base salary of $275,000 per annum since February 26, 2015. The salary will be reviewed on an annual basis to determine potential increases based on Mr. Bloch’s performance and that of the Company. Mr. Bloch would also be entitled to receive a target annual cash bonus of 50% of base salary.

In the event Mr. Bloch’s employment is terminated as a result of death, Mr. Bloch’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Mr. Bloch’s employment is terminated as a result of disability, Mr. Bloch would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Bloch’s employment is terminated by us for cause, Mr. Bloch would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Bloch’s employment is terminated by us without cause, he would be entitled to receive 12 months’ pay (salary and bonus) and full benefits, plus one month for each year of service. Furthermore, Mr. Bloch will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

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The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Bloch agrees not to compete and solicit with the Company. Mr. Bloch also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Michal Prywata

Bionik Canada entered into an employment agreement with Michal Prywata on July 7, 2014, to serve as our Chief Operating Officer, on an indefinite basis subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Prywata received an annual base salary of $210,000 since February 26, 2015. The salary will be reviewed on an annual basis to determine potential increases based on Mr. Prywata’s performance and that of the Company.

Mr. Prywata would also be entitled to receive a target annual cash bonus of 30% of base salary,. Mr. Prywata is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

In the event Mr. Prywata’s employment is terminated as a result of death, Mr. Prywata’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Mr. Prywata’s employment is terminated as a result of disability, Mr. Prywata would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by us for cause, Mr. Prywata would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by us without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Prywata will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Prywata agrees not to compete and solicit with the Company. Mr. Prywata also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Leslie N. Markow

Bionik Canada entered into an employment agreement with Leslie Markow on September 3, 2014 to serve as our Chief Financial Officer, on a part-time, indefinite basis subject to the termination provisions described in the agreement. On September 16, 2015, Ms. Markow was promoted to full time. Pursuant to the terms of the agreement, as amended, Ms. Markow receives an annual base salary of $210,000 payable semi-monthly in arrears. The salary will be reviewed on an annual basis to determine potential increases based on Ms. Markow’s performance and that of the Company. Ms. Markow would also be entitled to receive a target annual cash bonus of 30% of base salary, and a grant of options in an amount to be determined at the price of the Acquisition Transaction, upon the closing of the Acquisition Transaction, to vest over three years in equal annual installments.

In the event Ms. Markow’s employment is terminated as a result of death, Ms. Markow’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Ms. Markow’s employment is terminated as a result of disability, Ms. Markow would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

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In the event Ms. Markow’s employment is terminated by us for cause, Ms. Markow would be entitled to receive her annual salary, benefits and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us without cause, she would be entitled to receive no more than 9 months’ pay and full benefits. Furthermore Ms. Markow will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Ms. Markow also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Hermano Igo Krebs

Effective as of the effective date of the acquisition of IMT, the Company hired Dr. Hermano Igo Krebs, as a part-time employee and appointed him as the Company’s Chief Science Officer, all pursuant to an Employment Agreement with Dr. Krebs dated April 19, 2016 (the “Krebs Employment Agreement”). Dr. Kreb’s employment with the Company shall be subject to any conflicting obligations he has to The Massachusetts Institute of Technology (“MIT”), and Dr. Krebs shall not have to perform any services for the Company if the performance of such services may conflict with his obligations or duties to MIT.

Dr. Krebs shall be employed by the Company indefinitely subject to the termination provisions described in the Krebs Employment Agreement. Pursuant to the terms of the Krebs Employment Agreement, Dr. Krebs shall receive an annual base salary of $218,000 per annum multiplied by his part-time percentage from time to time, which as of the date of this Form 8-K is 49%. The annual base salary shall be reviewed on an annual basis or more frequently by mutual agreement. Dr. Krebs will be entitled to participate in the Company’s equity incentive plan, and would also be entitled to receive an annual discretionary bonus of 30% of annualized actual base salary.

In the event Dr. Krebs’s employment is terminated as a result of death, Dr. Krebs’s estate would be entitled to receive the annual salary, outstanding expenses, accrued vacation and a portion of the annual bonus earned up to the date of death. In addition, all options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions thereof.

In the event Dr. Krebs’s employment is terminated as a result of disability, Dr. Krebs would be entitled to receive the annual salary, accrued vacation, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Company for cause, Dr. Krebs would be entitled to receive his annual salary, accrued vacation, benefits and expenses incurred up to the date of termination.

In the event Dr. Krebs’s employment is terminated by the Company without cause or Dr. Kreb’s terminates for good reason, he would be entitled to receive (a) six months’ salary, plus one months’ salary for each completed year of service up to a maximum of nine months’ salary, (b) unreimbursed expenses and accrued vacation time, subject to certain limitations.

Dr. Krebs will not sell or transfer any shares of the Company’s common stock owned by him as a result of the Merger except until such securities are registered for resale along with any Registrant securities it registers on behalf of Peter Bloch.

The Krebs Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company, but subject to his continued right to be employed by MIT or other non-profit entity. Dr. Krebs also agreed to customary terms regarding confidentiality and ownership of intellectual property, but subject to any rights of MIT or other non-profit entity he may work for that are required as a condition to such employment.

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Timothy A. McCarthy

The Company entered into an Employment Agreement with Mr. McCarthy, effective as of August 8, 2016, his first day of employment (the “McCarthy Employment Agreement”).

Mr. McCarthy shall be employed by the Company until terminated pursuant to the termination provisions described in the McCarthy Employment Agreement. Pursuant to the terms of the McCarthy Employment Agreement, Mr. McCarthy shall receive an annual base salary of $260,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. McCarthy may be entitled to receive an annual bonus of up to 50% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in the Company’s equity incentive plan, and shall be granted incentive options to purchase an aggregate of 750,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on August 8, 2016, the date of grant, and which shall vest equally over a 3 year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date.

In the event Mr. McCarthy’s employment is terminated as a result of death, Mr. McCarthy’s estate would be entitled to receive any earned base salary and accrued vacation earned up to the date of death.

In the event Mr. McCarthy’s employment is terminated as a result of disability, Mr. McCarthy would be entitled to receive the annual salary, accrued vacation, and benefits through the date of termination.

In the event Mr. McCarthy’s employment is terminated by the Company for cause, as defined in the McCarthy Employment Agreement, Mr. McCarthy would be entitled to receive his unpaid base salary incurred up to the date of termination.

In the event Mr. McCarthy’s employment is terminated by the Company without cause, he would be entitled to receive 6 months’ salary and benefits, plus accrued vacation and pro-rata bonus.

Mr. McCarthy may terminate the McCarthy Employment Agreement and his employment at any time, for any reason, provided that he provides the Company with 60 days’ prior written notice. In case of “good reason” (as defined in the McCarthy Employment Agreement), the Company shall pay to Mr. McCarthy: (i) 6 months’ salary and benefits; and (ii) accrued vacation time if any; provided that the Company shall not be required to pay the 6 months’ salary and benefits in the event the Company elects to enforce the non-competition provisions of the McCarthy Employment Agreement and pays to Mr. McCarthy as a result of such enforcement, no less than that amount in base salary.

The McCarthy Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. McCarthy also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Jules Fried

Effective as of the effective date of the acquisition of IMT, the Company hired Jules Fried, as its Vice President of US Operations, all pursuant to an Employment Agreement with Mr. Fried dated April 19, 2016 (the “Fried Employment Agreement”).

The term of employment under the Fried Employment Agreement is 3 years subject to the termination provisions described in the Fried Employment Agreement. Pursuant to the terms of the Fried Employment Agreement, Mr. Fried shall receive an annual base salary of $218,000 per annum, will be entitled to participate in the Company’s equity incentive plan, and would also be entitled to receive an annual discretionary bonus of 30% of base salary.

In the event Mr. Fried’s employment is terminated as a result of death, Mr. Fried’s estate would be entitled to receive the annual salary, accrued vacation and a portion of the annual bonus earned up to the date of death. In addition, all options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions thereof.

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In the event Mr. Fried’s employment is terminated as a result of disability, Mr. Fried would be entitled to receive the annual salary, accrued vacation, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Fried’s employment is terminated by the Company for cause, Mr. Fried would be entitled to receive his annual salary, accrued vacation, benefits and expenses incurred up to the date of termination.

In the event Mr. Fried’s employment is terminated by the Company without cause, he would be entitled to receive 3 months’ salary, plus four weeks’ salary for each completed year of service up to a maximum of nine months’ salary.

Mr. Fried will not sell or transfer any Registrant security owned by him as a result of the Merger except as follows:

•	Mr. Fried may rely upon Rule 144 to sell any of such securities.

•	Any shares of common stock underlying $0.25 options shall be released from such restrictions upon the effectiveness of the resale registration statement referred to in the last sentence of Section 3.11 of the Fried Employment Agreement.

•	Any shares of common stock underlying $0.95 options shall not be subject to any restrictions under the Fried Employment Agreement.

•	Any other such securities owned by Mr. Fried shall be released from such restrictions upon the effectiveness of the resale registration statement referred to in the last sentence of Section 3.11 of the Fried Employment Agreement.

The Fried Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. Fried also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of December 8, 2016, held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of December 8, 2016 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The voting and exchange trustee is entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the one share of Special Voting Preferred Stock on all matters that may properly come before a meeting of stockholders. The share of Special Voting Preferred Stock is entitled to that number of votes equal to the number of outstanding Exchangeable Shares (other than shares held by us or our subsidiaries). The holders of our common stock and the holder of the Special Voting Preferred Stock vote together as a single class. The Exchangeable Shares are exchangeable for shares of our common stock at any time on a one-for-one basis.

All rights of a holder of Exchangeable Shares to exercise votes attached to the share of Special Voting Preferred Stock will cease upon the exchange of that holder’s Exchangeable Shares for shares of our common stock.

The following table provides for percentage ownership based on 96,362,541 shares are outstanding as of December 8, 2016, consisting of 46,362,541 shares of Common Stock and 50,000,000 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares of Bionik Canada for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Peter Bloch (1)(2)	7,408,101	7.58%
Michal Prywata (1)(3)	8,620,548	8.84%
Thiago Caires (1)(4)	7,496,351	7.78%
Olivier Archambaud (1)(5)	7,210,768	7.48%
Leslie N. Markow (6)	227,707	*
Hermano Igo Krebs (7)	5,190,376	5.37%
Jules Fried (8)	2,465,825	2.52%
Robert Hariri (9)	358,610	*
Marc Mathieu (10)	66,666	*
Timothy A. McCarthy (11)	-	-
All directors and executive officers as a group (8 persons)	24,337,833	24.03%

* Less than 1%

(1)	Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:
•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Acquisition Transaction;
•	Have dividend entitlements and other attributes corresponding to the Common Stock;

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•	Be exchangeable, at each holder’s option, for Common Stock; and
•	Upon the direction of our board of directors, be exchanged for Common Stock on the 10-year anniversary of the First Closing, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes options to acquire 990,864 Exchangeable Shares and 333,333 shares of our common stock.
(3)	Includes options to acquire 990,864 Exchangeable Shares and 133,333 shares of our common stock. Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Prywata.
(4)	Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Caires.
(5)	Mr. Archambaud’s address is BP 41379, 98713 Papeete, French Polynesia.
(6)	Represents options to acquire shares of our common stock.
(7)	Of such shares, 1,038,075 are held in escrow to satisfy potential indemnifiable losses by the Company under the terms of the merger agreement with IMT. Includes options to acquire 360,231 shares of our common stock.
(8)	Of such shares, 173,729 are held in escrow to satisfy potential indemnifiable losses by the Company under the terms of the merger agreement with IMT. Includes options to acquire 1,597,178 shares of our common stock.
(9)	Includes options to acquire 108,610 shares of our common stock and warrants to acquire 125,000 shares of our common stock.
(10)	Represents options to acquire shares of our common stock.
(11)	Does not include options to purchase 750,000 shares of our common stock which are not currently exercisable and will not become exercisable within 60 days of December 8, 2016.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

As of February 26, 2015, as part of the Acquisition Transaction, the Company spun off Strategic Dental Alliance, Inc., a Colorado corporation, a wholly-owned subsidiary of the Company and, until the Acquisition Transaction, the holder of certain of the Company’s assets and liabilities, to Messrs. Brian Ray and John Lundgreen, former directors and executive officers of the Company.

As of February 26, 2015, as part of the Acquisition Transaction and the resignation of Mr. Kibler as our Chief Executive Officer, we cancelled an aggregate of 90,207,241 shares of the Company’s common stock beneficially owned by AAK Ventures, LLC, a Delaware limited liability company controlled by Mr. Kibler.

In June, 2014, Olivier Archambaud, a former director of Bionik Canada, received payments and fees of CDN$233,000 for services rendered to Bionik with respect to a capital raise transaction, which he subsequently converted into 247,778 common shares of Bionik Canada at $0.81 ($0.90 CAD) per share. Subsequent to March 31, 2014, one advance amounting to $85,947 was settled by the issuance of 105,555 pre-transaction common shares to Mr. Archambaud.

As of September 30, 2016, we had aggregate advances receivable from Michal Prywata, our Chief Operating Officer and a director, and from Thiago Caires, our former Chief Technology Officer, for $41,508 (March 31, 2016 - $41,445). These advances are unsecured, bear interest at a rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and are payable on demand in Canadian dollars. At September 30, 2016, we accrued interest receivable in the amount of $2,224 (March 31, 2016 - $1,148); the remaining fluctuation in the balance from the prior year is due to foreign exchange.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik Canada agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre-transaction common shares to the loan holder and this will be reimbursed by the issuance of 320,000 exchangeable shares to Messrs. Caires and Prywata effective as of the date of the Acquisition Transaction. These shares have not yet been issued.

Dr. Krebs, our Chief Science Officer, is a party to the Agreement and Plan of Merger with IMT, and acts as the shareholders representative pursuant to the terms of that agreement.

At the effective date of the Merger, (a) Dr. Krebs received an aggregate of 5,190,376 shares of Bionik common stock (subject to 20% of such shares held in escrow to satisfy indemnifiable losses by the Company under the terms of the merger agreement) in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 360,231 shares of the common stock of the Company and (b) Mr. Fried received an aggregate of 868,647 shares of Bionik common stock (subject to 20% of such shares held in escrow to satisfy indemnifiable losses by the Company under the terms of the merger agreement) in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 1,597,178 shares of the common stock of the Company

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An aggregate of approximately $149,000 in principal amount and accrued interest is payable to Dr. Krebs, which with accrued interest are due and payable the earlier of December 31, 2017 and the date we raise new capital exceeding $15 million in cash. In addition, we repaid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of Dr. Krebs’ wife at or about the effective date of the acquisition of IMT.

An aggregate of approximately $130,000 was due to Dr. Krebs for past-due compensation and an aggregate of approximately $123,000 was due to Mr. Fried for past-due compensation, which amounts were paid at or about the effective date of the acquisition of IMT.

Dr. Krebs is a licensor to IMT pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and the co-licensor an aggregate royalty of 1% of sales based on such patent.

Sharon Krebs, the wife of Dr. Krebs, is an employee. Ms. Krebs is paid $85,000 per annum.

As a result of Mr. Caires ceasing being employed by the Company effective as of April 8, 2016, the Company agreed on July 15, 2016 to continue his salary until June 23, 2017 and to pay on his behalf an additional CDN$11,300. This is in lieu of any severance he otherwise would have been entitled to under his employment agreement.

Other than the above transactions and the transaction relating to IMT and its officers and directors included elsewhere in this prospectus, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

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SELLING STOCKHOLDERS

This prospectus relates to the registration of 32,816,500 shares of our common stock, consisting of:

•	16,408,250 shares of our issued and outstanding common stock; and
•	16,408,250 shares of our common stock that may be issued upon the exercise of outstanding warrants.

Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions.

The selling stockholders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares.

Certain selling stockholders set forth in the table of selling stockholders below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified below acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to the Company, and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the selling stockholders table below is acting as a broker-dealer in connection with this offering. Additionally, each selling stockholder identified in the table below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Unless otherwise indicated, none of the selling stockholders have within the past three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

	Number of	Common Stock	Shares Beneficially Owned After
	Shares	Offered by the	Offering
	Beneficially	Selling
Name of Selling Stockholder	Owned(1)	Stockholder	Number	Percent
Abrams, Mark	750,000	750,000	–	–
Andreotti, Paul	25,000	25,000	–	–
Antico, Steven R.	250,000	250,000	–	–
Apregan Family Living Trust dto 2/11/98 (2)	187,500	187,500	–	–
Beaumont, Nigel	54,000	54,000	–	–
Bricker, Adam	125,000	125,000	–	–
Brickley, Robert J.	131,250	131,250	–	–
Bridges, Bob	62,500	62,500	–	–
Cloyd, Richard A.	250,000	250,000	–	–
Dell'Aera, Mario	1,250,000	1,250,000	–	–
Dennis Abbott IRA (3)	187,500	187,500	–	–
Dotson, Robert	62,500	62,500	–	–
Dronenburg, Jr., Ernest	100,000	100,000	–	–
Factor, Seth	50,000	50,000	–	–
Fahey, Michael	125,000	125,000	–	–
Fisher, Patricia	25,000	25,000	–	–

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Freeman, Hank	125,000		125,000	–	–
Fried, Arno Harris	500,000		500,000	–	–
Giordano, Nicholas P.	250,000		250,000	–	–
Goodson, Michael D.	60,000		60,000	–	–
Gray, Jr. Donald	50,000		50,000	–	–
Hayden, Christopher	50,000		50,000	–	–
Herbranson, Dale E.	35,000		35,000	–	–
Huykman, Richard B.	175,000		175,000	–	–
Ide, Gary	125,000		125,000	–	–
Koncsics, Thomas M.	475,000		475,000	–	–
Laband, Alistair	250,000		250,000	–	–
Lew, Steven	62,500		62,500	–	–
Lipson, Adam C.	500,000		500,000	–	–
Lisser, Anna	100,000		100,000	–	–
Lutze, Michael	375,000		375,000	–	–
McGarr, Samuel	250,000		250,000	–	–
McGee, Larry	62,500		62,500	–	–
McLoughlin, Mick	1,170,000		1,170,000	–	–
Painter, Adam	62,500		62,500	–	–
Pazdro, Steven G.	300,000		300,000	–	–
Richards, Donald J.	125,000		125,000	–	–
Robert G. Moroney, Jr. IRA (4)	125,000		125,000	–	–
Root, Sherwin	25,000		25,000	–	–
Scherer, Martin	250,000		250,000	–	–
Scott, Duncan	500,000		500,000	–	–
Shappard, Richard A.	250,000		250,000	–	–
Simon, Michael & Mary	87,500		87,500	–	–
Susan A. Izard IRA (5)	62,500		62,500	–	–
Sweeney, David	20,000		20,000	–	–
Takada, Hideo	375,000		375,000	–	–
Tam, John L.	60,000		60,000	–	–
Thomas, Mark A.	62,500		62,500	–	–
Ufheil, David	125,000		125,000	–	–
Ufheil, David & Susan JT	125,000		125,000	–	–
Umansky, George	40,000		40,000	–	–
Uttley, Adam	120,000		120,000	–	–
Weiss, Brian	125,000		125,000	–	–
Whalen, Dennis T.	250,000		250,000	–	–
Orville A. White, IRA (6)	250,000		250,000	–	–
Bennett, Kirk	6,250		6,250	–	–
FACA Management Trust (7)	125,000		125,000	–	–
Bunker, Jeffrey	375,000		375,000	–	–
Andrew M. Ciora and Michelle A. Ciora Revocable Trust (8)	25,000		25,000	–	–
Cole, Jeffery	250,000		250,000	–	–
FRX Bionik, LLC (9)	200,000		200,000	–	–
Georgek, Gregory	437,500		437,500	–	–
Hall, David B.	200,000		200,000	–	–
Hariri, Robert J.	291,944	(10)	250,000	108,610	*
JW Opportunities Fund, LLC (11)	75,000		75,000	–	–
JW Partners, LP (12)	300,000		300,000	–	–
Kaminetsky, Jed	125,000		125,000	–	–
McKracken, Mark	187,500		187,500	–	–
Paul, Patrick	625,000		625,000	–	–
Perspecta Trust, LLC as Trustee of Lev Grzhonko Non-Grantor Delaware Trust (13)	250,000		250,000	–	–

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Pratt, Alfred	125,000		125,000	–	–
Scheck, Clifford	5,000		5,000	–	–
Ann Silvestri GS Irrevocable Trust (14)	625,000		625,000	–	–
Silvestri, John P.	625,000		625,000	–	–
Talwar, Mahesh	250,000		250,000	–	–
Lifestyle Healthcare LLC (15)	1,591,136	(16)	1,250,000	341,136	*
Fitzgibbons, Shawn	25,000		25,000	–	–
Mills, Christian	375,000		375,000	–	–
Paul, Patrick	1,250,000		1,250,000	–	–
Helicopter Express, Inc. (17)	400,000		400,000	–	–
OceanAir Environmental LLC	250,000		250,000	–	–
Boulus, Michael	50,000		50,000	–	–
Breen, David J.	250,000		250,000	–	–
Soles, Robert	125,000		125,000	–	–
Umansky, Morris	120,000		120,000	–	–
Weinman, Kristian & Sharon	62,500		62,500	–	–
Cohen, Gerald D.	125,000		125,000	–	–
Fuchs, Martin	77,500		77,500	–	–
Jindal, Gorav	100,000		100,000	–	–
Robert G Moroney IRA (18)	62,500		62,500	–	–
Alsberg, Charles	250,000		250,000	–	–
Carr, Walter Lee	250,000		250,000	–	–
Kasten, Donald	62,500		62,500	–	–
Schaffer, Don	62,500		62,500	–	–
Spence, Chris	250,000		250,000	–	–
Aldrich, Ellen Anita	62,500		62,500	–	–
Bouch, Clive	125,000		125,000	–	–
Braverman, Herbert	25,000		25,000	–	–
Casey, Rupert	250,000		250,000	–	–
Cummins, Jonathan	25,000		25,000	–	–
Cunningham, Scott	50,000		50,000	–	–
Defries, Graham	200,000		200,000	–	–
Donohue, James	250,000		250,000	–	–
Favre, Donald	125,000		125,000	–	–
Gan, Wah Meng	17,500		17,500	–	–
Golden, Richard J.	250,000		250,000	–	–
Greenberg, Mark	250,000		250,000	–	–
Herndon, Mark	125,000		125,000	–	–
Hinkle, Donald	25,000		25,000	–	–
Latimer, Gordon	250,000		250,000	–	–
Little, James	250,000		250,000	–	–
MacKenzie, Kevin	250,000		250,000	–	–
Moroney, Kathleen IRA (19)	62,500		62,500	–	–
Moroney, Richard	62,500		62,500	–	–
Moroney, Ryan IRA (20)	62,500		62,500	–	–
Pankowski, Joseph	25,000		25,000	–	–
Pazdro, Steven	287,500		287,500	–	–
Prasad, Joseph	10,000		10,000	–	–
Quackenbush, Michael	125,000		125,000	–	–
Rey Family Trust (21)	250,000		250,000	–	–
Richards, Donald	250,000		250,000	–	–
Shaer, Steve	250,000		250,000	–	–
Thibault, Daniel	125,000		125,000	–	–

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Tierney, John	250,000	250,000	–	–
Wakil, Salman	125,000	125,000	–	–
Abrams, Kristine	250,000	250,000	–	–
Barone, Charles	250,000	250,000	–	–
Chittick, John	62,500	62,500	–	–
Freyne, James	80,000	80,000	–	–
Friedman, Greg & Susan	25,000	25,000	–	–
George Umansky IRA (22)	40,000	40,000	–	–
Hart, Maureen & Allen	40,000	40,000	–	–
Pins, Judson	62,500	62,500	–	–
Richard Huyman IRA (23)	75,000	75,000	–	–
Semple, Bob	250,000	250,000	–	–
West, Andrew	125,000	125,000	–	–
Whalen, Dennis & Linda	250,000	250,000	–	–
Kristian Weinman Roth IRA (24)	1,110,000	1,110,000	–	–
Mulukutla, Ramakrisana	50,000	50,000	–	–
Gornick, Thomas G.	125,000	125,000	–	–
Poulad, David	500,000	500,000	–	–
Wheeler, Richard	60,000	60,000	–	–
Laband, Alistair	250,000	250,000	–	–
Pochi, Adam	20,000	20,000	–	–
Rabetz, William	40,000	40,000	–	–
Rush, David	500,000	500,000	–	–
Somers, James F.	125,000	125,000	–	–
Blum, George	50,000	50,000	–	–
Huesken, Richard J.	250,000	250,000	–	–
Pinto, Paul A.	25,000	25,000	–	–
Brown, Jeffrey S.	87,500	87,500	–	–
Dunlavy, Stanley	37,500	37,500	–	–
Farrell Jr., Richard A.	50,000	50,000	–	–
Genrich, Thomas W.	250,000	250,000	–	–
Mostafa El Khashab & Bakinam Ghoneim WROS (25)	25,000	25,000	–	–
Kort, Michael	50,000	50,000	–	–
Jerry and Lisa Krieg JTWROS	125,000	125,000	–	–
Jecmen, Scott J.	625,000	625,000	–	–
Lisa Kemp Carter IRA (26)	250,000	250,000	–	–
Denechaud, Barton	37,500	37,500	–	–
Gegg, James L.	162,500	162,500	–	–
Simon, Michael	37,500	37,500	–	–
TOTAL	33,178,607	32,816,500

*	Less than 1%.
(1)	Except as may otherwise be disclosed in a footnote, these values represent ownership of an equal number of shares of common stock and shares underlying common stock purchase warrants.
(2)	George Apregan and Patricia Ann Apregan, as Trustees, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(3)	Dennis Abbott has sole voting and investment control over these shares.
(4)	Robert G. Moroney Jr. has sole voting and investment control over these shares.
(5)	Susan A. Izard has sole voting and investment control over these shares.
(6)	Orville A. White has sole voting and investment control over these shares.
(7)	Frank A. Blankenbeckler III, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.

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(8)	Andrew M. Ciora, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(9)	Zeshan Muhammedi is the manager of the selling stockholder and has control of all decisions related to the voting and trading of stock.
(10	Includes 125,000 shares underlying common stock purchase warrants and options to acquire 41,944 shares of our common stock.
(11)	Jason Wild is the managing member JW GP, LLC, the manager of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(12)	Jason Wild is the managing member JW GP, LLC, the general partner of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(13)	Lev Grzhonko is the investment advisor of the Trust and has voting and investment control over these shares.
(14)	Ann Favell Silvestri, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(15)	Dmitri Saprikyn is a partner of the selling stockholder and has voting and investment control over the shares offered by the selling stockholder.
(16)	Includes 625,000 shares underlying common stock purchase warrants.
(17)	Scott R. Runyan has sole voting and investment control over these shares.
(18)	Robert G. Moroney has sole voting and investment control over these shares.
(19)	Kathleen Moroney has sole voting and investment control over these shares.
(20)	Ryan Moroney has sole voting and investment control over these shares.
(21)	David A. Rey, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(22)	George Umansky has sole voting and investment control over these shares.
(23)	Richard Huyman has sole voting and investment control over these shares.
(24)	Kristian Weinman has sole voting and investment control over these shares.
(25)	Lisa Kemp Carter has the sole voting and investment control over these shares.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as Exhibits 3.5 and 3.6 of the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 8, 2016, there were 46,362,541 shares of Common Stock issued and outstanding and 50,000,000 Exchangeable Shares which have rights (including voting rights) substantially identical to the Common Stock. Of the 23,650,000 shares issued to former IMT securityholders, an aggregate of 3,809,601 shares of Bionik common stock are being held in escrow to satisfy indemnifiable losses by the Company under the terms of the merger agreement with IMT. The escrow is pursuant to the terms of an Escrow Agreement, dated April 21, 2016, by and among the Registrant, Hermano Igo Krebs as Stockholders Representative, and Ruskin Moscou Faltischek, PC, as escrow agent. Of the shares of Common Stock issued and outstanding, approximately 40,331,787 of such shares are restricted shares under the Securities Act. There is currently one share of The Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Delaware law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Delaware, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock.

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as The Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Delaware Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Special Voting Preferred Stock

The Board authorized the designation of a class of The Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, Bionik Canada and its shareholders entered into a transaction pursuant to which the Bionik Canada shareholders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, would receive instead newly issued shares of Bionik Canada that are exchangeable into shares of Common Stock at the same ratio as if the shareholders exchanged their common shares at the consummation of the Acquisition Transaction (the “Exchangeable Shares”). The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of The Special Voting Preferred Stock issued to the Trustee.

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In that regard, the Company has designated one share of preferred stock as The Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of The Special Voting Preferred Stock consist of the following:

•	The right to vote in all circumstances in which the Common Stock have the right to vote, with the Common Stock as one class;

•	The Special Voting Preferred Stock entitles the holder (the Trustee) to an aggregate number of votes equal to the number of shares of Common Stock that are issuable to the holders of the outstanding Exchangeable Shares;

•	The holder of the Special Voting Preferred Stock (and, indirectly, the holders of the Exchangeable Shares) has the same rights as the holders of Common Stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•	No entitlement to dividends;

•	The holder of the Special Voting Preferred Stock is entitled to a total sum of $1.00 upon windup, dissolution or liquidation of the Company; and

•	The Company may cancel The Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of Bionik Canada, which could require Bionik Canada to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through The Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Canadian resident holders of Bionik Canada securities to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. Reference is made to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.

Warrants

General Terms. The Warrants issued in connection with the Offering are exercisable for Common Stock at an initial exercise price equal to $1.40 per share. The exercise price and the number of securities issued upon exercise of the Warrants are subject to adjustment in certain cases described below under “Adjustments.”

Exercisability. The Warrants are exercisable upon issuance and may be exercised at any time prior to the fourth anniversary of the date of the First Closing. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the Warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of a reclassification or exchange, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares Common Stock that might otherwise have been purchased upon the exercise of the Warrants. The issuance of the shares of common stock to the former IMT securityholders does not trigger the adjustments contemplated by the warrants.

Cashless Exercise. The Warrants do not provide for a “cashless” exercise, provided that the shares underlying the Warrants are registered.

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Redemption. The Warrants may be redeemed by the Company if the VWAP (as defined in the Warrants) of the Common Stock is 200% of the exercise price or more for 20 consecutive trading days, provided there is an effective registration statement covering the Warrant Shares.

Warrant holder Not a Stockholder. The Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of the Company.

The Placement Agent Warrants

We granted to the Placement Agent and/or its sub agents that conducted our Offering, warrants to purchase 10% of the shares of Common Stock sold in the Offering at an exercise price of $0.80 per share. The Placement Agent’s warrants were immediately exercisable upon grant and will expire four years after the applicable closing and provide for a cashless exercise right. The Placement Agent’s Warrants are not callable and have a customary weighted average anti-dilution provision.

Transfer Agent and Registrar

VStock Transfer, LLC is the registrar and transfer agent for our shares of common stock. Its address is 150 West 46th Street, 6th Floor, New York, NY 10036; Telephone: (212) 828-8436.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities offered hereby and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), if available, rather than under this prospectus; however, Rule 144 may only be available under the conditions set forth in subsection (i) (2) of such rule, as we were an issuer with no or nominal assets prior to February 26, 2015.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

69

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (or the Exchange Act), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

70

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The consolidated financial statements of the Company as of March 31, 2016 and 2015 and December 31, 2015 and 2014 and for the three month period and year ended March 31, 2016, the year ended December 31, 2015 and nine month period ended December 31, 2014 appearing in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of IMT at December 31, 2015 and 2014 and for the years then ended appearing in this prospectus have been audited by Wolf & Company, P.C., an independent public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the annual, quarterly and other information we file with the SEC pursuant to the informational requirements of the Securities Exchange Act of 1934. You may access the registration statement, of which this prospectus is a part, and our other reports and other filings, at the SEC’s Internet website.

71

BIONIK LABORATORIES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2016 and 2015 and December 31, 2015 and 2014

(Amounts expressed in US Dollars)

Index

Page

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as at March 31, 2016, March 31, 2015, December 31, 2015 and December 31, 2014	F-3

Consolidated Statements of Operations and Comprehensive (Loss) Income for the three month period ended March 31, 2016 and for the years ended March 31, 2016, March 31, 2015 (unaudited) and December 31, 2015 and the nine month period ended December 31, 2014	F-4

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency) for the periods ended March 31, 2016, December 31, 2015, March 31, 2015 (unaudited) and the nine month period ended December 31, 2014	F-5

Consolidated Statements of Cash Flows for the period ended March 31, 2016, and for the years ended March 31, 2016, March 31, 2015 (unaudited), December 31, 2015 and the nine month period ended December 31, 2014	F-6

Notes to Consolidated Financial Statements	F-7 – F-32

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Bionik Laboratories Corp.:

We have audited the accompanying consolidated balance sheets of Bionik Laboratories Corp. as of March 31, 2016 and 2015 and December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity (deficiency), and cash flows for the three month period and year ended March 31, 2016, the year ended December 31, 2015 and the nine month period ended December 31, 2014. Bionik Laboratories Corp.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Bionik Laboratories Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Bionik Laboratories Corp.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bionik Laboratories Corp. as of March 31, 2016 and 2015 and December 31, 2015 and 2014, and the results of its operations and its cash flows for the three month period and year ended March 31, 2016, the year ended December 31, 2015 and the nine month period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

Chartered Professional Accountants

Licensed Public Accountants

Mississauga, Ontario

June 29, 2016

F-2

Bionik Laboratories Corp.

Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at	As at	As at
	March 31, 2016	March 31, 2015	December 31, 2015	December 31, 2014
	$	$	$	$
Assets
Current
Cash and cash equivalents	5,381,757	6,125,108	6,617,082	209,933
Prepaid expenses and other receivables (Note 3)	231,733	158,419	188,217	81,130
Due from related parties (Note 7)	41,445	41,480	38,554	44,986
Short term advances (Note 4)	125,153	-	-	-
Loans receivable (Note 4)	379,908	-	307,459	-
Total Current Assets	6,159,996	6,325,007	7,151,312	336,049
Equipment (Note 5)	76,750	100,629	87,103	77,922
Total Assets	6,236,746	6,425,636	7,238,415	413,971

Liabilities and Shareholders' Equity (Deficiency)
Current
Accounts payable (Note 7)	320,871	208,787	134,718	308,947
Accrued liabilities (Note 7)	515,979	332,946	57,840	155,463
Warrant derivative liability (Note 10)	5,135,990	8,382,648	6,067,869	-
Total Liabilities	5,972,840	8,924,381	6,260,427	464,410
Shareholders' Equity (Deficiency)
Special Voting Preferred Stock, par value $0.001; Authorized - 1; Issued and outstanding - 1 (December 31, 2014 – Nil)	-	-	-	-
Common Shares, par value $0.001; Authorized - 150,000,000 (December 31, 2014 – 200,000,000); Exchangeable Shares; Authorized – Unlimited, Common shares Issued and outstanding – 22,591,292, 15,839,563, 22,428,313, nil; Exchangeable Shares Issued and Outstanding – 50,000,000 (December 31, 2014 – 49,737,096) (Note 8)	72,591	65,840	72,428	49,737
Additional paid-in capital	11,801,146	10,081,394	11,412,399	4,936,456
Shares to be issued (Note 8(xiii))	-	-	98,900	-
Deficit	(11,651,980)	(12,688,128)	(10,647,888)	(5,053,982)
Accumulated other comprehensive income	42,149	42,149	42,149	17,350
Total Shareholders' Equity (Deficiency)	263,906	(2,498,745)	977,988	(50,439)
Total Liabilities and Shareholders' Equity (Deficiency)	6,236,746	6,425,636	7,238,415	413,971

The accompanying notes are an integral part of these consolidated financial statements

F-3

Bionik Laboratories Corp.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Amounts expressed in U.S. Dollars)

	3 months Ended March 31 2016	Year Ended March 31 2016	Year Ended March 31 2015 (Unaudited)	Year Ended December 31 2015	Nine month period ended December 31 2014
	$	$	$	$	$
Operating expenses
Research and development	343,742	1,397,554	1,537,491	1,489,483	1,101,820
General and administrative	1,438,553	3,676,125	1,621,341	2,666,669	1,192,244
Share-based compensation expense (Notes 8(v), 8(xiii) and 9)	158,244	1,495,837	484,210	1,709,230	112,573
Depreciation (Note 5)	14,387	63,454	44,448	59,479	34,036
Total operating expenses	1,954,926	6,632,970	3,687,490	5,924,861	2,440,673

Other expenses (income)
Imputed interest expense (Note 6)	-	-	27,677	-	27,677
Interest expense	-	2,839	6,391	3,018	6,212
Other income	(8,522)	(42,173)	(46,349)	(33,974)	(46,026)
Foreign exchange loss	(71,399)	112,771	36,211	184,125	36,211
Change in fair value of warrant derivative liability (Note 10)	(870,913)	(7,742,555)	6,387,473	(484,124)	-
Total other (income) expenses	(950,834)	(7,669,118)	6,411,403	(330,955)	24,074

Net (loss) income for the period	(1,004,092)	1,036,148	(10,098,893)	(5,593,906)	(2,464,747)
Foreign exchange translation adjustment	-	-	409	24,799	(24,390)

Net (loss) income and comprehensive (loss) income for the period	(1,004,092)	1,036,148	(10,098,484)	(5,569,107)	(2,489,137)

(Loss) income per share - basic (Note 14)	(0.01)	0.01	(0.20)	(0.08)	(0.05)
(Loss) income per share – diluted (Note 14)	(0.01)	(0.08)	(0.20)	(0.08)	(0.05)

Weighted average number of shares outstanding – basic (Note 14)	72,455,753	71,554,822	50,226,548	67,210,266	48,225,034
Weighted average number of shares outstanding – diluted (Note 14)	72,455,753	79,984,257	50,226,548	67,210,266	48,225,034

The accompanying notes are an integral part of these consolidated financial statements

F-4

Bionik Laboratories Corp.

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)

(Amounts expressed in US Dollars)

	Special voting preferred shares		Common shares		Additional Paid In	Shares to be		Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Income	Total
		$		$	$	$	$	$	$
Balance, March 31, 2014	-	-	36,621,885	36,622	1,736,247	-	(2,589,235)	41,740	(774,626)
Issuance of common shares for cash	-	-	10,792,335	10,792	2,605,270	-	-	-	2,616,062
Share issue costs	-	-	-	-	(11,609)	-	-	-	(11,609)
Shares issues on conversion of loans	-	-	1,012,142	1,012	238,734	-	-	-	239,746
Beneficial conversion feature	-	-	-	-	27,677	-	-	-	27,677
Shares issued on exercise of stock options	-	-	1,310,734	1,311	227,564	-	-	-	228,875
Share compensation expense	-	-	-	-	112,573	-	-	-	112,573
Net loss for the period	-	-	-	-	-	-	(2,464,747)	-	(2,464,747)
Foreign currency translation	-	-	-	-	-	-	-	(24,390)	(24,390)
Balance, December 31, 2014	-	-	49,737,096	49,737	4,936,456	-	(5,053,982)	17,350	(50,439)
Effect of the Reverse Acquisition	1	-	6,000,063	6,000	(6,000)	-	-	-	-
Shares issued on private placement	-	-	9,839,500	9,840	4,779,564	-	-	-	4,789,404
Share compensation expense	-	-	262,904	263	371,374	-	-	-	371,637
Net loss for the year	-	-	-	-	-	-	(7,634,146)	-	(7,634,146)
Foreign currency translation	-	-	-	-	-	-	-	24,799	24,799
Balance, March 31, 2015	1	-	65,839,563	65,840	10,081,394	-	(12,688,128)	42,149	(2,498,745)
Balance, March 31, 2015	1	-	65,839,563	65,840	10,081,394	-	(12,688,128)	42,149	(2,498,745)
Shares issued on private placement	-	-	6,568,750	6,568	(6,568)	-	-	-	-
Shares to be issued for services	-	-	-	-	-	98,900	-	-	98,900
Share compensation expense	-	-	20,000	20	1,337,573	-	-	-	1,337,593
Net income for the period	-	-	-	-	-	-	2,040,240	-	2,040,240
Foreign currency translation	-	-	-	-	-	-	-	-	-
Balance, December 31, 2015	1	-	72,428,313	72,428	11,412,399	98,900	(10,647,888)	42,149	977,988
Shares issued for services	-	-	117,471	117	169,583	(98,900)	-	-	70,800
Cashless exercise of warrants	-	-	45,508	46	60,920	-	-	-	60,966
Share compensation expense	-	-	-	-	158,244	-	-	-	158,244
Net loss for the year	-	-	-	-	-	-	(1,004,092)	-	(1,004,092)
Foreign currency translation	-	-	-	-	-	-	-	-	-
Balance, March 31, 2016	1	-	72,591,292	72,591	11,801,146	-	(11,651,980)	42,149	263,906

The accompanying notes are an integral part of these consolidated financial statements

F-5

Bionik Laboratories Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in U.S. Dollars)

	3 months ended March 31, 2016	Year ended March 31, 2016	Year ended March 31, 2015 (Unaudited)	Year ended December 31, 2015	Nine month period ended December 31, 2014
	$	$	$	$	$
Operating activities
Net (loss) income for the period	(1,004,092)	1,036,148	(10,098,893)	(5,593,906)	(2,464,747)
Adjustment for items not affecting cash
Depreciation	14,387	63,454	44,448	59,479	34,036
Imputed interest	-	-	27,677	-	27,677
Interest expense (income)	(4,701)	7,697	179	(7,459)	-
Share-based compensation expense	158,244	1,495,837	273,887	1,709,230	112,573
Shares issued for services	70,800	169,700	210,323	-	-
Shares to be issued for services	-	-	-	98,900	-
Change in fair value of warrant derivative liability	(870,913)	(7,742,555)	6,387,473	(484,124)	-
	(1,636,275)	(4,969,719)	(3,154,906)	(4,217,880)	(2,290,461)
Changes in non-cash working capital items
Prepaid expenses and other receivables	(43,516)	(73,314)	337,451	(107,087)	420,709
Due from related parties	(2,891)	35	-	6,432	-
Accounts payable	186,153	112,129	123,654	(174,229)	195,427
Accrued liabilities	458,139	183,033	228,840	(97,623)	34,847
Net cash used in operating activities	(1,038,390)	(4,747,836)	(2,464,961)	(4,590,387)	(1,639,478)
Investing activities
Acquisition of equipment	(3,032)	(42,863)	(148,136)	(80,195)	(109,316)
Advances	(125,153)	(125,153)	-	-	-
Provision of a loan receivable	(68,750)	(379,908)	-	(300,000)	-
Net cash used in investing activities	(196,935)	(547,924)	(148,136)	(380,195)	(109,316)
Financing activities
Proceeds from issuance of shares, net of issue costs	-	4,552,409	9,393,441	11,341,397	2,604,453
Repayment of proceeds from loans payable	-	-	(733,293)	-	(733,293)
Proceeds from the exercise of options	-	-	228,875	-	228,875
Repayment of loans from related parties	-	-	(111,357)	-	(111,357)
Net cash provided by financing activities	-	4,552,409	8,777,666	11,341,397	1,988,678
Effects of foreign currency exchange rate changes on cash and cash equivalents	-	-	(42,943)	36,334	(33,433)
Net increase in cash and cash equivalents for the period	(1,235,325)	(743,351)	6,121,626	6,407,149	206,451
Cash and cash equivalents, beginning of period	6,617,082	6,125,108	3,482	209,933	3,482
Cash and cash equivalents, end of period	5,381,757	5,381,757	6,125,108	6,617,082	209,933
Supplemental information:
Issuance of shares on conversion of loans	-	-	500,000	500,000	239,746

The accompanying notes are an integral part of these consolidated financial statements

F-6

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014. The consolidated financial statements consolidate the Company, subject to the Exchangeable Shares referred to below, and its wholly-owned subsidiaries Bionik Laboratories Inc. (“Bionik Canada”) and Bionik Acquisition Inc.

The Company is a bioengineering research and development company targeting diseases and injuries that impact human mobility. The Company is working towards its first product, which will be the “ARKE”, a robotic pair of exoskeleton legs to be used for rehabilitation purposes.

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

On February 26, 2015, the Company finalized a Share Exchange Agreement whereby Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition, the Company issued one Special Voting Preferred Share (Note 8).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger. References to the Company refer to the Company and its subsidiaries, Bionik Acquisition Inc. and Bionik Laboratories Inc. References to Drywave relate to the Company prior to the Merger.

The Company has not yet realized any revenues from its planned operations. As at March 31, 2016, the Company had working capital of $187,156 (March 31, 2015 – shortfall of $2,599,374, December 31, 2015 and 2014 – $890,885 and shortfall of $128,361, respectively) and shareholders’ equity of $263,906 (March 31, 2015 – deficiency of $2,498,745, December 31, 2015 and 2014 - $977,988, deficiency of $50,439) and incurred a net loss and comprehensive loss of $1,004,092 for the three months ended March 31, 2016 and net income of $1,036,148 for the year ended March 31, 2016 (year ended December 31, 2015 loss of $5,569,107 and nine month period ended December 31, 2014 loss of $2,489,137). Further, the Company expects that the ARKE will be categorized as a Class I device under Health Canada, and Class IIa in Europe to obtain the CE Mark and be a Class II medical device under the U.S. Food and Drug Administration (“FDA”) and accordingly will be subject to FDA regulations, guidelines and the FDA’s Quality System Regulation (“QSR”) in order to market and sell their product in the U.S. The costs of obtaining the necessary FDA approval and maintaining compliance with the FDA could be significant. The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9

F-7

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and changes in these estimates are recorded when known. Significant estimates made by management include: the valuation of the warrant derivative liability and the valuation allowance for deferred tax assets.

The selection of the appropriate valuation model to apply to the warrant derivative liability and the related inputs and assumptions that are required to determine that valuation require significant judgment and require management to make estimates and assumptions that affect the reported amount of the related liability and reported amounts of the change in fair value. As the derivative warrant liability is required to be measured at fair value at each reporting date it is reasonably possible that these estimates and assumptions could change in the near term.

Foreign Currency Translation

On April 1, 2015, Bionik Canada and Bionik Acquisition Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well the Company anticipates revenues to be earned in U.S. dollars. The change in accounting treatment was applied prospectively. The functional currency is separately determined for the Company and each of its subsidiaries, and is used to measure the financial position and operating results. The functional currency of the Company and its wholly-owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Property and equipment are depreciated as follows:

Computer & Electronics	50% per annum
Furniture and Fixtures	20% per annum
Tools and Parts	20% per annum

F-8

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Revenue Recognition

The Company has yet to recognize any revenue. The Company intends to record revenue when it is realized, or realizable and earned. The Company will consider revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists; the products or services have been accepted by the customer via delivery or acceptance; the sales price is fixed or determinable; and collectability is reasonably assured.

Government Grant and Input Tax Credit Recoveries

The Company receives certain grant and input tax credit recoveries from the Canadian government in compensation for eligible expenditures. These are presented as other income in the statement of operations and comprehensive loss as they generally relate to a number of the Company’s operating expenses, such as salaries and benefits, research and development and professional and consulting fees. The recoveries are recognized in the corresponding period when such expenses are incurred and collection of the grant funds is assured.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred.

Warrant Derivative Liability

The Company’s derivative warrant instruments are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk-free interest rate for the term of the warrant (Note 10). The warrant derivative liability is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss under the caption “Change in fair value of warrant derivative liability”.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated financial statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company does not have any reportable segments. All of its operations and assets are domiciled in Canada.

F-9

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on Bionik’s income tax provision and results of operations.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, other receivables, accounts payable, accrued liabilities, and due from related parties’ approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

As at March 31, 2016, the Company’s warrant derivative liability is measured at fair value at each reporting period using a simulation model based on Level 3 inputs.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the year.

F-10

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the consolidated financial statements of adopting ASU 2014-09 will be assessed by management.

In August 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the consolidated financial statements of adopting ASU 2014-15 will be assessed by management.

F-11

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Issued Accounting Pronouncements - Continued

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing on January 1, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting". Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASI 2016-09 will have on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASI 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments,” which illustrates certain guidance governing adjustments to the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement amounts initially recognized or would have resulted in the recognition of additional assets and liabilities. ASU No. 2015-16 eliminates the requirement to retrospectively account for such adjustments. ASU No. 2015-16 is effective for the fiscal year commencing on January 1, 2016. The Company has adopted this ASU No. 2015-16 as at and for the three and twelve month periods ended March 31, 2016. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive loss.

F-12

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

3.	PREPAID EXPENSES AND OTHER RECEIVABLES

	March 31, 2016	March 31, 2015	December 31, 2015	December 31, 2014
	$	$	$	$
Prepaid expenses and other receivables	87,979	6,242	120,661	18,172
Prepaid insurance	107,259	126,771	12,966	40,630
Sales taxes receivable (i)	36,495	25,406	54,590	22,328
	231,733	158,419	188,217	81,130

i)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

4.	LOANS RECEIVABLE AND SHORT TERM ADVANCES

During the year ended December 31, 2015, the Company provided two loans to Interactive Motion Technologies Inc. (IMT) which the Company has subsequently acquired (the “Acquisition”) (Note 16) on April 21, 2016. The original loans were an aggregate amount of $300,000 under normal commercial terms. The loans both carry an interest rate of 6% and are secured by all assets of the third party subject to a $200,000 subordination to a third party financial services company, which was released in April, 2016. During the three month period ended March 31, 2016, the Company advanced an additional $68,750 to IMT. As at March 31, 2016 accrued interest on the loans amounted to $11,158 (March 31, 2015 - $nil, December 31, 2015 and 2014 - $7,459 and $nil) which was included in the loan balance. During the three months ended March 31, 2016 the Company also advanced IMT $125,153 included in short term advances on the consolidated balance sheet, for costs related to the Acquisition (Note 16). Subsequent to April 21, 2016 both the loan receivable balance of $379,908 and the short term advances of $125,153 will be included in intercompany balances that will be eliminated on consolidation.

F-13

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

5.	EQUIPMENT

Equipment consisted of the following as at March 31, 2016 and March 31, 2015:

	March 31, 2016			March 31, 2015
	Cost	Accumulated Depreciation	Net	Cost	Accumulated Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	152,246	96,379	55,867	107,369	33,933	73,436
Furniture and fixtures	22,496	10,118	12,378	23,832	7,689	16,143
Tools and parts	11,422	2,917	8,505	12,100	1,050	11,050
	186,164	109,414	76,750	143,301	42,672	100,629

Equipment consisted of the following as at December 31, 2015 and December 31, 2014:

	December 31, 2015			December 31, 2014
	Cost	Accumulated Depreciation	Net	Cost	Accumulated Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	148,214	84,072	64,142	77,650	27,438	50,212
Furniture and fixtures	23,496	9,478	14,018	24,909	7,325	17,584
Tools and parts	11,422	2,479	8,943	11,913	1,787	10,126
	183,132	96,029	87,103	114,472	36,550	77,922

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the three and twelve month periods ended March 31, 2016 was $14,387 and $63,454, respectively. Depreciation expense during the 12 month period ended December 31, 2015 and the 9 month period ended December 31, 2014 was $59,479 and $34,036, respectively.

F-14

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

6.	CONVERTIBLE SECURED PROMISSORY NOTE

On December 8, 2011, the Company received $61,500 CAD from a lender that at the time was non-interest bearing and had no specified terms of repayment. On February 28, 2012, the lender and the Company agreed to the terms of a Convertible Secured Promissory Note, which securitized the previous note plus an additional $60,000 CAD for a total principal amount of $121,500 CAD. The note was interest bearing at prime plus 1%, secured by a general security agreement and was to mature on the earlier of a qualifying financing event or February 28, 2014. The lender had an option to convert the principal plus accrued interest at a discount of 20% to the share price in the event of a qualifying financing event prior to February 28, 2014.

The note matured on February 28, 2014, at this point the conversion option expired and the note became due on demand; however, no repayment was demanded. Upon the occurrence of the April financing (Note 8(i)) the Company agreed to honor the original conversion option and a beneficial conversion feature of $27,677 was recognized. As the note was due on demand the Company immediately recognized imputed interest of $27,677 in the consolidated statement of operations and comprehensive loss.

On May 9, 2014, the lender converted the note plus accrued interest into common shares based on the 20% discount to the $0.22 ($0.24 CAD) per share equity financing that was accomplished in April 2014 and the Company issued these pre-transaction shares in June 2014 (see Note 8(iii)).

7.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

(a)	As of March 31, 2016 the Company had advances receivable from the Chief Operating Officer (“COO”) and the former Chief Technology Officer (“CTO”) for $41,445 (March 31, 2015 – $41,480, December 31, 2015 and 2014 - $38,554 and $44,986). These advances are unsecured, bear interest at a rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and are payable on demand in Canadian dollars. During the year ended March 31, 2016, the Company accrued interest receivable in the amount of $1,148 (three month period ended March 31, 2016 - $392, twelve month period ended December 31, 2015 - $756, nine month period ended December 31, 2014 - $Nil.); the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

Accounts payable and accrued liabilities

(b)	As at March 31, 2016, $2,694 (March 31, 2015 - $1,490, December 31, 2015 and 2014 - $2,970 and $4,220) was owing to the CEO, $3,284 (March 31, 2015 - $9,752, December 31, 2015 and 2014 - $856 and $5,930) owing to the former CTO, $8,812, was owing to the COO (March 31, 2015 - $7,025, December 31, 2015 and 2014 - $878 and $nil) and $116 (March 31, 2015 – nil, December 31, 2015 and 2014 - $346 and $nil) owing to the CFO, related to business expenses, all of which are included in accounts payable or accrued liabilities.

Issuance of shares to settle due to related party

(c)	During the nine months ended December 31, 2014, one advance amounting to $85,947 ($95,000 CAD) was settled by issuance of 331,443 common shares to a former director.

F-15

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

8.	SHARE CAPITAL

		March 31, 2016			December 31, 2015
		Number of			Number of
		shares	$		shares	$
Exchangeable Shares:
Balance, beginning of period		50,00,000	50,000		50,000,000	50,000
Balance, end of the year		50,000,000	50,000		50,000,000	50,000

Common Shares:
Balance, beginning of the period		22,428,313	22,428		15,839,563	15,840
Shares issued under private placement		-	-	(x)-(xii)	6,568,750	6,568
Shares issued for services	(xiii)	117,471	117	(xiii)	20,000	20
Cashless exercise of warrants	(xiv)	45,508	46		-	-
Balance, end of the period		22,591,292	22,591		22,428,313	22,428
TOTAL COMMON SHARES		72,591,292	72,591		72,428,313	72,428

		March 31, 2015		December 31, 2014
		Number of		Number of
		shares	$	shares	$
Exchangeable Shares:
Balance at beginning of period		49,737,096	49,737	36,621,885	36,622
Shares issued for services	(v)	262,904	263	-	-
Shares issued under private placement	(i)	-	-	10,792,335	10,792
Shares issued on conversion and settlement of debt	(ii)(iii)	-	-	1,012,142	1,012
Shares issued on the exercise of options	(iv)	-	-	1,310,734	1,311
Balance at end of the period		50,000,000	50,000	49,737,096	49,737
Common Shares:
Balance at beginning of the period		-	-	-	-
Shares issued as Merger consideration	(vii)	6,000,063	6,000	-	-
Shares issued under private placement	(vi)(viii)(ix)	9,839,500	9,840	-	-
Balance at end of the period		15,839,563	15,840	-	-
TOTAL COMMON SHARES		65,839,563	65,840	-	-

F-16

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

8.	SHARE CAPITAL – Continued

(i)	In April, 2014, the Company completed a private placement issuing 10,792,335 common shares at a price of $0.24 per share for gross proceeds of $2,616,062. A former director of the Company assisted in securing a significant portion of this financing. The Company incurred $11,609 in share issue costs related to the transaction.
(ii)	In May 2014, the Company issued 436,908 common shares in exchange for the settlement of $115,223 of unsecured debt.
(iii)	In June, 2014, the Company issued 575,234 common shares on conversion of the convertible secured promissory note (Note 6). The note plus accrued interest totaled $124,523 and was converted at a 20% discount to the April 2014 private placement.
(iv)	In June 2014, the Company issued 1,310,734 common shares for the exercise of stock options. The Company received cash of $228,875.
(v)	On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement (Note 8(vi)), and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan the CTO and COO had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the CTO and COO 320,000 common shares. As at March 31, 2016, these shares have not yet been issued.
(vi)	Concurrently with the closing of the Merger on February 26, 2015, the Company issued 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (the “First Closing”) (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the transaction of $848,822 and issued 773,575 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant derivative liability on the consolidated balance sheet (Note 10). After deducting the value of the warrants and the share issue costs, $4,789,404 was attributed to the value of the common shares.
(vii)	Immediately following the Merger and the First Closing, 6,000,063 common shares were held by existing Drywave stockholders, 7,735,750 were held by the investors in the Offering and Bionik Canada shareholders held an equivalent of 50,000,000 shares of the common shares through their ownership of 100% of the Exchangeable Shares which are held in 1 Special Preferred Share. The Special Preferred Share votes on behalf of the 50,000,000 Exchangeable Shares alongside the common shares of the Company as a single class.
(viii)	On March 27, 2015, the Company issued 1,212,500 Units for gross proceeds of $970,000 to accredited investors in a second closing (the “Second Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Second Closing of $141,100 and issued 121,250 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 10). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $207,425 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.

F-17

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

8.	SHARE CAPITAL – Continued

(ix)	On March 31 2015, the Company issued 891,250 Units for gross proceeds of $713,000 to accredited investors in a third closing (the “Third Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Third Closing of $97,099 and issued 89,125 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 10). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $143,389 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.
(x)	On April 21, 2015, the Company issued 3,115,000 Units for gross proceeds of $2,492,000 to accredited investors in a fourth closing (the “Fourth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other related to the Fourth Closing of $338,960 and issued 311,500 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 10). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $435,682 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.
(xi)	On May 27, 2015, the Company issued 1,418,750 Units for gross proceeds of $1,135,000 to accredited investors in a fifth closing (the “Fifth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Fifth Closing of $147,566 and issued 141,875 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 10). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $37,739 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.
(xii)	On June 30, 2015, the Company issued 2,035,000 Units for gross proceeds of $1,628,000 to accredited investors in a sixth and final closing (the “Sixth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Sixth Closing of $211,656 and issued 203,500 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 10). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $74,625 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.
(xiii)	During the year ended December 31, 2015, the Company entered into service agreements which included paying some of the fees in common shares. During the year ended December 31, 2015, the Company issued 20,000 shares pursuant to these commitments valued at $31,000 and included in share-based compensation. In addition, pursuant to these commitments the Company was obligated to issue 53,223 common shares valued at $98,900. During the three month period ended March 31, 2016 the 53,223 common shares related to services provided in 2015 were issued. As a result $98,900 recorded as shares to be issued at December 31, 2015 was reclassified to additional paid in capital. During the three months ended March 31, 2016, 64,248 common shares were issued related to investor relations and consulting services provided in 2016 valued at $75,600.

F-18

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

8.	SHARE CAPITAL – Continued

(xiv)	In February 2016, 45,508 common shares were issued as a result of a cashless exercise of 148,787 warrants with an exercise price of $0.80 under the terms of the warrant agreement. The value of the warrants on exercise was attributed to the shares on exercise. As a result $60,966 was reclassified from warrant derivative liability to additional paid in capital.

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one Special Voting Preferred Share to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into common shares of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled at such time as no Exchangeable Shares are held by a Beneficiary.

F-19

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS

The purpose of the Company’s stock option plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all Options granted under the Plan, shall not exceed 10,800,000 or such greater number of shares as may be determined by the Board and approved, if required, by the shareholders of the Company and by any applicable stock exchange or other regulatory authority. Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On April 11, 2014 and June 20, 2014 the Company issued 657,430 and 264,230 options to employees and a consultant at an exercise price of $0.165 and $0.23, respectively, with a term of seven years. The options vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. During the nine month period ended December 31, 2014, 125,824 of the 657,430 options were cancelled. On February 26, 2015, as a result of the Merger, the options were re-valued. The fair value, as re-measured, of the 531,606 options issued in April 2014 and the 264,230 options issued in June 2014 was $230,930 and $118,957 respectively.

On July 1, 2014, the Company issued 2,972,592 options to management of the Company, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. On February 26, 2015, as a result of the Merger, the options were re-valued at a fair value of $1,259,487, which vest immediately.

On February 17, 2015, the Company issued 314,560 options to a director, employees and a consultant with an exercise price of $0.23, that vest one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years. The grant date fair value of the options was $136,613.

On November 24, 2015, the Company issued 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384.

F-20

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS – Continued

On December 14, 2015, the Company issued 2,495,000 options granted to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437.

During the three and twelve month period ended March 31, 2016 the Company recorded $158,244 and $1,464,837, respectively in share based compensation related to the vesting of stock options. During the year ended December 31, 2015 and the nine month period ended December 31, 2014 the Company recorded $1,467,907 and $112,573, respectively in share based compensation related to the vesting of stock options.

These options granted and revalued during the year ended March 31, 2016 were valued using the Black-Scholes option pricing model with the following key assumptions:

Grant date	Expected life in years	Risk free rate	Dividend rate	Forfeiture rate	Expected volatility	Grant date fair value
February 17, 2015	5	1.59%	0%	0%	114%	$136,613
July 1, 2014	4.35	1.59%	0%	0%	114%	$1,259,487
June 20, 2014	6.32	1.59%	0%	0%	114%	$118,957
April 11, 2014	4.14	1.59%	0%	0%	114%	$230,930
November 24, 2015	7	1.59%	0%	0%	114%	$694,384
December 14, 2015	7	1.59%	0%	0%	114%	$1,260,437

A summary of the Company’s outstanding options is as follows:

	Number of Options	Weighted-Average Exercise Price ($)
Outstanding, December 31, 2013	1,310,665	0.19
Exercised	(1,310,665)	0.19
Issued	3,894,252	0.22
Cancelled	(125,824)	0.17
Outstanding, December 31, 2014	3,768,428	0.22
Cancelled as a result of Merger	(3,768,428)	0.22
Re-issued as part of Merger	3,768,428	0.22
Issued	314,560	0.23
Outstanding March 31, 2015	4,082,988	0.22
Issued	3,145,000	1.05
Cancelled	(267,379)	0.22
Outstanding, December 31, 2015	6,960,609	0.59
Cancelled	(355,729)	0.97
Outstanding, March 31, 2016	6,604,880	0.57

F-21

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

9.	STOCK OPTIONS – Continued

The following is a summary of stock options outstanding and exercisable as of March 31, 2016:

Exercise Price ($)	Number of Options	Expiry Date	Number of Exercisable Options
0.165	437,236	April 1, 2021	291,492
0.23	99,610	June 20, 2021	67,107
0.23	2,972,592	July 1, 2021	2,972,592
0.23	225,442	February 17, 2022	157,285
1.22	400,000	November 24, 2022	-
1.00	2,470,000	December 14, 2022	-
	6,604,880		3,488,476

The weighted-average remaining contractual term of the outstanding options is 5.89 (March 31, 2015 – 6.27 December 31, 2015 and 2014 – 6.16 and 6.47, respectively) and for the options that are exercisable 5.26 (March 31, 2015 – 6.31, December 31, 2015 and 2014 – 5.49 and 6.33, respectively).

10.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, December 31, 2014	-	-
Issued	10,823,450	1.35
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Outstanding and exercisable, December 31, 2015	18,049,075	1.35
Issued	18,049,075	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35

In February 2016, a warrant holder exercised 148,787 warrants on a cash-less basis based on the terms of the warrant agreement and was issued 45,508 common shares. (Note 8 (xiv)).

F-22

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

10.	WARRANTS – Continued

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding as of March 31, 2016:

Exercise Price ($)		Number of Warrants	Expiry Date
1.40	Note 8(vi)	7,735,750	February 26, 2019
0.80	Note 8(vi)	773,575	February 26, 2019
1.40	Note 8(viii)	1,212,500	March 27, 2019
0.80	Note 8(viii)	121,250	February 26, 2019
1.40	Note 8(ix)	891,250	March 31, 2019
0.80	Note 8(ix)	89,125	February 26, 2019
1.40	Note 8(x)	3,115,000	April 21, 2019
0.80	Note 8(x)	311,500	February 26, 2019
1.40	Note 8(xi)	1,418,750	May 27, 2019
0.80	Note 8(xi)	141,875	February 26, 2019
1.40	Note 8(xii)	2,035,000	June 30, 2019
0.80	Note 8(xii)	54,713	February 26, 2019
		17,900,288

The weighted-average remaining contractual term of the outstanding warrants is 2.77 (March 31, 2015 – 3.93, December 31, 2015 and 2014 – 3.16 and nil, respectively).

Exchangeable share purchase warrants

In 2014 the Company repaid loans of $180,940 plus accrued interest of $12,138 owing to investors introduced by Pope and Co. As part of this transaction the Company was committed to issue these lenders warrants exercisable into 349,522 Exchangeable Shares at an exercise price of $0.23 per share for a period ending March 21, 2017. During the year ended December 31, 2015, the Company issued these warrants.

F-23

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

10.	WARRANTS – Continued

Warrant derivative liability

The Company’s outstanding common share purchase warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula.

In addition, prior to the effectiveness of certain resale registration statements or if any such registration statements are no longer effective, the holder of the Company’s warrants, at their option, may exercise all or any part of the warrants in a “cashless” or “net-issue” exercise.

The Company has the option to redeem the warrants for $0.001 per warrant if the daily volume weighted-average price of the common shares is 200% or more of the exercise price for twenty consecutive trading days provided there is an effective registration statement covering the common shares available throughout the thirty day period after the redemption date. The warrant holders then have thirty days to exercise the warrants or receive the redemption amount.

The Company’s derivative instruments have been measured at fair value at inception and at each reporting period using a simulation model. The Company recognizes all of its warrants with price protection on its consolidated balance sheet as a derivative liability.

The following summarizes the changes in the value of the warrant derivative liability from inception until March 31, 2016:

		Number of Warrants	Value ($)

Warrants issued in February 26, 2015 financing	Note 8(vi)	8,509,325	550,374
Warrants issued in March 27, 2015 financing	Note 8(viii)	1,333,750	1,036,325
Warrants issued in March 31, 2015 financing	Note 8(ix)	980,375	759,290
Change in fair value of warrant derivative liability			6,036,659
Balance at March 31, 2015			8,382,648
Warrants issued in April 21, 2015 financing	Note 8(x)	3,426,500	2,588,722
Warrants issued in May 27, 2015 financing	Note 8(xi)	1,560,625	1,025,173
Warrants issued in June 30, 2015 financing	Note 8(xii)	2,238,500	1,490,969
Change in fair value of warrant derivative liability			(7,419,643)
Balance at December 31, 2015			6,067,869
Fair value of warrants exercised			(60,966)
Change in fair value of warrant derivative liability			(870,913)
Balance at March 31, 2016			5,135,990

F-24

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

10.	WARRANTS - Continued

During the year ended March 31, 2016 and December 31, 2015, the Company recorded a loss of $548,046 on recognition of the warrant derivative liability and a gain of $8,290,601 and $1,382,984, respectively on re-measurement to fair value at year end. The net impact is a gain of $7,742,555 and $484,124, respectively recorded as a change in fair value of warrant derivative liability within the Company’s consolidated statement of operations and comprehensive (loss) income.

During the three month period ended March 31, 2016, $870,913 was recorded as a change in fair value of warrant derivative liability within the Company’s consolidated statements of operations and comprehensive loss.

The key inputs and assumptions used in the simulation model at inception and at March 31, 2016 and 2015 and December 31, 2015 are as follows:

Grant date	Number of Warrants	Expected life in years	Exercise Price ($)	Risk free rate	Dividend rate	Expected volatility	Fair value ($)
At Inception:
February 26, 2015	7,735,750	4	1.4	0.44%	0%	51.83%	464,784
February 26, 2015	773,575	4	0.8	0.44%	0%	51.83%	85,590
March 27, 2015	1,212,500	3.92	1.4	0.43%	0%	52.37%	950,913
March 27, 2015	121,250	3.92	0.8	0.43%	0%	52.37%	85,412
March 31, 2015	891,250	3.91	1.4	0.41%	0%	52.45%	696,582
March 31, 2015	89,125	3.91	0.8	0.41%	0%	52.45%	62,708
April 21, 2015	3,115,000	3.85	1.4	0.68%	0%	51.54%	2,371,956
April 21, 2015	311,500	3.85	0.8	0.68%	0%	51.54%	216,766
May 27, 2015	1,418,750	3.76	1.4	0.46%	0%	51.74%	933,065
May 27, 2015	141,875	3.76	0.8	0.46%	0%	51.74%	92,108
June 30, 2015	2,035,000	3.66	1.4	0.37%	0%	52.94%	1,356,512
June 30, 2015	203,500	3.66	0.8	0.37%	0%	52.94%	134,457

At Period End:
March 31, 2016	16,408,250	2.91	1.4	0.21%	0%	62.96%	4,585,539
March 31, 2016	1,492,038	2.91	0.8	0.21%	0%	62.96%	550,451

At Period End:
December 31, 2015	16,408,250	3.16	1.4	0.65%	0%	53.58%	5,315,536
December 31, 2015	1,640,825	3.16	0.8	0.65%	0%	53.58%	752,333

At Period End:
March 31, 2015	9,839,500	3.91	1.4	0.41%	0%	52.45%	7,690,340
March 31, 2015	983,950	3.91	0.8	0.41%	0%	52.45%	692,308

F-25

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

10.	WARRANTS – Continued

In addition to the forgoing, the Company also utilized a holding cost to approximate the impact of a holder of the warrant to maintain a hedging strategy in which they maintained a short position. On analysis of comparable companies and other information the Company has determined that the use of 2.25% in the simulation model is a reasonable assumption.

The warrant derivative liability is classified within Level 3 of the fair value hierarchy because on initial recognition and again at each reporting period, it was valued using these significant inputs and assumptions that are unobservable in the market. Changes in the values assumed and used in the simulation model can materially affect the estimate of fair value.

Generally, an increase in the market price of the Company’s common shares, an increase in the volatility of the Company’s common shares and an increase in the expected life would result in a directionally similar change in the estimated fair value of the warrant derivative liability. An increase in the risk free rate would result in a decrease in the fair value of the warrant derivative liability.

The expected life is based on the remaining contractual term of the warrants. The risk free rate was based on U.S. treasury-note yields with terms commensurate with the remaining term of the warrants. Expected volatility over the expected term of the warrants is estimated based on consideration of historical volatility and other information.

In addition to the assumptions above, the Company also took into consideration the probability of the Company’s participation in another round of financing, the type of such financing and the range of the stock price for the financing at that time. At each increment of the simulation, the daily volume weighted-average price was calculated. If this amount was 200% greater than the exercise price of the warrants at the time, and this threshold was maintained for 20 consecutive days, the simulation assumed the trigger of the Company’s option to redeem and the exercise of the warrants by the holder within thirty days. In the circumstance where the redemption was not triggered the warrant was valued at its discounted intrinsic value at maturity.

F-26

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

11.	INCOME TAXES

Components of net (loss) income before income taxes consists of the following:

	3 months ended March 31, 2016	Year ended March 31, 2016	Year ended December 31, 2015	Nine months ended December 31, 2014
	$	$	$	$
U.S.	183,461	4,706,413	(2,372,510)	-
Canada	(1,187,553)	(3,670,265)	(3,221,396)	(2,464,747)
	(1,004,092)	1,036,148	(5,593,906)	(2,464,747)

Reconciliation of the statutory tax rate of 35% (2014 - 26.5%) and income tax benefits at those rates to the effective income tax rates and income tax benefits reported in the statement of operations and comprehensive loss is as follows:

	3 months ended March 31, 2016	Year ended March 31, 2016	Year ended December 31, 2015	Nine months ended December 31, 2014
	$	$	$	$
Net (loss) income for the period before recovery of income taxes	(1,004,092)	1,036,148	(5,593,906)	(2,464,747)

Statutory rate	35%	35%	35%	26.5%
Expected income tax (recovery) expense	(351,432)	362,652	(1,957,867)	(653,158)
Tax rate changes and other basis adjustments	(162,267)	195,108	364,651	(29,109)
Change in fair value of derivative liability	(304,835)	(2,709,894)	(169,443)
Stock-based compensation	55,350	512,693	587,381	-
Non-deductible expenses	(99,642)	(12,073)	227,068	193,305
Change in valuation allowance	862,826	1,651,514	948,210	488,962
Recovery of income taxes	-	-	-	-

F-27

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

11.	INCOME TAXES – Continued

Deferred tax reflects the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities and consisted of the following:

	March 31, 2016	March 31, 2015	December 31, 2015	December 31, 2014
	$	$	$	$
Property and equipment	52,331	34,556	47,495	36,940
Share issue costs	3,586	5,838	3,877	162,350
SR&ED pool	400,557	103,799	340,585	7,137
Other	215,202	32,447	39,947	18,621
Non-capital losses – Canada	1,587,439	977,178	1,149,389	812,522
Net operating losses - U.S.	589,491	43,274	404,487	-
Valuation allowance	(2,848,606)	(1,197,092)	(1,985,780)	(1,037,570)

	-	-	-	-

The Company has non-capital losses in its Canadian subsidiary of approximately $5,990,000, which will expire between 2031 and 2036. The Company has net operating losses in the U.S. parent Company of $1,684,261, which will expire in 2036.

Income taxes are provided based on the liability method, which results in deferred tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The liability method requires the effect of tax rate changes on current and accumulated deferred taxes to be reflected in the period in which the rate change was enacted. The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of March 31, 2016, the Company had no uncertain tax positions.

F-28

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

11.	INCOME TAXES - Continued

In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of March 31, 2016:

United States - Federal	2013 – present
United States – State	2013 – present
Canada – Federal	2012 - present
Canada – Provincial	2012 - present

12.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

13.	RISK MANAGEMENT

The Company’s cash balances are maintained in two banks in Canada and a Canadian Bank subsidiary in the US. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

F-29

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

14.	(LOSS) PER SHARE

Common share equivalents, options and warrants are were excluded from the computation of diluted loss per share for the three month periods ended March 31, 2016 and 2015 (unaudited), the years ended December 31, 2015 and March 31, 2015 (unaudited) and the nine month period ended December 31, 2014 as their effects are anti-dilutive.

The reconciliation of diluted (loss) per share for the year ended March 31, 2016 is presented below:

Numerator
Net income	$1,036,148
Change in fair value of warrant derivative liability	(7,742,555)
Net (loss) used in computation of diluted EPS	$(6,706,407)

Denominator
Basic weighted average number of shares outstanding	71,554,822
Warrants	8,429,435
Diluted weighted average number of shares outstanding	79,984,257

Diluted loss per share	$(0.08)

F-30

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

15.	TRANSITION PERIOD COMPARATIVE DATA

Three months ended
March 31, 2015 (Unaudited)
$
Operating Data:
Expenses
Research and development	435,671
Professional and consulting fees	261,350
General and administrative	167,747
Depreciation	10,412
Share-based compensation expense	371,637
1,246,817
Other expenses (income)
Interest expense	179
Other income	(323)
Change in fair value of warrant derivative liability	6,387,473
Total other expense (income)	6,387,329

Net loss for the period	(7,634,146)
Foreign exchange translation adjustment for the period	24,799
Net loss and comprehensive loss for the period	(7,609,347)
Loss per share - basic and diluted	(0.14)
Weighted average number of shares outstanding – basic and diluted	52,726,746

Cash flow Data:
Net cash used in operating activities	(825,483)
Net cash used in investing activities	(38,820)
Net cash provided by financing activities	6,788,988
Effects of foreign currency exchange rate changes	(9,510)
Net increase in cash and cash equivalents for the period	5,915,175

16.	SUBSEQUENT EVENTS

1)	Subsequent to March 31, 2016, the Company issued 70,000 common shares to consultants for services valued at $70,000.

2)	Subsequent to March 31, 2016, 51,249 common shares were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80.

3)	On April 21, 2016, the Company acquired 100% of the common shares of Interactive Motion Technologies Inc., a Massachusetts corporation (“IMT”), through a transaction where Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company (“Merger Subsidiary”), providing for the merger (“Acquisition”) of Merger Subsidiary with and into IMT, with IMT surviving the Merger as a wholly-owned subsidiary of Bionik.

F-31

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three and twelve months ended March 31, 2016 and 2015, the year ended December 31, 2015 and the nine months ended December 31, 2014

(Amounts expressed in U.S. Dollars)

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik will issue (or reserve for issuance) an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to the effective time.

Bionik will also assume each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options will represent the right to purchase an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 will have an exercise price of $0.25, 1,000,000 will have an exercise price of $0.95 and 1,000,000 will have an exercise price of $1.05.

Due to the complexities in identifying and valuing the intangible assets acquired, the Company has not yet finalized the purchase price allocation. At this time the Company is not practicably able to estimate the fair value of each identifiable asset. The Company anticipates the intangible assets to consist of clinical data, sales data, license and patents/technology acquired and any excess to result in goodwill.

The following sets forth the preliminary purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As at
April 21, 2016
$
Consideration Paid:
Fair value of 23,650,000 common shares	23,177,000
Fair value of vested stock options	1,573,229
24,750,229

Allocation of purchase price:
Net assets acquired	(2,129,089)
Intangible assets and goodwill	26,879,318
24,750,229

The unaudited supplemental pro forma information for the period presented give effect to the Acquisition as if it had been consummated on April 1, 2015 the start of the March 31, 2016 year-end. The following unaudited supplemental pro forma information are provided for informational purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined company would be had the Merger occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The following unaudited supplemental pro forma information have been compiled based on information available to management at this time. The unaudited supplemental pro forma information do not reflect any cost savings or synergies that the management of Interactive Motion Technologies Inc. and Bionik Laboratories Corp. could have achieved if they were together through this period.

The unaudited pro forma sales and net loss for the period indicated are as follows:

Year Ended March 31, 2016
$
Sales	1,919,779

Net loss for the period	(15,550,891)

F-32

BIONIK LABORATORIES CORP.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2016 and 2015

(Amounts expressed in US Dollars)

Index

Page

Unaudited Condensed Consolidated Interim Financial Statements	F-33

Condensed Consolidated Interim Balance Sheets as at September 30, 2016 (Unaudited) and March 31, 2016 (Audited)	F-34

Condensed Consolidated Interim Statements of Operations and Comprehensive Income (Loss) (Unaudited) for the three and six month periods September 30, 2016 and 2015	F-35

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency) (Unaudited) for the six month periods ended September 30, 2016 and 2015	F-36

Condensed Consolidated Interim Statements of Cash Flows (Unaudited) for the six month periods ended September 30, 2016 and 2015	F-37

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)	F-38 - F-56

F-33

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at Sept. 30, 2016 (Unaudited)	As at March 31, 2016 (Audited)
	$	$
Assets
Current
Cash and cash equivalents	1,677,310	5,381,757
Accounts receivable	93,892	-
Prepaid expenses and other receivables (Note 4)	157,142	231,733
Inventories (Note 5)	294,027	-
Due from related parties (Note 8(a))	41,508	41,445
Short term advances	-	125,153
Loan receivable	-	379,908
Total Current Assets	2,263,879	6,159,996
Equipment (Note 6)	195,994	76,750
Intangible assets and goodwill (Note 3)	27,888,979	-
Total Assets	30,348,852	6,236,746

Liabilities and Shareholders’ Deficiency
Current
Accounts payable (Notes 8(b) and 13)	419,862	320,871
Accrued liabilities (Note 8(b))	806,901	515,979
Current portion of lease payable (Note 6)	4,603	-
Promissory notes payable (Note 7)	226,740	-
Customer deposits	128,287	-
Deferred revenue	108,482	-
Warrant derivative liability (Note 11)	3,353,381	5,135,990
	5,048,256	5,972,840

Demand notes payable (Note 7)	325,993	-
Lease payable (Note 6)	16,881	-
Total Liabilities	5,391,130	5,972,840
Shareholders’ Equity
Preferred Stock, par value $0.001; Authorized 9,999,999 (March 31, 2016 – 9,999,999) Issued and outstanding - nil (March 31, 2016 – nil)	-	-
Special Voting Preferred Stock, par value $0.001; Authorized, issued and outstanding – 1 (March 31, 2016 – 1)	-	-
Common Stock, par value $0.001; Authorized - 150,000,000 (March 31, 2016 – 150,000,000); Issued and outstanding – 46,362,541 and 50,000,000 Exchangeable Shares (March 31, 2016 – 22,591,292 and 50,000,000 Exchangeable Shares) (Note 9)	96,362	72,591
Additional paid in capital	38,064,417	11,801,146
Deficit	(13,245,206)	(11,651,980)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	24,957,722	263,906
Total Liabilities and Shareholders’ Equity	30,348,852	6,236,746

Going Concern (Note 1)

Commitments and Contingencies (Note 14)

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-34

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Income (Loss)

For the three and six month periods ended September 30, 2016 and 2015 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended Sept. 30, 2016	Six months ended Sept. 30, 2016	Three months ended Sept. 30, 2015	Six months ended Sept. 30, 2015
	$	$	$	$
Sales	18,283	182,474	-	-
Cost of Sales	12,019	70,894	-	-
Gross Margin	6,264	111,580	-	-

Operating expenses
Sales and marketing	187,265	269,463	-	-
Research and development	813,773	1,231,563	768,301	1,378,123
General and administrative	577,853	1,881,467	372,342	874,443
Share-based compensation expense (Notes 9(v) and 10)	204,842	424,090	26,724	1,324,282
Depreciation (Note 6)	23,590	33,753	15,478	32,480
Total operating expenses	1,807,323	3,840,336	1,182,845	3,609,328

Other expenses (income)
Interest expense (Note 7)	(5,203)	10,031	-	-
Other income	(395,296)	(406,514)	(5,533)	(23,012)
Change in fair value of warrant derivative liability (Note 11)	(2,130,106)	(1,739,047)	(3,496,070)	(4,413,819)

Total other expenses (income)	(2,530,605)	(2,135,530)	(3,501,603)	(4,436,831)

Net income (loss) and comprehensive income (loss) for the period	729,546	(1,593,226)	2,318,758	827,503

Income (loss) per share - basic	$0.01	$(0.02)	$0.03	$0.01
Income (loss) per share - diluted	$0.01	$(0.02)	$(0.02)	$(0.05)

Weighted average number of shares outstanding – basic	85,924,462	87,232,426	72,408,313	61,491,674
Weighted average number of shares outstanding – diluted	89,789,461	87,232,426	76,270,355	69,508,395

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-35

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency)

For the six month periods ended September 30, 2016 and 2015 (unaudited)

(Amounts expressed in US Dollars)

	Special voting preferred shares		Common shares		Additional Paid In		Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total
		$		$	$	$	$	$
Balance, March 31, 2015	1	-	65,839,563	65,840	10,081,394	(12,688,128)	42,149	(2,498,745)

Shares issued on private placement (Notes 9 iii))	-	-	6,568,750	6,568	(6,568)	-	-	-
Share compensation expense	-	-	-	-	1,297,558	-	-	1,297,558
Net income for the period	-	-	-	-	-	827,503	-	827,503
Balance, September 30, 2015	1	-	72,408,313	72,408	11,372,384	(11,860,625)	42,149	(373,684)

Shares issued for services	-	-	117,471	117	169,583	-	-	169,700
Cashless exercise of warrants	-	-	45,508	46	60,920	-	-	60,966
Share compensation expense	-	-	20,000	20	198,259	-	-	198,279
Net income for the period	-	-	-	-	-	208,645	-	208,645
Balance, March 31, 2016	1	-	72,591,292	72,591	11,801,146	(11,651,980)	42,149	263,906

Shares issued on Acquisition (Note 3)	-	-	23,650,000	23,650	23,153,350	-	-	23,177,000
Stock compensation expense – vested options on Acquisition (Note 3)	-	-	-	-	2,582,890	-	-	2,582,890
Cashless exercise of warrants	-	-	51,249	51	43,511	-	-	43,562
Shares issued for services (Note 9(v))	-	-	70,000	70	59,430	-	-	59,500
Share compensation expense (Note 10)	-	-	-	-	424,090	-	-	424,090
Net loss for the period	-	-	-	-	-	(1,593,226)	-	(1,593,226)
Balance, September 30, 2016	1	-	96,362,541	96,362	38,064,417	(13,245,206)	42,149	24,957,722

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-36

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Cash Flows

for the six month periods ended September 30, 2016 and 2015 (unaudited)

	Six months ended Sept. 30, 2016	Six months ended Sept. 30, 2015
	$	$
Operating activities
Net (loss) income for the period	(1,593,226)	827,503
Adjustment for items not affecting cash
Depreciation	33,753	32,480
Interest expense	10,031	-
Share- based compensation expense	424,090	1,324,282
Shares issued for services	59,500	-
Change in fair value of warrant derivative liability	(1,739,047)	(4,409,410)
	(2,804,899)	(2,225,145)
Changes in non-cash working capital items
Accounts receivable	(87,402)	-
Prepaid expenses and other receivables	91,430	30,460
Due from related parties	(63)	1,933
Inventories	(191,548)	(78,071)
Accounts payable	(696,874)	(214,034)
Accrued liabilities	(424,009)	-
Customer deposits	41,800	-
Lease payable	(1,151)	-
Deferred revenue	108,482	-
Net cash used in operating activities	(3,964,234)	(2,484,857)
Investing activities
Acquisition of equipment	(6,848)	(30,273)
Provision of a loan receivable	-	(303,760)
Net cash used in investing activity	(6,848)	(334,033)
Financing activities
Proceeds from issuance of shares, net of issue costs	-	4,552,409
Cash acquired on acquisition	266,635	-
Net cash provided by financing activity	266,635	4,552,409
Effects of foreign currency exchange rate changes
Net (decrease) increase in cash and cash equivalents for the period	(3,704,447)	1,733,519
Cash and cash equivalents, beginning of period	5,381,757	6,125,108
Cash and cash equivalents, end of period	1,677,310	7,858,627

Supplemental information:

Assets acquired and liabilities assumed:

Current assets, including cash acquired of $266,635		$478,843
Equipment		59,749
Intangible assets and goodwill		27,888,979
Accounts payable		(241,299)
Accrued liabilities		(361,029)
Customer deposits		(86,487)
Demand notes payable		(324,894)
Promissory notes payable		(217,808)
Bionik advance		(1,436,164)

Non-cash consideration		$25,759,890

The accompanying notes are an integral part of these condensed consolidated interim financial statements

F-37

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”) and Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 9).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger.

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc., Bionik, Inc. (the former IMT) and Bionik Canada. References to Drywave relate to the Company prior to the Merger.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (IMT), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary (Bionik Mergerco). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock.

The Company is a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. The Company strives to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

The unaudited condensed consolidated interim financial statements consolidate the Company and its wholly owned subsidiaries Bionik Canada, Bionik Acquisition Inc. and Bionik, Inc. (the former IMT) since its acquisition on April 21, 2016. These unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and Bionik, Inc.’s address is 80 Coolidge Hill Road, Watertown, MA. USA 02472.

F-38

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN (continued)

Going Concern

As at September 30, 2016, the Company had a working capital deficit of $2,784,377 (working capital as at March 31, 2016, of $187,156) and an accumulated deficit of $13,245,206 (March 31, 2016 - $11,651,980) and the Company incurred a net loss and comprehensive loss of $1,593,226 for the six-month period ended September 30, 2016 (September 30, 2015 – net income of $827,503).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantially, or otherwise curtail operations.

The Company expects the forgoing, or a combination thereof, to meet the Company's anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The unaudited condensed interim financial statements do not include any adjustments related to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these financial statements.

2.	SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Consolidated Interim Financial Statements

These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the annual audited financial statements and should be read in conjunction with those annual audited financial statements filed on Form 10-KT for the period ended March 31, 2016. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the consolidated financial statements of adopting ASU 2014-09 will be assessed by management.

F-39

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the consolidated financial statements of adopting ASU 2014-15 will be assessed by management.

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments,” which illustrates certain guidance governing adjustments to the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement amounts initially recognized or would have resulted in the recognition of additional assets and liabilities. ASU No. 2015-16 eliminates the requirement to retrospectively account for such adjustments. ASU No. 2015-16 is effective for the fiscal year commencing after December 15, 2016. The Company has adopted this ASU No. 2015-16 as at and for the three and twelve month periods ended March 31, 2016. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive loss.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASI 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASI 2016-09 will have on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after November 1, 2018. The Company is still assessing the impact that the adoption of ASI 2016-15 will have on the consolidated statement of cash flows.

F-40

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out basis. Work in progress and finished goods consist of materials, labor and allocated overhead.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligation. Deposits are carried as liabilities until the requirements for revenue recognition are met.

Significant Judgments - Warrant Derivative Liability

The Company’s derivative warrant instruments are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk- free interest rate for the term of the warrant (Note 11). The warrant derivative liability is revalued at each reporting period and changes in fair value are recognized in the condensed consolidated interim statements of operations and comprehensive loss under the caption “Change in fair value of warrant derivative liability”.

The selection of the appropriate valuation model and the inputs and assumptions that are required to determine the valuation requires significant judgment and requires management to make estimates and assumptions that affect the reported amount of the related liability and reported amounts of the change in fair value. Actual results could differ from those estimates, and changes in these estimates are recorded when known. As the derivative warrant liability is required to be measured at fair value at each reporting date it is reasonably possible that these estimates and assumptions could change in the near term.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amount to $57,338 at September 30, 2016 (March 31, 2016 - $Nil). The Company also sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $15,190 and $25,427 of expense related to the change in warranty reserves and warranty costs incurred and recorded as an expense in cost of goods sold during the three and six-month period ended September 30, 2016 (March 31, 2016 - $Nil).

F-41

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

Foreign Currency Translation

On April 1, 2015, Bionik Canada and Bionik Acquisition Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well the Company anticipates revenues to be earned in U.S. dollars. The change in accounting treatment was applied prospectively. The functional currency is separately determined for the Company and each of its subsidiaries, and is used to measure the financial position and operating results. The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs, which are as observable as possible, and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued liabilities, due from related parties approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

As at September 30, 2016, the Company’s warrant derivative liability was measured at fair value at each reporting period using a simulation model based on Level 3 inputs.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the period.

3.	ACQUISITION

On April 21, 2016, the Company acquired 100% of the common and preferred shares of IMT, through a transaction where Bionik Mergerco merged with and into IMT, with IMT surviving the Merger as a wholly-owned subsidiary of Bionik.

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik issued an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to April 21, 2016. All shares have been issued at September 30, 2016.

F-42

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

Bionik also assumed each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options were exchanged for purchase of an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 have an exercise price of $0.25. 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. Stock compensation expense on vested options of $2,582,890 was recorded on the options exchanged and this amount is included in the acquisition equation.

As a result of the acquisition of IMT, the Company acquired assets including three licensed patents, an MIT License Agreement, three FDA listed products, an FDA inspected manufacturing facility, extensive clinical and sales data, and international distributors. Due to the complexities in identifying and valuing the intangible assets acquired, the Company has not yet finalized the purchase price allocation. At this time the Company is not practicably able to estimate the fair value of each identifiable asset. The Company has retained an independent valuator to determine the purchase price allocation. At this time the Company anticipates the intangible assets to consist of clinical data, sales data, license and patents/technology acquired and any excess to result in goodwill.

The following sets forth the preliminary purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As at April 21, 2016
$
Fair value of 23,650,000 common shares (a)	23,177,000
Fair value of vested stock options (b)	2,582,890
25,759,890

Allocation of purchase price:
Cash and cash equivalents	266,635
Accounts receivable	6,490
Inventories	188,879
Prepaid expenses and other current assets	16,839
Equipment	59,749

Liabilities assumed:
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory notes payable	(217,808)
Bionik advance	(1,436,164)
Net assets acquired	(2,129,089)
Intangible assets and goodwill	27,888,979
25,759,890

(a)	The fair value of common shares is based on $0.98 the closing market price of the Company’s common stock on April 21, 2016.

(b)	The fair value of the vested stock options was determined using the Black Scholes option pricing model with the following key assumptions: a risk free rate of 1.59%, dividend and forfeiture rates of 0% and expected volatility of 114% which is consistent with the Company’s assumptions (Note 10).

F-43

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

3.	ACQUISITION (continued)

The amount of IMT’s revenue and net loss and comprehensive loss included in the Company’s condensed consolidated interim statements of operations and comprehensive loss for the three and six month period ended September 30, 2016 are as follows:

	For the period July 1 – September 30, 2016	For the period April 21 – September 30, 2016
	(unaudited)

Revenue	$18,283	$182,474

Net loss and comprehensive loss	$(551,052)	$(843,686)

Pro forma results of operations

The following unaudited pro forma financial information presents combined results of operations for each of the periods presented as if the Merger had been completed April 1, 2016. The pro forma data is for informational purposes only and is not necessarily indicative of the consolidated results of operations of the combined business had the Merger actually occurred on April 1, 2016 or the results of future operations of the combined business. For instance, planned or expected operational synergies following the Merger are not reflected in the pro forma information. Consequently, actual result will differ from the unaudited pro forma information presented below.

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015

Revenue	$18,283	$374,530	$184,311	$812,944

Net loss and comprehensive loss	$(551,052)	$(249,448)	$(958,297)	$(373,996)

*There were no material or nonrecurring adjustments in the supplemental pro forma revenue or results of operations as shown above.

4.	PREPAID EXPENSES AND OTHER RECEIVABLES

	Sept. 30,	March 31,
	2016	2016
	$	$
Prepaid expenses and sundry receivables	86,240	87,979
Prepaid insurance	53,925	107,259
Sales taxes receivable (i)	16,977	36,495
	157,142	231,733

Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

F-44

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

5.	INVENTORIES

	Sept. 30, 2016	March 31, 2016
	$	$
Raw Materials	237,036	-
Work in Progress	56,991	-
	294,027	-

6.	EQUIPMENT

Equipment consisted of the following as at September 30, 2016 and March 31, 2016:

	September 30, 2016			March 31, 2016
	Cost	Accumulated Depreciation	Net	Cost	Accumulated Depreciation	Net
Computers and electronics	162,024	111,255	50,699	152,246	96,379	55,867
Capital leases of IT equipment	23,019	1,151	21,868	-	-	-
Furniture and fixtures	23,196	11,362	11,834	22,496	10,118	12,378
Demonstration equipment	115,200	15,450	99,750	-	-	-
Tools and parts	15,722	3,949	11,773	11,422	2,917	8,505
	339,161	143,167	195,994	186,164	109,414	76,750

Included in Computers and Electronics are assets under capital lease of $23,019 which are being amortized over the term of the lease. Current portion of the lease as at September 30, 2016, $4,603 (March 31, 2016 - $Nil) and the long term portion as at September 30, 2016, $16,881 (March 31, 2016 - $Nil). Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the three and six month periods ended September 30, 2016 was $23,950 and $33,753 (September 30, 2015 - $15,478 and $32,480).

F-45

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

7.	NOTES PAYABLE

Demand Notes payable

The Company has outstanding notes payable (“Notes”) of $325,993, acquired from IMT on April 20, 2016. Loan amounts represented by one such Note is owed to a director of the Company for $148,974 at September 30, 2016. On March 1, 2016, the Company executed amendments to the Notes to accrue interest at a rate of prime, as reported by the Wall Street Journal, of 3.50% at the date of amendment and to defer the demand feature until the earlier of December 31, 2017 or the date when the Company raises new capital in excess of $15 million in cash.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 3)	324,894
Accrued interest	1,099
Balance, September 30, 2016	$325,993

Interest expense incurred on the Notes totaled $1,138 and $4,463 for the three and six month period ended September 30, 2016, which are included in accrued liabilities.

Promissory Notes payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of the secured promissory note (“Promissory Note”). The Promissory Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Promissory Note, which matured in March 2016 and then September 2016, was further extended and now matures March 2017, may be prepaid at any time, and is secured by substantially all the assets of one of the Company’s subsidiaries. Interest expense incurred on the Promissory Note totaled $5,042 and $8,932 for the three and six month periods ended September 30, 2016.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 3)	217,808
Accrued interest	8,932
Balance, September 30, 2016	$226,740

8.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

(a)	As of September 30, 2016, the Company had advances receivable from the Chief Operating Officer (“COO”) and former Chief Technology Officer (“CTO”) for $41,508 (March 31, 2016 - $41,445). These advances are unsecured, bear interest at a rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and are payable on demand in Canadian dollars. The Company at September 30, 2016 accrued interest receivable in the amount of $2,224 (March 31, 2016 - $1,148); the remaining fluctuation in the balance from the prior year is due to foreign exchange.

Accounts payable and accrued liabilities

(b)	As at September 30, 2016, $5,560 (March 31, 2016 - $2,694) was owing to the CEO, $Nil (March 31, 2016 - $3,284) was owing to the former CTO, $5,196 was owing to the COO (March 31, 2016 - $8,812), $71 was owing to the CFO (March 31, 2016 - $116), $664 was owing to our VP US Operations (March 31, 2016 - $Nil) and $17,457 was owing to our Chief Commercial Officer (March 31, 2016 - $Nil), in each case related to business expenses, all of which are included in accounts payable and accrued liabilities.

F-46

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

9.	SHARE CAPITAL

	September 30, 2016		March 31, 2016
	Number of shares	$	Number of shares	$
Exchangeable Shares:
Balance beginning and end of period	50,000,000	50,000	50,000,000	50,000
Common Shares
Balance at beginning of the period	22,591,292	22,591	22,428,313	22,428
Shares issued on acquisition (Note 3)	23,650,000	23,650	-	-
Shares issued for services (v)	70,000	70	117,471	117
Cashless exercise of warrants (iv)	51,249	51	45,508	46
Balance at end of the period	46,362,541	46,362	22,591,292	22,591
TOTAL COMMON SHARES	96,362,541	96,362	72,591,292	72,591

(i)	On April 21, 2015, the Company issued 3,115,000 Units for gross proceeds of $2,492,000 to accredited investors in a fourth closing (the “Fourth Closing”) of its 2015 private offering. Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other related to the Fourth Closing of $338,960 and issued 311,500 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 11). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $435,682 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.

(ii)	On May 27, 2015, the Company issued 1,418,750 Units for gross proceeds of $1,135,000 to accredited investors in a fifth closing (the “Fifth Closing”) of its 2015 private offering. Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Fifth Closing of $147,566 and issued 141,875 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 11). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $37,739 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.

(iii)	On June 30, 2015, the Company issued 2,035,000 Units for gross proceeds of $1,628,000 to accredited investors in a sixth and final closing (the “Sixth Closing”) of its private offering. Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Sixth Closing of $211,656 and issued 203,500 broker warrants exercisable at $0.80 for a period of 4 years. The warrants were measured at fair value and recorded as a warrant liability on the consolidated balance sheet (Note 11). The fair value of the warrants exceeded the net proceeds received upon closing and as a result $74,625 was recorded as a loss on initial recognition of the warrants and included in the change in fair value of warrant derivative liability on the consolidated statements of operations and comprehensive loss.

(iv)	During the six month period ended September 30, 2016, 51,249 common shares were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80. Under the terms of the warrant agreement the value of the warrants on exercise is attributed to the shares on exercise and the Company has recognized a value of $43,562.

(v)	The Company issued 70,000 common shares during the six month period ended September 30, 2016 for consulting services and recognized $59,500 of share-based compensation expense.

F-47

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one Special Voting Preferred Share to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into common shares of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled at such time as no Exchangeable Shares are held by a Beneficiary.

F-48

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

10.	STOCK OPTIONS

The purpose of the Company’s stock option plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all Options granted under the Plan, shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On April 11, 2014 and June 20, 2014 the Company issued 657,430 and 264,230 options to employees and a consultant at an exercise price of $0.165 and $0.23, respectively, with a term of seven years. The options vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. During the nine month period ended December 31, 2014, 125,824 of the 657,430 options were cancelled. On February 26, 2015, as a result of the Merger, the options were re-valued. The fair value, as re-measured, of the 531,606 options issued in April 2014 and the 264,230 options issued in June 2014 was $230,930 and $118,957 respectively. An additional 62,912 options were cancelled during the quarter ended June 30, 2016. Stock compensation has been fully expensed on these options and so there is no compensation expense in the three months ended September 30, 2016 however there was $3,658 and $176 was recognized in the first quarter and the six months ended September 30, 2016.

On July 1, 2014, the Company issued 2,972,592 options to management of the Company, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. On February 26, 2015, as a result of the Merger, the options were re-valued at a fair value of $1,259,487, which vests immediately. During the first quarter, one management executive left the Company and 990,864 of these options will be cancelled six months after his last day according to his employment agreement. On October 8, 2016, 990,864 of these options expired.

On February 17, 2015, the Company issued 314,560 options to a director, employees and a consultant with an exercise price of $0.23, that vest one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years. The grant date fair value of the options was $136,613. Previously 110,100 options were cancelled and $7,400 of stock compensation was recognized in the quarter and $14,800 of stock compensation was recognized for the six months ended September 30, 2016.

On November 24, 2015, the Company issued 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016 250,000 options were cancelled and stock compensation expense of $62,317 was recognized. During the quarter ended September 30, 2016, $35,609 of stock compensation expense was recognized and for the six months ended September 30, 2016, $78,638 of stock compensation was recognized.

On December 14, 2015, the Company issued 2,495,000 options granted to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the year ended March 31, 2016, 25,000 options were cancelled and for the quarter ended June 30, 2016 40,000 options were cancelled and for the three months ended September 30, 2016 stock compensation expenses of $102,300 was recognized. For the six months ended September 30, 2016, the stock compensation expense of $202,608 was recognized.

On April 21, 2016, the Company issued 3,000,000 stock options to employees of Bionik, Inc. in exchange for 3,895,000 options that existed before the Company purchased IMT, of which 1,000,000 have an exercise price of $0.25, 1,000,000 has an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant fair value of vested options was $2,582,890 and has been recorded as part of the acquisition equation (Note 3). For options that have not yet vested $10,169 of compensation expense was recognized in the quarter ended September 30, 2016.

F-49

On April 26, 2016, the Company issued 250,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $213,750. During the quarter ended September 30, 2016, $17,812 of stock compensation expense was recognized. For the six months ended September 30, 2016, $22,479 of stock compensation expenses was recognized.

On August 8, 2016, the Company issued 750,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $652,068. During the quarter ended September 30, 2016, $31,552 of stock compensation expense was recognized.

During the three month period ended September 30, 2016, the Company recorded $204,842 in share-based compensation related to the vesting of stock options (September 30, 2015 - $3,309).

F-50

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

10.	STOCK OPTIONS (continued)

These options at their respective grant dates were valued using the Black-Scholes option pricing model with the following key assumptions:

Grant date	Expected life in years	Risk free rate	Dividend rate	Forfeiture rate	Expected volatility	Grant date fair value
February 17, 2015	5.39	1.59%	0%	0%	114%	$136,613
July 1, 2014	4.75	1.59%	0%	0%	114%	$1,259,487
June 20, 2014	4.72	1.59%	0%	0%	114%	$118,957
April 11, 2014	4.50	1.59%	0%	0%	114%	$230,930
November 24, 2015	6.15	1.59%	0%	0%	114%	$694,384
December 14, 2015	6.21	1.59%	0%	0%	114%	$1,260,437
April 21, 2016	0.79-9.25	1.59%	0%	0%	114%	$2,582,890
April 26, 2016	6.57	1.59%	0%	0%	114%	$213,750
August 8, 2016	6.86	1.59%	0%	0%	114%	$652,068

	Number of Options	Weighted-Average Exercise Price ($)
Outstanding, March 31, 2016	6,604,880	0.57
Issued	4,000,000	0.77
Cancelled	(143,637)	0.48
Outstanding, September 30, 2016	10,461,243	0.59

F-51

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

10.	STOCK OPTIONS (continued)

The following is a summary of stock options outstanding and exercisable as of September 30, 2016:

			Number of
Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	374,324	April 1, 2021	374,324
0.23	99,610	June 20, 2021	99,610
0.23	2,972,592	July 1, 2021	2,972,592
0.23	204,460	February 17, 2022	136,314
1.22	400,000	November 24, 2022	-
1.00	2,430,000	December 14, 2022	-
1.00	250,000	April 26, 2023	-
0.25	906,077	July 28, 2025	906,077
0.25	86,972	December 30, 2025	59,158
0.95	9,486	February 2, 2017	9,486
0.95	111,937	March 28, 2023	111,937
0.95	31,620	March 3, 2024	31,620
0.95	15,810	March 14, 2024	15,810
0.95	82,213	September 30, 2024	82,213
0.95	7,431	June 2, 2025	7,431
0.95	671,859	July 29, 2025	671,859
0.95	57,353	December 30, 2025	8,193
1.05	36,697	February 2, 2017	36,697
1.05	433,027	March 28, 2023	433,027
1.05	122,324	March 3, 2024	122,324
1.05	61,162	March 14, 2024	61,162
1.05	318,042	September 30, 2024	318,042
1.05	28,747	June 2, 2025	28,747
1.00	750,000	August 8, 2023	-
	10,461,243		6,486,623

The weighted-average remaining contractual term of the outstanding options is 5.80 (September 30, 2015 - 4.76) and for the options that are exercisable the weighted average is 6.22 (September 30, 2015 - 4.74).

11.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Outstanding and exercisable, December 31, 2015	18,049,075	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, September 30, 2016	17,638,243	1.36

In February 2016, a warrant holder exercised 148,787 warrants on a cashless basis based on the terms of the warrant agreement and was issued 45,508 common shares. During the six month period ended September 30, 2016, 262,045 warrants were exercised on a cashless basis based on the terms of the warrant agreement and the Company issued 51,249 common shares (Note 9 (iv)).

F-52

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

11.	WARRANTS (continued)

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding as of September 30, 2016:

Exercise Price ($)		Number of Warrants
1.40		7,735,750	February 26, 2019
1.40		1,212,500	March 27, 2019
1.40		891,250	March 31, 2019
1.40	Note 9(i)	3,115,000	April 21, 2019
1.40	Note 9 (ii)	1,418,750	May 27, 2019
1.40	Note 9(iii)	2,035,000	June 30, 2019
0.80	Note 9 (i) to (iii)	1,229,993	February 26, 2019
		17,638,243

The weighted-average remaining contractual term of the outstanding warrants is 2.50 (March 31, 2016 - 2.77).

Exchangeable share purchase warrants

In 2014, the Company repaid loans of $180,940 plus accrued interest of $12,138 owing to investors introduced by Pope and Co. As part of this transaction the Company was committed to issue these lenders warrants exercisable into 349,522 Exchangeable Shares at an exercise price of $0.23 per share for a period ending March 21, 2017. During the year ended March 31, 2015, the Company issued these warrants.

Warrant derivative liability

The Company’s outstanding common share purchase warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased based on a pre-defined formula.

In addition, prior to the effectiveness of certain resale registration statements or if any such registration statements are no longer effective, the holder of the Company’s warrants, at their option, may exercise all or any part of the warrants in a “cashless” or “net-issue” exercise.

The Company has the option to redeem the warrants for $0.001 per warrant if the daily volume weighted-average price of the common shares is 200% or more of the exercise price for twenty consecutive trading days provided there is an effective registration statement covering the common shares available throughout the thirty day period after the redemption date. The warrant holders then have thirty days to exercise the warrants or receive the redemption amount.

The Company’s derivative instruments have been measured at fair value at inception and at each reporting period using a simulation model. The Company recognizes all of its warrants with price protection on its consolidated balance sheet as a derivative liability.

F-53

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

11.	WARRANTS (continued)

The following summarizes the changes in the value of the warrant derivative liability from inception until September 30, 2016:

	Number of Warrants	Value ($)

Balance at March 31, 2015	10,823,450	8,382,648
Warrants issued in April 21, 2015 financing	3,426,500	2,588,722
Warrants issued in May 27, 2015 financing	1,560,625	1,025,173
Warrants issued in June 30, 2015 financing	2,238,500	1,490,969
Change in fair value of warrant derivative liability	-	(7,419,643)
Balance at December 31, 2015	18,049,075	6,067,869
Fair value of warrants exercised	(148,787)	(60,966)
Change in fair value of warrant derivative liability	-	(870,913)
Balance at March 31, 2016	17,900,288	5,135,990
Change in fair value of warrant derivative liability	-	(1,739,047)
Fair value of warrants exercised	(262,045)	(43,562)
Balance at September 30, 2016	17,638,243	3,353,381

During the six month period ended September 30, 2016, the Company recorded a gain of $1,739,047 (September 30, 2015 - $4,413,819) on re-measurement of the warrant liability to fair value. The change is recorded as a change in fair value of warrant derivative liability within the Company’s consolidated statement of operations and comprehensive (loss) income.

The key inputs and assumptions used in the simulation model at inception and at September 30, 3016 and March 31, 2016 are as follows:

Grant date	Number of Warrants	Expected life in years	Exercise Price ($)	Risk free rate	Dividend rate	Expected volatility	Fair value ($)
At Inception:
February 26, 2015	7,735,750	4	1.4	0.44%	0%	51.83%	464,784
February 26, 2015	773,575	4	0.8	0.44%	0%	51.83%	85,590
March 27, 2015	1,212,500	3.92	1.4	0.43%	0%	52.37%	950,913
March 27, 2015	121,250	3.92	0.8	0.43%	0%	52.37%	85,412
March 31, 2015	891,250	3.91	1.4	0.41%	0%	52.45%	696,582
March 31, 2015	89,125	3.91	0.8	0.41%	0%	52.45%	62,708
April 21, 2015	3,115,000	3.85	1.4	0.68%	0%	51.54%	2,371,956
April 21, 2015	311,500	3.85	0.8	0.68%	0%	51.54%	216,766
May 27, 2015	1,418,750	3.76	1.4	0.46%	0%	51.74%	933,065
May 27, 2015	141,875	3.76	0.8	0.46%	0%	51.74%	92,108
June 30, 2015	2,035,000	3.66	1.4	0.37%	0%	52.94%	1,356,512
June 30, 2015	203,500	3.66	0.8	0.37%	0%	52.94%	134,457

At year end March 31, 2016:
March 31, 2016	16,408,250	2.91	1.4	0.21%	0%	62.96%	4,585,539
March 31, 2016	1,492,038	2.91	0.8	0.21%	0%	62.96%	550,451

At Period End:
September 30, 2016	16,408,250	2.50	1.4	0.84%	0%	69.68%	3,008,245
September 30, 2016	1,229,993	2.50	0.8	0.84%	0%	69.68%	345,136

F-54

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

11.	WARRANTS (continued)

In addition to the forgoing, the Company also utilized a holding cost to approximate the impact of a holder of the warrant to maintain a hedging strategy in which they maintained a short position. On analysis of comparable companies and other information the Company has determined that the use of 2.25% in the simulation model is a reasonable assumption.

The warrant derivative liability is classified within Level 3 of the fair value hierarchy because on initial recognition and again at each reporting period, it was valued using these significant inputs and assumptions that are unobservable in the market. Changes in the values assumed and used in the simulation model can materially affect the estimate of fair value.

Generally, an increase in the market price of the Company’s common shares, an increase in the volatility of the Company’s common shares and an increase in the expected life would result in a directionally similar change in the estimated fair value of the warrant derivative liability. An increase in the risk free rate would result in a decrease in the fair value of the warrant derivative liability.

The expected life is based on the remaining contractual term of the warrants. The risk free rate was based on U.S. treasury-note yields with terms commensurate with the remaining term of the warrants. Expected volatility over the expected term of the warrants is estimated based on consideration of historical volatility and other information.

In addition to the assumptions above, the Company also took into consideration the probability of the Company’s participation in another round of financing, the type of such financing and the range of the stock price for the financing at that time. At each increment of the simulation, the daily volume weighted-average price was calculated. If this amount was 200% greater than the exercise price of the warrants at the time, and this threshold was maintained for 20 consecutive days, the simulation assumed the trigger of the Company’s option to redeem and the exercise of the warrants by the holder within thirty days. In the circumstance where the redemption was not triggered the warrant was valued at its discounted intrinsic value at maturity.

12.	ROYALTY AGREEMENT

Prior to the acquisition of IMT in April 2012, IMT entered into a Patent License Agreement with an unrelated third party (the “Licensee”). Under the terms of the perpetual license agreement, the Company will receive royalties from the Licensee based on a licensed product sold by the Licensee. There was no royalty income during the three and six month periods ended September 30, 2016 and 2015 under the terms of the agreement.

F-55

BIONIK LABORATORIES CORP.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

For the six month periods ended September 30, 2016 and 2015

(unaudited) (Amounts expressed in U.S. Dollars)

13.	LICENSING AGREEMENTS

The Company’s subsidiary maintains a licensing agreement with the Massachusetts Institute of Technology (“MIT”) for exclusive rights to utilize certain of MIT’s patented technology. The licensing agreement remains in effect until the expiration or abandonment of all patent rights and patent applications filed that are included under license, the last of which patent rights expires in November 2024. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, as amended, royalties are payable to MIT based on 3% of certain domestic product sales and 1.5% of certain international product sales, as defined, and 50% of all sublicense income.

The Company recognized $nil of royalty expense under this agreement during the three and six months ended September 30, 2016. At September 30, 2016, the Company had accrued royalty and related amounts payable to MIT of $33,369 included in accounts payable on the condensed consolidated interim balance sheets. Subsequent to September 30, 2016, the entire balance owed was paid to MIT. One of the Company’s directors is an employee of MIT as well as the Company’s Chief Science Officer.

The Company maintains a second licensing agreement with the same director noted above and an unrelated third party for exclusive rights to utilize certain patented technology. The Company has exclusive rights to the patents and related applications, as defined, until expiration in May 2027. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement royalties are payable to the patent holders based on 1% of net sales, as defined, and 50% of all sublicense income. There have been no sales under this agreement through September 30, 2016.

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collection claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

15.	RISK MANAGEMENT

The Company’s cash balances are maintained in two banks in Canada and a Canadian Bank subsidiary in the US and a US Bank. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities.

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

F-56

Interactive Motion Technologies, Inc.

Financial Statements

Years Ended December 31, 2015 and 2014

F-57

F-58

Independent Auditors’ Report

To the Board of Directors of Interactive Motion Technologies, Inc.:

Report on the Financial Statements

We have audited the accompanying financial statements of Interactive Motion Technologies, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of loss, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

F-59

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Motion Technologies, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As further discussed in Note 13 to the financial statements, on April 21, 2016, the Company was acquired by Bionik Laboratories Corp.

Boston, Massachusetts

May 9, 2016

F-60

Interactive Motion Technologies, Inc.

Balance Sheets

December 31, 2015 and 2014

	2015	2014
Assets
Current assets:
Cash	$17,672	$2,054
Accounts receivable, net	430,935	89,619
Inventories	138,156	424,793
Prepaid expenses and other current assets	32,522	18,318
Total current assets	619,285	534,784
Property and equipment, net (Note 3)	8,690	17,379
Other assets	3,864	3,192
Total assets	$631,839	$555,355

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$604,451	$558,312
Accrued expenses and other current liabilities (Note 5)	530,502	353,909
Customer deposits	188,187	226,985
Demand notes payable to officers/directors (Note 4(a))	268,360	268,360
Promissory note payable, current portion (Note 4(b))	200,000	-
Credit facility payable (Note 4(c))	199,886	-
Loans payable to Bionik Laboratories Corp. (Note 4(d))	300,000	-
Total current liabilities	2,291,386	1,407,566
Promissory note payable, net - non-current portion (Note 4(b))	-	181,455
Total liabilities	2,291,386	1,589,021

Commitments and contingencies (Note 12)
Stockholders' deficit:
Series A redeemable, convertible preferred stock, $0.001 par value; 2,000,000 shares authorized, 1,517,683 shares issued and outstanding (preference in liquidation of $5,121,045 at December 31, 2015) (Note 6)	5,087,352	4,695,753
Common stock, $0.001 par value; 24,500,000 shares authorized, 15,528,068 and 15,428,068, shares issued and outstanding at December 31, 2015 and 2014, respectively (Note 6)	15,528	15,428
Additional paid-in capital	1,874,513	1,741,312
Accumulated deficit	(8,636,940)	(7,486,159)
Total stockholders' deficit	(1,659,547)	(1,033,666)
Total liabilities and stockholders' deficit	$631,839	$555,355

See independent auditors’ report and accompanying notes to the financial statements.

F-61

Interactive Motion Technologies, Inc.

Statements of Loss

Years Ended December 31, 2015 and 2014

	2015	2014

Revenue	$2,005,837	$1,547,814
Cost of revenue	1,411,474	1,009,868
Gross profit	594,363	537,946

Operating expenses:
Research and development	207,290	480,917
Sales and marketing	240,219	580,628
General and administrative	1,217,718	1,263,074
Total operating expenses	1,665,227	2,324,619

Net loss from operations	(1,070,864)	(1,786,673)

Other income (expense):
Interest expense	(79,917)	(63,909)
Other income - customer deposits	-	82,020
Other	-	1,650
Other income (expense), net	(79,917)	19,761

Net loss	$(1,150,781)	$(1,766,912)

See independent auditors’ report and accompanying notes to the financial statements.

F-62

Interactive Motion Technologies, Inc.

Statements of Changes in Stockholders' Deficit

Years Ended December 31, 2015 and 2014

	Series A Redeemable,				Additional		Total
	Convertible Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2013	1,517,683	$4,332,254	14,778,068	$14,778	$894,495	$(5,719,247)	$(477,720)

Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-

Accretion of Series A redeemable preferred stock dividends (Note 6)	-	351,239	-	-	(351,239)	-	-

Sale of common stock (Note 6)	-	-	650,000	650	649,350	-	650,000

Relative fair value of warrants issued with promissory note payable (Note 4(b))	-	-	-	-	30,306	-	30,306

Share-based compensation expense (Note 7)	-	-	-	-	387,660	-	387,660

Fair value of options granted to Directors for settlement of liabilities (Note 7)	-	-	-	-	143,000	-	143,000

Net loss	-	-	-	-	-	(1,766,912)	(1,766,912)

Balance at December 31, 2014	1,517,683	4,695,753	15,428,068	15,428	1,741,312	(7,486,159)	(1,033,666)

Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-

Accretion of Series A redeemable preferred stock dividends (Note 6)	-	379,339	-	-	(379,339)	-	-

Sale of common stock (Note 6)	-	-	100,000	100	99,900	-	100,000

Fair value of options issued to consultant for settlement of liabilities (Note 7)	-	-	-	-	13,358	-	13,358

Share-based compensation expense (Note 7)	-	-	-	-	411,542	-	411,542

Net loss	-	-	-	-	-	(1,150,781)	(1,150,781)

Balance at December 31, 2015	1,517,683	$5,087,352	15,528,068	$15,528	$1,874,513	$(8,636,940)	$(1,659,547)

See independent auditors’ report and accompanying notes to the financial statements.

F-63

Interactive Motion Technologies, Inc.

Statements of Cash Flows

Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net loss	$(1,150,781)	$(1,766,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	10,124	17,950
Non-cash interest expense related to amortization of debt discount	18,545	11,761
Share-based compensation expense	411,542	387,660
Customer deposit income	-	(82,020)
Changes in operating assets and liabilities:
Accounts receivable	(341,316)	472,420
Inventories	286,637	52,077
Prepaid expenses and other assets	(14,876)	(8,824)
Accounts payable	59,497	16,317
Accrued expenses and other current liabilities	176,593	11,507
Customer deposits	(38,798)	79,903
Net cash used in operating activities	(582,833)	(808,161)

Cash flows from investing activities:
Purchase of property and equipment	(1,435)	(2,080)
Net cash used in investing activities	(1,435)	(2,080)

Cash flows from financing activities:
Proceeds from issuance of common stock	100,000	650,000
Proceeds from issuance of promissory note payable	-	200,000
Proceeds from issuance of loans payable to Bionik Laboratories Corp.	300,000	-
Proceeds from credit facility payable, net	199,886	-
Proceeds from issuance of demand notes payable to officers/directors	72,000	369,500
Repayment of demand notes payable to officers/directors	(72,000)	(407,756)
Net cash provided by financing activities	599,886	811,744

Increase in cash	15,618	1,503

Cash at beginning of the year	2,054	551

Cash at end of the year	$17,672	$2,054

(continued)

See independent auditors’ report and accompanying notes to the financial statements.

F-64

Interactive Motion Technologies, Inc.

Statements of Cash Flows (Concluded)

Years Ended December 31, 2015 and 2014

	2015	2014
Supplemental disclosure of cash flow information and non-cash transactions:

Income taxes paid, net	$-	$400

Cash paid for interest	$27,648	$32,107

Accretion of dividends on Series A redeemable preferred stock	$379,339	$351,239

Accretion of Series A redeemable preferred stock issuance costs	$12,260	$12,260

Fair value of options granted for settlement of liabilities	$13,358	$143,000

Relative fair value of warrants issued with promissory note payable	$-	$30,306

See independent auditors’ report and accompanying notes to the financial statements.

F-65

Interactive Motion Technologies, Inc.

Notes to Financial Statements

Years Ended December 31, 2015 and 2014

1.	NATURE OF OPERATIONS

Interactive Motion Technologies, Inc. (“IMT” or the “Company”) was incorporated on March 24, 1998 under the laws of the Commonwealth of Massachusetts.

IMT is a medical device company focused on the design, development, manufacturing and marketing of novel robotics and interactive programming utilized by professionals in the healthcare industry to assist patients in the recovery of stroke and other neurological illnesses. IMT utilizes medical robotics technology exclusively licensed from third parties (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

The Company carries its accounts receivable at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is management’s best estimate of probable losses incurred. The Company establishes an allowance for doubtful accounts by assessing its past collection history as well as general economic and credit conditions. The allowance for doubtful accounts is $38,600 as of December 31, 2015 and 2014.

Concentrations of Credit Risk and Significant Customers

The Company’s cash is placed in high quality financial services organizations and at times may be at levels which exceed federal insurance limitations. Historically, the Company has not experienced any losses in such accounts.

During the year ended December 31, 2015, five customers accounted for approximately 61% of the Company’s revenue. At December 31, 2015, these customers represented approximately 37% of total accounts receivable. During the year ended December 31, 2014, revenue earned from four customers represented approximately 51% of the Company’s revenue.

See independent auditors’ report.

F-66

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out cost basis. Work in process and finished goods consist of materials, labor and allocated overhead. Inventory consists of the following at December 31, 2015 and 2014:

	2015	2014

Raw materials, net	$101,723	$328,052
Work in process	36,433	7,349
Finished goods	-	89,392

	$138,156	$424,793

As of December 31, 2015, the Company established a reserve of $69,059 against raw materials inventory as a result of changes in product technology. There were no reserves against inventory as of December 31, 2014.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated on the straight-line method for financial reporting based on the following estimated useful lives:

Estimated Useful Lives

Computer software	3 years
Computers, lab and demo equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of estimated useful life or lease term

Expenditures for significant renewals or improvements are capitalized and depreciated or amortized over their estimated useful lives. The cost of maintenance and repairs is charged to expense as incurred.

See independent auditors’ report.

F-67

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with the customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligations. Deposits from customers are carried as liabilities until the requirements for revenue recognition are met. During 2014, a customer deposit of $82,020 from 2009 was forfeited and recognized into other income. Shipping and handling costs are included in cost of revenue.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves which, based on the historical experience of the Company, are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued expenses and other current liabilities on the balance sheet and amount to $39,328 and $24,203, respectively, at December 31, 2015 and 2014. Also, at December 31, 2015 and 2014, is $88,416 and $71,156, respectively, related to deferred warranty revenue on extended warranties sold. The Company sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period.

The Company recognized $19,934 and $14,254 of expense in cost of revenue related to the change in warranty reserves and warranty costs incurred during 2015 and 2014, respectively.

Research and Development Expenses

Costs incurred for research and development are expensed as incurred.

Advertising

Advertising costs are charged to sales and marketing expense when incurred and amounted to $1,292 and $46,200 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The provision (benefit) for income taxes is based on the elements of income and expense as reported in the statements of loss and also includes in the current period any changes in tax rates from those previously used in determining deferred tax assets and liabilities.

See independent auditors’ report.

F-68

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (concluded)

Deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets or liabilities are measured using the income tax rates and laws currently enacted, and are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate, or based upon the periods in which temporary differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company follows accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” to be upheld under regulatory review. The resulting tax impact of these tax positions are recognized in the financial statements based on the result of this evaluation.

The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company did not recognize any tax liabilities associated with uncertain tax positions, nor have they recognized any interest or penalties related to unrecognized tax positions. The Company is currently open to audit under the applicable statutes of limitations by the taxing authorities for the years ended December 31, 2012 through 2015. The Company has not filed any tax returns subsequent to December 31, 2013.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and accrued expenses approximate fair value based on the short-term nature of these instruments. The carrying value of notes payable approximates its fair value based upon existing terms and current market conditions.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See independent auditors’ report.

F-69

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Share-based Compensation

The Company records share-based payments at fair value. The measurement date for compensation expense related to employee awards is generally the date of the grant. The measurement date for compensation expense related to nonemployee awards is generally the date that the performance of the awards is completed and, until such time, the fair value of the awards is remeasured at the end of each reporting period. Accordingly, the ultimate expense is not fixed until such awards are vested. The fair value of awards, net of expected forfeitures, is recognized as expense in the statement of loss over the requisite service period, which is generally the vesting period. The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires input of assumptions including, among others, the volatility of the stock price, the expected term of the option, and the risk-free interest rate.

Reclassifications

Certain amounts in prior year financial statements are reclassified when necessary to conform to the current year presentation.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Computer software	$4,435	$3,000
Computers, lab and demo equipment	166,646	166,646
Furniture and fixtures	13,599	13,599
Leasehold improvements	45,434	45,434
	230,114	228,679
Less accumulated depreciation and amortization	221,424	211,300

	$8,690	$17,379

See independent auditors’ report.

F-70

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

4.	NOTES PAYABLE

(a)	Demand Notes Payable to Officers/Directors

The Company has outstanding demand notes payable (“Demand Notes”) with certain officers and directors of the Company and a former officer of the Company of $268,360 at December 31, 2015 and 2014, including borrowings of $72,000 and $369,500 during 2015 and 2014, respectively. The Demand Notes accrue interest at rates ranging from 3.93% to 12.00%. The holders of the Demand Notes may demand repayment at any time. During 2015 and 2014, the Company made repayments on these Demand Notes of $72,000 and $407,756, respectively.

Interest expense incurred on the Demand Notes totaled $20,962 and $26,205 for the years ended December 31, 2015 and 2014, respectively. Included in accrued expenses and other current liabilities is $70,424 and $40,432 of accrued interest payable on the Demand Notes at December 31, 2015 and 2014, respectively.

(b)	Promissory Note Payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of a secured promissory note (“Note”). The Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Note, which matured in March 2016, was extended and now matures in September 2016, may be prepaid at any time, and is secured by substantially all the assets of the Company.

In connection with the Note issuance, the Company issued a warrant to the lender for the purchase of 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share. In order to account for the note and the warrant, the Company allocated the proceeds between the note and the warrant on a relative fair value basis. As a result, the Company allocated $30,306 to the warrant with the remainder of the proceeds allocated to the note. The warrant was recorded as a debt discount and additional paid-in capital. The debt discount is being amortized to interest expense. In 2015, the warrant was cancelled and the remaining unamortized debt discount of $18,545 was recognized into interest expense. For the years ended December 31, 2015 and 2014, respectively, the Company recorded interest expense of $38,545 and $29,022 related to the Note, including non-cash interest expense related to the amortization of the debt discount. Included in accrued expenses at December 31, 2015 and 2014 is $11,726 and $12,592, respectively, of accrued interest payable on this note.

See independent auditors’ report.

F-71

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

NOTES PAYABLE (concluded)

(c)	Credit Facility Payable

In August 2015, the Company entered into a Loan and Security Agreement (“Agreement”) with Business Credit Direct Corp., an unrelated third party. Advances under the agreement are limited to 85% of eligible accounts receivable or $200,000 and bear interest at a per annum rate equal to the greater of (a) the Prime Rate as published in the Wall Street Journal plus 5.5% or (b) 8.5%. The December 31, 2015 rate was 8.5%. Advances under the agreement are supported by demand security promissory notes payable. The agreement also requires payment of a Monthly Collateral Management Fee equal to 1.375% of the average balance, as defined. The Loan Agreement expires in August 2016 and will automatically renew unless terminated by either party. All advances under the agreement are immediately due and payable upon termination. Amounts advanced under the agreement are collateralized by substantially all of the assets of the Company. The Company is subject to certain covenants as defined in the agreement. At December 31, 2015, the balance of this loan is $199,886. Included in accrued expenses at December 31, 2015 is $4,598 of accrued interest payable on the outstanding balance. Subsequent to year end the Company repaid this credit facility and cancelled the loan agreement (Note 13).

(d)	Loans Payable to Bionik Laboratories Corp.

In May 2015, the Company borrowed $150,000 from Bionik Laboratories Corp. (see Note 13). The loan bears interest at 6% per annum and interest is payable semi-annually. The loan matures upon the earlier of May 2016 or any consolidation, merger, combination, reorganization, acquisition, or other similar transaction as defined in the agreement. In the event a transaction is consummated with the lender, the loan will be credited towards any consideration paid.

In August 2015, the Company borrowed an additional $150,000 from Bionik Laboratories Corp. The terms of the loan are substantively equivalent to those of the May 2015 loan, except for the maturity date which is upon the earlier of July 2016 or any consolidation, merger, combination, reorganization, acquisition or other similar transaction as defined in the agreement.

The Company recorded interest expense of $9,099 in the year ended December 31, 2015 related to both of these loans (Note 13).

See independent auditors’ report.

F-72

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31:

	2015	2014

Accrued compensation	$279,995	$135,581
Accrued interest	86,748	53,024
Accrued other	163,759	165,304

	$530,502	$353,909

Deferred Officer Compensation

The Company’s Chairman of the Board was appointed Interim Chief Executive Officer from May 1, 2015 through August 31, 2015 in exchange for monthly deferred compensation of $16,667. Effective September 1, 2015 the Chairman resigned this position and the deferred compensation was reduced to $8,333.

The Company entered into a three year agreement with a consultant whereby the consultant is eligible for compensation, including stock options, additional cash payments in the event of a capital transaction, and severance payments in the event of termination, in exchange for executive consulting services. In accordance with the agreement, in July 2015 the consultant was hired as the Chief Executive Officer and compensated at a rate of $18,000 per month, of which $12,000 is deferred and $6,000 is paid each month.

At December 31, 2015 total deferred officer compensation was $172,500. Deferred officer compensation was repaid April 21, 2016. (Note 13).

6.	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company’s Articles of Incorporation, as amended, authorize 24,500,000 shares of common stock and 2,000,000 shares of Series A redeemable, convertible preferred stock.

Redeemable, Convertible Preferred Stock

During 2009 and prior, the Company issued a total of 1,517,683 shares of Series A at a purchase price of $1.95 per share (the “Original Purchase Price”). The Company incurred a total of $239,349 of offering expenses in connection with the Series A issuances which were netted against the proceeds. The resulting discount to redemption value is being accreted through the first redemption date, which, in November 2012, was extended to September 1, 2018. During each of the years ended December 31, 2015 and 2014, the Company accreted $12,260 related to this discount.

See independent auditors’ report.

F-73

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Redeemable, Convertible Preferred Stock (continued)

Significant terms of the Series A are as follows:

Voting Rights

The holders of each share of the Series A have the right to one vote for each share of common stock into which such Series A preferred stock could convert.

Dividends

The holders of the Series A shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends of 8% compounded annually. No dividends have been declared or paid by the Company as of December 31, 2015.

Redemption

The Company, anytime on or after September 1, 2018, at the written election of any such holder of the Series A, is obligated to redeem the Series A in three equal annual installments. The redemption price per share will be the Original Purchase Price per share, plus all accrued but unpaid dividends thereon. During the years ended December 31, 2015 and 2014, the Company accreted dividends on the Series A of $379,339 and $351,239, respectively. Cumulative dividends accreted through December 31, 2015 on the Series A amount to $2,161,564.

The Company considers the Series A contingently redeemable as a result of the conversion feature and has therefore classified the Series A as equity in the balance sheet.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A have preference in the amount of the Original Purchase Price, plus all accrued but unpaid dividends thereon subject to certain limitations. If insufficient assets and funds are available to permit payment to the Series A holders, then all available assets and funds shall be distributed to the Series A holders on a pro rata basis.

Any remaining assets of the Company after the distributions described above would be distributed to the holders of the common stock and preferred stock on an as-if converted basis, but not to exceed three times the Original Purchase Price.

See independent auditors’ report.

F-74

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCKHOLDERS’ EQUITY (DEFICIT) (concluded)

Redeemable, Convertible Preferred Stock (concluded)

Conversion Rights

Each share of Series A is convertible at any time at the option of the holder into one share of common stock, adjustable for certain dilutive and other events as defined in the Company’s Amended Articles of Organization. Each share is mandatorily convertible upon an initial public offering of at least $30,000,000 of gross proceeds or a public offering price per share equal to or exceeding $8.00 per share of common stock. Additionally, each share is mandatorily convertible upon a 75% vote by the Series A holders or when less than 25% of the original Series A remains outstanding.

Common Stock

During the years ended December 31, 2015 and 2014, the Company sold 100,000 and 650,000 shares, respectively, of common stock at a purchase price of $1.00 per share for gross proceeds of $100,000 and $650,000, respectively.

The holders of common stock are entitled to one vote for each share held with respect to all matters voted by the stockholders of the Company. (See Note 13).

7.	STOCK OPTION PLAN

The Company maintains a Stock Option Plan (the “Plan”). The Plan provides for the grant of nonqualified stock options to the Company’s employees, officers, directors and consultants to purchase up to 4,156,667 shares of its common stock. Generally, options under the Plan expire within ten years from the grant date. Vesting is at the discretion of the Board of Directors.

The following assumptions were used to estimate the fair value of stock options granted:

	2015	2014

Dividend yield	0.00%	0.00%
Risk-free interest rate	1.48% - 1.71%	1.71%
Expected term	4.5 - 5.5 years	5.3 years
Volatility	52%	52%

See independent auditors’ report.

F-75

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCK OPTION PLAN (continued)

Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in consideration of a number of factors including the volatility of comparable public companies. The expected term of a stock option is the estimated period the options are expected to be outstanding and is calculated based upon an average of the vesting period and the contractual term of the option. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant. The estimated forfeiture rate was zero for options granted in 2015 and 2014, based on historical forfeiture information and vesting terms.

A summary of option activity is as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Term
	Shares	Price	(Years)

Options outstanding at December 31, 2014	2,099,667	$0.94	8.5

Granted	2,097,000	0.27
Exercised	-	-
Cancelled/forfeited	(301,667)	1.00

Options outstanding at December 31, 2015	3,895,000	$0.57	8.6

Options exercisable at December 31, 2015	2,332,500	$0.79	8.0

The Company granted 1,175,000 options in 2014, which included 300,000 options issued to Directors of the Company in consideration of past services. The grant date fair value of these options of $143,000 offset the 2013 accrued board compensation liability and no gain or loss was recorded upon issuance in 2014. The remaining options granted in 2014 were to employees and had a grant date fair value of $387,660, and a weighted average fair value of $0.45 per share.

See independent auditors’ report.

F-76

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

STOCK OPTION PLAN (concluded)

In 2015, 2,097,000 options were granted. These options were issued to two consultants, one of whom became the Chief Executive Officer, and had an aggregate grant date fair value of $1,639,045 ($0.78 per share).  There is $1,214,145 of unrecognized stock compensation expense as of December 31, 2015. Subsequent to year end, all outstanding options on the transaction date were assumed by Bionik Laboratories Corp. and will be replaced with options to purchase 3,000,000 shares of Bionik Laboratories Corp.’s common stock at varying prices (see Note 13).

8.	Income taxes

There was no provision for income taxes in 2015 or 2014 due to the Company’s operating losses and a full valuation allowance on deferred tax assets.

Significant components of the Company’s deferred tax asset are as follows:

	2015	2014
Deferred tax assets:
Net operating losses	$2,370,000	$1,994,000
Research credits	116,000	116,000
Share-based compensation	230,000	228,000
Accrued expenses	164,000	72,000
Other	61,000	14,000
Gross deferred tax assets	2,941,000	2,424,000

Valuation allowance	(2,941,000)	(2,424,000)

Net deferred tax assets	$-	$-

The Company has provided a valuation allowance against deferred tax assets, since it has a history of losses. The Company increased the valuation allowance by $517,000 and $383,000 during the years ended December 31, 2015 and 2014, respectively. Management currently believes that it is more likely than not that the deferred tax assets relating to the loss carryforwards and other temporary differences will not be realized in the future. Deferred tax liabilities are immaterial to the financial statements.

The Company has net operating loss carryforwards to offset future federal and state taxable income of approximately $6,050,000 and $5,216,000, respectively, which expire in varying amounts beginning in 2028. Changes in ownership may limit the availability of such losses to reduce taxable income in a given year.

See independent auditors’ report.

F-77

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

9.	ROYALTY AGREEMENT

In April 2012, the Company entered into a Patent License Agreement with an unrelated third party (the “Licensee”). Under the terms of the perpetual license agreement, the Company will receive royalties from the Licensee based on a licensed product sold by the Licensee.  There was no royalty income in 2015 or 2014 under the terms of this agreement.

10.	LICENSING AGREEMENTS

The Company maintains a licensing agreement with the Massachusetts Institute of Technology (“MIT”) for exclusive rights to utilize certain of MIT’s patented technology. The patent expires in November 2024. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, as amended, royalties are payable to MIT based on 3% of certain domestic product sales and 1.5% of certain international product sales, as defined, and 50% of all sublicense income.

The Company recognized $10,886 and $8,658 of royalty expense under this agreement during the years ended December 31, 2015 and 2014, respectively, which is included in cost of revenue. At December 31, 2015 and 2014, the Company had accrued royalty and related amounts payable to MIT of $49,774 and $45,494, respectively. Two of the Company’s directors are employees of MIT.

The Company maintains a second licensing agreement with one of its directors and an unrelated third party for exclusive rights to utilize certain patented technology. The Company has exclusive rights to the patents and related applications, as defined, until expiration in May 2027. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, royalties are payable to the patent holders based on 1% of net sales, as defined, and 50% of all sublicense income. There have been no sales under this agreement through December 31, 2015.

11.	RETIREMENT PLAN

The Company maintains a savings and retirement plan which is intended to qualify under Section 401(k) of the Internal Revenue Code. The plan provides for voluntary contributions by participating employees, subject to certain limitations. The Company may match a portion of the employees’ voluntary contributions. The Company’s expense under the Plan amounted to $6,185 and $3,256 for the years ended December 31, 2015 and 2014, respectively.

See independent auditors’ report.

F-78

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Continued)

12.	COMMITMENTS AND CONTINGENCIES

Office Space Lease

The Company has a commercial lease for 9,300 square feet of space in Watertown, Massachusetts. The lease, as amended, expires in December 2016 and requires minimum monthly lease payments of $11,000 from January to December 2016.

Rent expense for the years ended December 31, 2015 and 2014, was $114,872 and $106,872, respectively.

Legal Proceedings

The Company is, from time to time, subject to legal proceedings and claims arising in the normal course of business. Management, in consultation with legal counsel, believes that final disposition of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 9, 2016, which is the date the financial statements were available to be issued. Other than the disclosure items noted below, there were no subsequent events that require adjustment to or disclosure in the financial statements.

Option Grants

Subsequent to year end, the Company granted an aggregate of 212,500 stock options to employees of the Company with an exercise price of $0.25 per share and subject to various vesting provisions.

Demand Notes Payable to Officers/Directors

Subsequent to year end, the Company borrowed an additional $67,000 from several officers/directors of the Company under terms similar to the existing demand notes payable. On April 21, 2016 these notes payable were repaid.

See independent auditors’ report.

F-79

Interactive Motion Technologies, Inc.

Notes to Financial Statements (Concluded)

SUBSEQUENT EVENTS (concluded)

Amendment to Articles of Incorporation

On February 5, 2016 the Company amended its Articles of Incorporation related to the distribution of remaining assets. The amendment states that after the distribution to the holders of the Series A preferred stock, including accrued but unpaid dividends, any remaining assets shall be distributed among the holders of the outstanding common stock on a pro rata basis.

Plan of Merger

On April 21, 2016 an Agreement and Plan of Merger became effective with Bionik Laboratories Corp. (“Bionik). All of the common shares of the Company were purchased through a transaction where Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of Bionik (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Bionik.

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik will issue (or reserve for issuance) an aggregate of 23,650,000 shares of its Common Stock in exchange for all shares of the Company’s Common Stock and Preferred Stock outstanding immediately prior to the effective time (other than shares (i) held in treasury or (ii) held by persons who properly exercise appraisal rights under Massachusetts law).

Bionik will also assume each of the 3,895,000 options to acquire the Company Common Stock granted under its equity incentive plan or otherwise issued by the Company. These options will represent the right to purchase an aggregate of 3,000,000 shares of Bionik Common Stock, of which 1,000,000 will have an exercise price of $0.25, 1,000,000 will have an exercise price of $0.95 and 1,000,000 will have an exercise price of $1.05.

During review and due diligence of the Company prior to the execution of the Merger Agreement, Bionik loaned an aggregate of $300,000 to the Company (Note 4(d)), which loans were secured by certain of the Company’s assets. On March 7, 2016, Bionik loaned an additional $68,750 to the Company to fund certain of its expenses in contemplation of the closing of the Merger. The loans mature upon the earlier to occur of (a) the termination date of the Merger Agreement and (b) the effective date of the Merger. Interest and security are consistent with the terms of the previous loans as disclosed in Note 4. After closing of the transaction these loans will become inter-company payables.

Bionik also advanced the Company $80,000 for closing costs and funded $900,000 to pay outstanding liabilities immediately following the April 21, 2016 close of this transaction.

See independent auditors’ report.

F-80

Interactive Motion Technologies, Inc.

Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

F-81

F-82

Interactive Motion Technologies, Inc.

Condensed Interim Balance Sheets

As at March 31, 2016 and December 31, 2015

(Amounts expressed in US Dollars)`

	2016	2015
	$	$
Assets
Current
Cash and cash equivalents	9,786	17,672
Accounts receivable, net (Note 2)	27,177	430,935
Inventories (Note 2)	169,325	138,156
Prepaid expenses and other current assets	22,615	32,522
Total Current Assets	228,903	619,285
Property and Equipment, net (Note 3)	6,281	8,690
Other Assets	4,284	3,864
Total Assets	239,468	631,839

Liabilities and Shareholders’ Equity (Deficiency)
Current
Accounts payable (Note 9)	606,620	604,451
Accrued liabilities (Notes 4 and 5)	634,719	530,502
Customer deposits	86,487	188,187
Demand notes payable (Note 4a)	345,359	268,360
Promissory notes payable (Note 4b)	200,000	200,000
Credit facility payable (Note 4c)	21,495	199,886
Loans payable (Note 4d)	368,750	300,000
Short term advances (Note 4e)	105,124	-
Total Liabilities	2,368,554	2,291,386
Shareholders’ Deficiency
Series A redeemable, convertible Preferred Stock, par value $0.001; Authorized – 2,000,000; Issued and outstanding – 1,517,683 (preference in liquidation of $5,121,045 at December 31, 2015) (Note 6)	5,192,838	5,087,352
Common Shares, par value $0.001; Authorized - 24,500,000, Issued and outstanding – 15,648,068 at March 31, 2016 and 2015 (Note 6)	15,648	15,648
Additional paid-in capital	1,913,318	1,874,393
Deficit	(9,250,890)	(8,636,940)
Total Shareholders’ Deficiency	(2,129,086)	(1,659,547)
Total Liabilities and Shareholders’ Equity (Deficiency)	239,468	631,839

Commitments and Contingencies (Note 11)

Subsequent events (Note 12)

The accompanying notes are an integral part of these condensed interim financial statements

F-83

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Operations and Comprehensive Loss

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
	$	$

Revenue	119,341	205,399
Cost of Revenue (Note 9)	131,640	179,317
Gross Profit	(12,299)	26,082

Operating expenses
Research and development	66,569	95,049
Sales and marketing	63,908	48,081
General and administration (Note 3)	450,394	239,970
Total operating expenses	580,871	383,100

Other expenses
Interest expense (Note 4)	19,832	10,812
State taxes	948	2,369
Total other expenses	20,780	13,181

Net loss and comprehensive loss for the period	(613,950)	(370,199)

The accompanying notes are an integral part of these condensed interim financial statements

F-84

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Changes in Shareholders’ Equity (Deficiency)

(Amounts expressed in US Dollars)

	Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid In
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
		$		$	$	$	$
Balance, December 31, 2014	1,517,683	4,695,753	15,428,068	15,428	1,741,312	(7,486,159)	(1,033,666)
Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	12,260	-	-	(12,260)	-	-
Accretion of Series A redeemable preferred stock dividends (Note 6)	-	379,339	-	-	(379,339)	-	-
Fair value of options granted	-	-	-	-	13,358	-	13,358
Share-based compensation expense (Note 7)	-	-	-	-	411,542	-	411,542
Sale of common stock (Note 6)	-	-	100,000	100	99,900	-	100,000
Exercise of stock options	-	-	120,000	120	(120)	-	-
Net loss	-	-	-	-	-	(1,150,781)	(1,150,781)
Balance, December 31, 2015	1,517,683	5,087,352	15,648,068	15,648	1,874,393	(8,636,940)	(1,659,547)
Accretion of Series A redeemable preferred stock issuance costs (Note 6)	-	3,065	-	-	(3,065)	-	-
Accretion of Series A redeemable preferred stock dividends (Note 6)	-	102,421	-	-	(102,421)	-	-
Fair value of options issued (Note 7)	-	-	-	-	144,411	-	144,411
Net loss	-	-	-	-	-	(613,950)	(613,950)
Balance, March 31, 2016	1,517,683	5,192,838	15,648,068	15,648	1,913,318	(9,250,890)	(2,129,086)

The accompanying notes are an integral part of these condensed interim financial statements

F-85

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Cash Flows

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
	$	$
Operating activities
Net loss for the period	(613,950)	(370,199)
Adjustment for items not affecting cash
Depreciation of property and equipment	2,409	2,625
Fair value of options issued	144,411	11,934
	(467,130)	(355,640)
Changes in non-cash working capital items
Accounts receivable	403,758	(126,850)
Inventories	(31,169)	(29,100)
Prepaid expenses and other assets	9,487	(4,138)
Accounts payable	107,296	109,554
Accrued liabilities	104,217	(7,282)
Customer deposits	(101,700)	385,212
Net cash provided by (used in) operating activities	24,759	(28,244)
Financing activities
Proceeds from issuance of shares	-	100,000
Proceeds from loan to Bionik Laboratories Corp.	68,750	-
Repayment of credit facility payable	(178,395)	-
Proceeds from demand notes payable to officers / directors	77,000	-
Net cash (used in) provided by financing activities	(32,645)	100,000
Net increase in cash and cash equivalents for the year/period	(7,886)	71,756
Cash and cash equivalents, beginning of period	17,672	2,054
Cash and cash equivalents, end of period	9,786	73,810

The accompanying notes are an integral part of these condensed interim financial statements

F-86

Interactive Motion Technologies, Inc.

Condensed Interim Statements of Cash Flows

Three months ended March 31, 2016 and 2015

(Amounts expressed in U.S. Dollars)

	2016	2015
Supplemental disclosure of cash flow information and non-cash transactions:

Cash paid for interest	$-	$-

Accretion of dividends on Series A redeemable preferred stock	$102,421	$94,836

Accretion of Series A redeemable preferred stock issuance costs	$3,065	$3,065

Fair value of options granted for settlement of liabilities	$13,877	$11,934

F-87

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

1.	NATURE OF OPERATIONS

Interactive Motion Technologies, Inc. (“IMT” or the “Company”) was incorporated on March 24, 1998 under the laws of the Commonwealth of Massachusetts.

IMT is a medical device company focused on the design, development, manufacturing and marketing of novel robotics and interactive programming utilized by professionals in the healthcare industry to assist patients in the recovery of stroke and other neurological illnesses. IMT utilizes medical robotics technology exclusively licensed from third parties (see Note 9).

These unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern, and assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

Unaudited Condensed Interim Financial Statements

These unaudited condensed interim financial statements have been prepared on the same basis as the annual audited financial statements and should be read in conjunction with those annual audited financial statements for the year ended December 31, 2015. In the opinion of management, these unaudited condensed interim financial statements reflect adjustments necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results for such periods are not necessarily indicative of the results expected for the full year or for any future period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Foreign Currency Translation

The Company’s functional and reporting currency is United States Dollars. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic – 830, “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses on settlement of foreign currency denominated transactions or balances are included in the condensed interim statements of operations and comprehensive loss.

F-88

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company carries its accounts receivable at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is management’s best estimate of probable losses incurred. The Company establishes an allowance for doubtful accounts by assessing its past collection history as well as general economic and credit conditions. The allowance for doubtful accounts as of March 31, 2016 is $Nil (December 31, 2015: $38,600).

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out cost basis. Work in process and finished goods consist of materials, labor and allocated overhead. Inventory consists of the following at March 31, 2016 and December 31, 2015:

	2016	2015

Raw materials, net	$169,325	$101,723
Work in process	-	36,433
Finished goods	-	-
	$169,325	$138,156

At March 31, 2016 and December 31, 2015, the Company had a reserve of $69,059 against raw materials inventory as a result of changes in product technology.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amount to $49,378 and $39,328, respectively, at March 31, 2016 and December 31, 2015. As at March 31, 2016 and December 31, 2015, $99,936 and $88,416, respectively, have been included in accrued liabilities related to deferred warranty revenue on extended warranties sold. The Company sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period.

The Company recognized $10,050 and $1,905 of expense in cost of revenue related to the change in warranty reserves and warranty costs incurred during the three-month period ended March 31, 2016 and 2015, respectively.

F-89

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, and accrued liabilities approximate fair value based on the short-term nature of these instruments. The carrying value of demand notes payable, promissory notes payable, credit facilities payable and loans payable approximates its fair value based upon existing terms and current market conditions.

Recently Issued Accounting Pronouncements

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified in our balance sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing on January 1, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the financial position or the results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transactions are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASU 2016-09 will have on the financial position and the results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provision of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the financial position and results of operations.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, a new standard on revenue recognition. The new standard will supersede existing revenue recognition guidance and apply to all entities that enter into contracts to provide goods or services to customers. The guidance also addresses the measurement and recognition of gains and losses on the sale of certain non-financial assets, such as real estate, property and equipment. The new standard will become effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The Company is still assessing the impact that the adoption of ASU 2014-09 will have on the financial position and results of operations.

F-90

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reclassifications

Certain amounts in prior year financial statements are reclassified when necessary to conform to the current year presentation.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2016 and December 31, 2015:

	2016	2015

Computer software	$4,435	$4,435
Computers, lab and demo equipment	166,646	166,646
Furniture and fixtures	13,599	13,599
Leasehold improvements	45,434	45,434
	230,114	230,114
Less accumulated depreciation and amortization	223,833	221,424

	$6,281	$8,690

Depreciation expense during the three month period ended March 31, 2016, was $2,409 (March 31, 2015 - $2,625) and included in general and administration expense.

4.	NOTES PAYABLE

(a)	Demand Notes Payable

The Company has outstanding demand notes payable (“Demand Notes”) with certain officers and directors of the Company and a former officer of the Company of $345,359 and $268,360 at March 31, 2016 and December 31, 2015, including borrowings of $77,000 and $72,000 during the three months ended March 31, 2016 and year ended December 31, 2015, respectively. The Demand Notes accrue interest at rates ranging from 3.93% to 12.00%. The holders of the Demand Notes may demand repayment at any time. During the three months ended March 31, 2016 and year ended December 31, 2015, the Company made repayments on these Demand Notes of $nil and $72,000.

Interest expense incurred on the Demand Notes totaled $6,248 and $5,022 for the three months ended March 31, 2016 and 2015, respectively. Included in accrued liabilities is $67,304 and $70,424 of accrued interest payable on the Demand Notes at March 31, 2016 and December 31, 2015, respectively.

On April 21, 2016, these demand notes payable were repaid.

F-91

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

4.	NOTES PAYABLE (continued)

(b)	Promissory Note Payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of a secured promissory note (“Note”). The Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Note, which matured in March 2016, was extended and now matures in September 2016, may be prepaid at any time, and is secured by substantially all the assets of the Company.

In connection with the Note issuance, the Company issued warrants to the lender for the purchase of 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share. In order to account for the note and the warrant, the Company allocated the proceeds between the note and the warrant on a relative fair value basis. As a result, the Company allocated $30,306 to the warrant with the remainder of the proceeds allocated to the note. The warrant was recorded as a debt discount and additional paid-in capital. The debt discount is being amortized to interest expense. In September 2015, the warrant was cancelled and the remaining unamortized debt discount of $18,545 was recognized into interest expense. For the three months ended March 31, 2016 and 2015, respectively, the Company recorded interest expense of $4,986 and $4,931 related to the Note, including non-cash interest expense related to the amortization of the debt discount. Included in accrued expenses at March 31, 2016 and December 31, 2015 is $16,712 and $11,726, respectively, of accrued interest payable on this note.

(c)	Credit Facility Payable

In August 2015, the Company entered into a Loan and Security Agreement (“Agreement”) with Business Credit Direct Corp., an unrelated third party. Advances under the agreement are limited to 85% of eligible accounts receivable or $200,000 and bear interest at a per annum rate equal to the greater of (a) the Prime Rate as published in the Wall Street Journal plus 5.5% or (b) 8.5%. Advances under the agreement are supported by demand security promissory notes payable. The Agreement also requires payment of a Monthly Collateral Management Fee equal to 1.375% of the average balance, as defined. The Loan Agreement expires in August 2016 and will automatically renew unless terminated by either party. All advances under the agreement are immediately due and payable upon termination. Amounts advanced under the agreement are collateralized by substantially all of the assets of the Company. The Company is subject to certain covenants as defined in the agreement. At March 31, 2016, the balance of this loan is $21,495 (December 31, 2015: $199,886). Included in accrued liabilities at March 31, 2016 is $3,531 (December 31, 2015: $4,598) of accrued interest payable on the outstanding balance. At April 21, 2016 the Company repaid this credit facility and cancelled the loan agreement.

F-92

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

NOTES PAYABLE (continued)

(d)	Loans Payable

In May 2015, the Company borrowed $150,000 from Bionik Laboratories Corp. The loan bears interest at 6% per annum and interest is payable semi-annually. The loan matures upon the earlier of May 2016 or any consolidation, merger, combination, reorganization, acquisition, or other similar transaction as defined in the agreement. In the event a transaction is consummated with the lender, the loan will be credited towards any consideration paid.

In August 2015 and March 2016, the Company borrowed an additional $150,000 and $68,750, respectively, from Bionik Laboratories Corp. The terms of the loans are substantively equivalent to those of the May 2015 loan, except for the maturity date which is upon the earlier of July 2016 or any consolidation, merger, combination, reorganization, acquisition or other similar transaction as defined in the agreement.

The Company recorded interest expense of $4,488 for the three months ended March 31, 2016 related to both of these loans. Included in accrued liabilities at March 31, 2016 is $13,858 of accrued interest on the outstanding balance.

(e)	Short term advances

During the three months ended March 31, 2016, the Company received $105,124 from Bionik Laboratories Corp. in short term advances for costs related to the Merger (Note 12).

5.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at March 31, 2016 and December 31, 2015:

	2016	2015
Accrued compensation	$347,376	$279,995
Accrued interest	101,405	86,748
Deferred revenue	99,936	88,416
Accrued warranty reserve	49,378	39,328
Accrued other	36,624	36,015

	$634,719	$530,502

F-93

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (continued)

Deferred Officer Compensation

The Company’s Chairman of the Board was appointed Interim Chief Executive Officer from May 1, 2015 through August 31, 2015 in exchange for monthly deferred compensation of $16,667. Effective September 1, 2015 the Chairman resigned this position and the deferred compensation was reduced to $8,333.

The Company entered into a three year agreement with a consultant whereby the consultant is eligible for compensation, including stock options, additional cash payments in the event of a capital transaction, and severance payments in the event of termination, in exchange for executive consulting services. In accordance with the agreement, in July 2015 the consultant was hired as the Chief Executive Officer and compensated at a rate of $18,000 per month, of which $12,000 is deferred and $6,000 is paid each month.

At March 31, 2016 total deferred officer compensation included in accrued liabilities was $233,499 (December 31, 2015: $172,500). Deferred officer compensation was paid April 21, 2016.

6.	STOCKHOLDERS’ DEFICIENCY

The Company’s Articles of Incorporation, as amended, authorize 24,500,000 shares of common stock and 2,000,000 shares of Series A redeemable, convertible preferred stock.

Redeemable, Convertible Preferred Stock

During 2009 and prior, the Company issued a total of 1,517,683 shares of Series A at a purchase price of $1.95 per share (the “Original Purchase Price”). The Company incurred a total of $239,349 of offering expenses in connection with the Series A issuances which were netted against the proceeds. The resulting discount to redemption value is being accreted through the first redemption date, which, in November 2012, was extended to September 1, 2018. During each of the three months ended March 31, 2016 and year ended December 31, 2015, the Company accreted $3,065 and $12,260 related to this discount.

Significant terms of the Series A are as follows:

Voting Rights

The holders of each share of the Series A have the right to one vote for each share of common stock into which such Series A preferred stock could convert.

F-94

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCKHOLDERS’ DEFICIENCY (continued)

Redeemable, Convertible Preferred Stock (continued)

Dividends

The holders of the Series A shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends of 8% compounded annually. No dividends have been declared or paid by the Company as of March 31, 2016.

Redemption

The Company, anytime on or after September 1, 2018, at the written election of any such holder of the Series A, is obligated to redeem the Series A in three equal annual installments. The redemption price per share will be the Original Purchase Price per share, plus all accrued but unpaid dividends thereon. During the three months ended March 31, 2016 and the year ended December 31, 2015, the Company accreted dividends on the Series A of $102,421 and $379,339, respectively. Cumulative dividends accreted through March 31, 2016 on the Series A amount to $2,263,985.

The Company considers the Series A contingently redeemable as a result of the conversion feature and has therefore classified the Series A as equity in the condensed interim balance sheet.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A have preference in the amount of the Original Purchase Price, plus all accrued but unpaid dividends thereon subject to certain limitations. If insufficient assets and funds are available to permit payment to the Series A holders, then all available assets and funds shall be distributed to the Series A holders on a pro rata basis.

Any remaining assets of the Company after the distributions described above would be distributed to the holders of the common stock and preferred stock on an as-if converted basis, but not to exceed three times the Original Purchase Price.

F-95

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCKHOLDERS’ DEFICIENCY (continued)

Redeemable, Convertible Preferred Stock (continued)

Conversion Rights

Each share of Series A is convertible at any time at the option of the holder into one share of common stock, adjustable for certain dilutive and other events as defined in the Company’s Amended Articles of Organization. Each share is mandatorily convertible upon an initial public offering of at least $30,000,000 of gross proceeds or a public offering price per share equal to or exceeding $8.00 per share of common stock. Additionally, each share is mandatorily convertible upon a 75% vote by the Series A holders or when less than 25% of the original Series A remains outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held with respect to all matters voted by the stockholders of the Company.

During the year ended December 31, 2015, the Company issued 120,000 shares on exercise of 120,000 options for nominal gross proceeds.

7.	STOCK OPTION PLAN

The Company maintains a Stock Option Plan (the “Plan”). The Plan provides for the grant of  stock options to the Company’s employees, officers, directors and consultants to purchase up to 4,156,667 shares of its common stock. Generally, options under the Plan expire within ten years from the grant date. Vesting is at the discretion of the Board of Directors.

The following assumptions were used to estimate the fair value of stock options granted:

	2016	2015
Dividend yield	0.00%	0.00%
Risk-free interest rate	1.48%	1.48% - 1.71%
Expected term	10	4.5 - 5.5 years
Volatility	52%	52%

F-96

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

STOCK OPTION PLAN (continued)

Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in consideration of a number of factors including the volatility of comparable public companies. The expected term of a stock option is the estimated period the options are expected to be outstanding and is calculated based upon an average of the vesting period and the contractual term of the option. The assumed dividend yield is based upon the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant. The estimated forfeiture rate was zero for options granted in 2016 and 2015, based on historical forfeiture information and vesting terms.

A summary of option activity is as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Life
	Shares	Price	(Years)
Options outstanding at December 31, 2015	3,775,000	$0.57	8.6
Granted	212,500	0.25
Exercised	-	-
Cancelled/forfeited /adjustments	(90,000)	-

Options outstanding at March 31, 2016	3,897,500	$0.57	8.4

Options exercisable at March 31, 2016	2,307,917	$0.78	8.2

In 2016, 212,500 options were granted with a grant date fair value of $179,138. In 2015, 2,097,000 options were granted. These options were issued to two consultants, one of whom became the Chief Executive Officer, and had an aggregate grant date fair value of $1,639,045 ($0.78 per share).  For the three month period ended March 31, 2016, the Company recorded $144,411 (March 31, 2015 - $11,934) in share-based compensation related to the vesting of stock options. There is $1,268,747 of unrecognized stock compensation expense as of March 31, 2016. Subsequent to period end, all outstanding options on the transaction date were assumed by Bionik Laboratories Corp. and will be replaced with options to purchase 3,000,000 shares of Bionik Laboratories Corp.’s common stock at varying prices (see Note 12).

F-97

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

8.	ROYALTY AGREEMENT

In April 2012, the Company entered into a Patent License Agreement with an unrelated third party (the “Licensee”). Under the terms of the perpetual license agreement, the Company will receive royalties from the Licensee based on a licensed product sold by the Licensee.  There was no royalty income in 2016 or 2015 under the terms of this agreement.

9.	LICENSING AGREEMENTS

The Company maintains a licensing agreement with the Massachusetts Institute of Technology (“MIT”) for exclusive rights to utilize certain of MIT’s patented technology. The patent expires in November 2024. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, as amended, royalties are payable to MIT based on 3% of certain domestic product sales and 1.5% of certain international product sales, as defined, and 50% of all sublicense income.

The Company recognized $2,535 and $nil of royalty expense under this agreement during the three months ended March 31, 2016 and 2015, respectively, which is included in cost of revenue. At March 31, 2016 and December 31, 2015, the Company had accrued royalty and related amounts payable to MIT of $47,308 and $49,774, respectively included in accounts payable. Two of the Company’s directors are employees of MIT.

The Company maintains a second licensing agreement with one of its directors and an unrelated third party for exclusive rights to utilize certain patented technology. The Company has exclusive rights to the patents and related applications, as defined, until expiration in May 2027. The agreement provides the Company with the option to sublicense the rights under the agreement. Under the terms of the agreement, royalties are payable to the patent holders based on 1% of net sales, as defined, and 50% of all sublicense income. There have been no sales under this agreement through March 31, 2016.

F-98

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

10.	RETIREMENT PLAN

The Company maintains a savings and retirement plan (the “Plan”) which is intended to qualify under Section 401(k) of the Internal Revenue Code. The plan provides for voluntary contributions by participating employees, subject to certain limitations. The Company may match a portion of the employees’ voluntary contributions. The Company’s expense under the Plan amounted to $350 and $nil for the three months ended March 31, 2016 and 2015, respectively.

11.	COMMITMENTS AND CONTINGENCIES

Office Space Lease

The Company has a commercial lease for 9,300 square feet of space in Watertown, Massachusetts. The lease, as amended, expires in December 2016 and requires minimum monthly lease payments of $11,000 from January to December 2016.

Rent expense for the three months ended March 31, 2016 and 2015, was $33,000 and $26,718, respectively and included in general and administration expense on the condensed interim statement of operations and comprehensive loss.

Legal Proceedings

The Company is, from time to time, subject to legal proceedings and claims arising in the normal course of business. Management, in consultation with legal counsel, believes that final disposition of any such matters will not have a material adverse effect on the Company’s financial position or results of operations.

F-99

Interactive Motion Technologies, Inc.

Notes to Condensed Interim Financial Statements

Three months ended March 31, 2016 and 2015

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 6, 2016, which is the date the condensed interim financial statements were available to be issued. Other than the disclosure items noted below, there were no subsequent events that require adjustment to or disclosure in the condensed interim financial statements.

Plan of Merger

On April 21, 2016 an Agreement and Plan of Merger became effective with Bionik Laboratories Corp. (“Bionik). All of the common shares of the Company were purchased through a transaction where Bionik Mergerco Inc., a Massachusetts corporation and a wholly owned subsidiary of Bionik (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Bionik.

Subject to the indemnification and escrow arrangements described in the Merger Agreement, Bionik will issue (or reserve for issuance) an aggregate of 23,650,000 shares of its Common Stock in exchange for all shares of the Company’s Common Stock and Preferred Stock outstanding immediately prior to the effective time.

Bionik will also assume each of the 3,897,500 options to acquire the Company Common Stock granted under its equity incentive plan or otherwise issued by the Company. These options will represent the right to purchase an aggregate of 3,000,000 shares of Bionik Common Stock, of which 1,000,000 will have an exercise price of $0.25, 1,000,000 will have an exercise price of $0.95 and 1,000,000 will have an exercise price of $1.05.

F-100

Through and including                        , 2017 (the 90th day after the date of this prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

32,816,500 Shares

BIONIK LABORATORIES CORP.

PROSPECTUS

The Date of This Prospectus is           , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Bionik Laboratories Corp. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$7,245.23
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$15,000.00
Miscellaneous	$3,754.77
Total	$30,000.00

Item 14. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law.

II-1

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) during the last three years.

Bionik Canada

In March 2013, Bionik Canada issued through a private placement, 516,666 common shares at a price of $0.60 (0.60 CAD) per share for aggregate gross proceeds of $308,183.

In June 2013, Bionik Canada issued through a private placement, 166,667 common shares at a price of $0.58 ($0.60 CAD) per share for aggregate gross proceeds of $96,320.

In April, 2014, Bionik Canada completed a private placement issuing 3,182,978 common shares at a price of $0.82 ($0.90 CAD) per share for gross proceeds of $2,616,062 ($2,864,680 CAD). A former director of Bionik Canada assisted in securing a significant portion of this financing. As a result Bionik Canada issued 247,778 common shares as a finder’s fee to this director.

In May 2014, Bionik Canada issued 105,555 common shares to a director of Bionik Canada in exchange for the settlement of $87,638 ($95,000 CAD) of unsecured debt.

In May 2014, Bionik Canada issued 33,333 common shares to a third party in exchange for the settlement of $27,585 ($30,000 CAD) of unsecured debt.

In June, 2014, Bionik Canada issued 182,860 common shares on conversion of an outstanding convertible secured promissory note. The note plus accrued interest totaled $124,523 ($131,659 CAD) and was converted at a 20% discount to the $0.68 ($0.90 CAD) April 2014 private placement.

In June 2014, Bionik Canada issued 416,667 common shares for the exercise of stock options. Bionik Canada received cash of $228,875 ($250,000 CAD). The value of the options, $106,185, was transferred from contributed surplus to share capital on exercise.

None of the above issuances were offered or sold in the U.S.

Bionik Laboratories Corp.

On February 26, 2015, the Registrant sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of Common Stock at an initial exercise price of $1.40 per share (the “Warrant Shares”).

II-2

On March 27, 2015, the Registrant sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other Offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $828,900.

On March 31, 2015, the Registrant sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $620,310.

On April 21, 2015, the Registrant sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $2,153,040.

On May 27, 2015, the Registrant sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $987,400.

On June 30, 2015, the Registrant sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of approximately $1,416,300.

The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Between October 20, 2015 and January 20, 2016, the Registrant issued an aggregate of 137,471 shares of Common Stock to consultants of the Company for services rendered or to be rendered. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

In connection with the Offering, the Registrant issued warrants to Highline Research Advisors LLC, an affiliate of Merriman Securities, as placement agent, or its sub-agents or affiliates of its sub-agents, to purchase an aggregate of 1,640,825 shares of the Registrant’s common stock, at an exercise price per share of $0.80 through February 26, 2019.

In 2015, the Registrant issued to a lender, warrants to purchase 349,522 Exchangeable Shares at an exercise price of $0.23 per share through March 21, 2017.

On April 21, 2016, the Registrant closed on the acquisition of Interactive Motion Technologies, Inc. (“IMT”), and paid as consideration an aggregate of 23,650,000 shares of Common Stock. Of such shares, 12,339,843 were issued on July 1, 2016. and 11,310,157 were issued on August 17, 2016.

In February 2016, the Registrant issued an aggregate of 45,508 shares of Common Stock to warrant holders upon the cashless exercise of such warrants.

In June 2016, the Registrant issued an aggregate of 70,000 shares of Common Stock to consultants of the Company for services rendered and an aggregate of 51,249 shares of Common Stock to warrant holders upon the cashless exercise of such warrants.

II-3

The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D and, in the case of the IMT acquisition, no more than 35 non-accredited investors.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein

Exhibit Number	Description of Exhibits

2.1	Plan of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
2.2	Agreement and Plan of Merger, dated as of March 1, 2016, by and among Bionik Laboratories Corp., Bionik Mergerco Inc. and Interactive Motion Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 7, 2016)
2.3	Waiver and Amendment Agreement, dated as of March 14, 2016, by and among Bionik Laboratories Corp., Hermano Igo Krebs, Bionik Mergerco Inc. and Interactive Motion Technologies, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 18, 2016)
3.1	Articles of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.2	Certificate of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.3	Certificate of Incorporation, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.4	Delaware By-laws, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.5	Amended and Restated Certificate of Incorporation dated February 10, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
3.6	Amended and Restated By-Laws (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.2	Schedule A to Articles of Amendment of Bionik Laboratories Inc., relating to the Exchangeable Shares of Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.3	Form of Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.4	Form of Warrant to Pope and Company Limited (incorporated by reference to the Company’s Quarterly Report on Form 10-Q/A for the Fiscal Quarter Ended September 30, 2015)
5.1*	Opinion of Ruskin Moscou Faltischek, P.C.
10.1	Investment Agreement, dated February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.2	Voting and Exchange Trust Agreement, made as of February 26, 2015, among Bionik Laboratories Corp., Bionik Laboratories, Inc. and Computershare Trust Company of Canada dated February 26, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.3	Support Agreement, made as of February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.4	Registration Rights Agreement, made as of February 26, 2015, by and between Bionik Laboratories Inc. and each of the several shareholders signatory thereto (incorporated by reference to the Company’s 8-K filing on March 4, 2015)

II-4

10.5	Novation Agreement, dated as of February 26, 2015, between Bionik Laboratories Corp. and Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.6	Spin-Off Agreement, dated as of February 26, 2015, by and among Bionik Laboratories Corp., and Brian E. Ray and Jon Lundgreen (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.7	Assignment and Assumption Agreement, dated as of February 26, 2015, by and between Bionik Laboratories Corp. and Tungsten 74 LLC (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.8	Form of Subscription Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.9	Peter Bloch Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.10	Michal Prywata Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.11	Thiago Caires Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.12	Leslie Markow’s Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.13	Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filing on October 6, 2014)
10.14	License Agreement with The Massachusetts Institute of Technology, as amended (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.15	Exclusive Patent Application and Patent License Agreement between Interactive Motion Technologies, Inc., and Hermano Igo Krebs and Caitlyn Joyce Bosecker (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.16	Escrow Agreement dated April 21, 2016, by and among the Registrant, Hermano Igo Krebs as Stockholders Representative, and Ruskin Moscou Faltischek, PC, as escrow agent (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.17	Registration Rights Agreement dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.18	Employment Agreement with Hermano Igo Krebs dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.19	Employment Agreement with Jules Fried dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.20	Minutes of Settlement (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.21	Employment Agreement with Timothy McCarthy (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2016)
14.1	Code of Business Conduct and Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)
21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
23.1	Consent of MNP, LLP
23.2	Consent of Ruskin Moscou Faltischek, P.C. (contained in the Opinion of Ruskin Moscou Faltischek, P.C. under Exhibit 5.1)
23.3	Consent of Wolf & Company, P.C.
24.1*	Power of Attorney (included on signature page)
99.1	Pro forma unaudited combined financial statements (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed with this Registration Statement

II-5

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on December 13, 2016.

Bionik Laboratories Corp.

By:	/s/ Peter Bloch
Peter Bloch
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Bloch	Chairman and Chief Executive Officer	December 13, 2016
Peter Bloch	(Principal Executive Officer)

/s/ Leslie N. Markow	Chief Financial Officer	December 13, 2016
Leslie Markow	(Principal Financial and Accounting Officer)

/s/ Michal Prywata	Chief Operating Officer	December 13, 2016
Michal Prywata	and Director

Director
Robert Hariri

Director
Marc Mathieu

*	Chief Scientific Officer	December 13, 2016
Hermano Igo Krebs	and Director

*	Leslie Markow, pursuant to Powers of Attorney (executed by the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing her name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons referenced above.

/s/ Leslie N. Markow
Leslie N. Markow